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                                                     REGISTRATION NO. 333-130206

    As filed with the Securities and Exchange Commission on December 20, 2005
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                                ABLE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        22-3520840
              --------                                        ----------
    State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization                        Identification No.)


                               198 GREEN POND ROAD
                           ROCKAWAY, NEW JERSEY 07866
                                 (973) 625-1012
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                              CHRISTOPHER P. WESTAD
                               198 GREEN POND ROAD
                           ROCKAWAY, NEW JERSEY 07866
                                 (973) 625-1012
                                    PRESIDENT
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

      Gregory D. Frost, Esq.                       Adam D. Eilenberg, Esq.
  Ferber Frost Chan & Essner, LLP                   Eilenberg & Krause LLP
         530 Fifth Avenue                      11 East 44th Street, 17th Floor
     New York, New York 10036                      New York, New York 10017


Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                                   PROSPECTUS

                                ABLE ENERGY, INC.


                        1,569,970 SHARES OF COMMON STOCK

        Certain of our security holders may offer, from time to time, up to 1,569,970 shares of our common stock that may be acquired by the selling security holders in the future, including 500,004 shares that may be acquired upon conversion of convertible debentures, 39,965 shares that may be acquired in lieu of cash payments of interest on the debentures and 1,030,001 shares that may be acquired upon exercise of warrants. Because the terms of the debentures and the warrants allow for adjustments in the numbers of shares issuable upon their conversion or exercise, we do not know the actual number of shares that will be acquired and offered by the selling security holders. The number of shares covered by this prospectus includes a good faith estimate of the number of shares that will be acquired by the selling security holders upon the conversion of the debentures and the exercise of the warrants, and is based on the requirement set forth in a registration rights agreement between us and the holders of the debentures and the warrants that we register 130% of the shares we currently calculate as being issuable upon conversion or exercise. Therefore, the number of shares covered by this prospectus may differ from the actual number of shares ultimately acquired and offered by the selling security holders, in which case we may file an amendment or supplement to this prospectus.

        Able Energy, Inc. itself is not offering any shares.

        The selling security holders may, from time to time, sell shares:

        o through the NASDAQ SmallCap Market, in the over-the-counter market, in privately-negotiated transactions or otherwise;

        o directly to purchasers or through agents, brokers, dealers or underwriters; and

        o at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        Our common stock is traded and quoted on the Nasdaq SmallCap Market under the symbol "ABLE". The closing price of the common stock on the Nasdaq SmallCap Market on December 2, 2005 was $8.19.

        See "Risk Factors" beginning on page 7 to read about certain factors investors should consider before buying our securities.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is December 20, 2005


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                                TABLE OF CONTENTS


Available Information......................................................... 2
Special Note Regarding Forward-Looking Information............................ 3
Recent Developments........................................................... 4
Risk Factors.................................................................. 7
Use of Proceeds...............................................................11
Our Business..................................................................11
Description of Securities.....................................................20
Selling Security Holders......................................................49
Plan of Distribution..........................................................50
Commission's Policy on Indemnification for Securities Act Liabilities.........52
Legal Matters.................................................................52
Experts.......................................................................52


        No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, as supplemented or amended from time to time by Able Energy, and, if given or made, such information or representations must not be relied upon as having been authorized by Able Energy. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Able Energy since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

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                              AVAILABLE INFORMATION

        Able Energy is subject to the informational requirements of the Exchange Act and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site at HTTP://WWW.SEC.GOV that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

        Able Energy has filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to Able Energy and the securities offered, reference is made to the registration statement. Statements contained in this prospectus or in any document incorporated by reference regarding the contents of any agreement or other document are not necessarily complete and are qualified in their entirety by reference to that agreement or document. The registration statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.

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               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        Certain statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange Act. For this purpose, any statements contained in this prospectus and any prospectus supplement, or incorporated by reference, that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words "believes," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Able Energy to differ materially from those indicated by forward-looking statements. These factors include those set forth in this prospectus under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

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                               RECENT DEVELOPMENTS


PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES AND WARRANTS

        On July 12, 2005, we consummated a financing with the selling security holders listed in the "Selling Security Holders" section below in the amount of $2.5 million. Such selling security holders acquired debentures evidenced by a Variable Rate Convertible Debenture (the "Convertible Debentures"). The Convertible Debentures shall be repaid within two years from the date of issuance, subject to the occurrence of an event of default, with interest payable at the rate per annum equal to LIBOR for the applicable interest period, plus 4% payable on a quarterly basis. The Debentures may be converted at the option of the selling security holders into shares of our common stock at a conversion price of $6.50 per share. In addition, the selling security holders received five (5) year warrants to purchase 192,308 of common stock at an exercise price of $7.15 per share. We have an optional redemption right (which right shall be mandatory upon the occurrence of an event of default) to repurchase all of the Convertible Debentures for 125% of the face amount of the Convertible Debentures plus all accrued and outstanding interest and expenses, as well as a right to repurchase all of the Convertible Debentures in the event of the consummation of a new financing in which we sell securities at a purchase price that is below the $6.50 conversion price.

        The Convertible Debentures and warrants contain restrictions on their conversion or exercise in certain circumstances. A holder will not be permitted to convert a Convertible Debenture or exercise a warrant if such conversion or exercise would result in such holder beneficially owning more than 4.99% of the number of shares of our common stock outstanding immediately after the conversion or exercise. Also, unless the separate approval of our shareholders has previously been obtained, we may not issue upon conversion of a Convertible Debenture or exercise of a warrant a number of shares of common stock which, when aggregated with all shares issued upon prior conversions of Convertible Debentures and exercises of warrants, would exceed 19.99% of the number of shares of our common stock outstanding immediately preceding the date on which the Convertible Debentures and warrants were originally issued.

        The Convertible Debentures and warrants contain anti-dilution provisions that would reduce the conversion price of the Convertible Debentures and the exercise price of the warrants in certain circumstances. These anti-dilution provisions would be triggered in the event that we sell, grant an option to purchase, or otherwise dispose of or issue, shares of our common stock at an effective price lower than the conversion price, in the case of the Convertible Debentures, or the exercise price, in the case of the warrants. When these anti-dilution provisions are triggered, it increases the number of shares of common stock issuable upon conversion of the Convertible Debentures and exercise of the warrants. For example, if we were to sell 100,000 shares of our common stock at $4.10 per share (50% of the closing price of $8.19 on Nasdaq on December 2, 2005) or at $6.14 (75% of the closing price of $8.19 on Nasdaq on December 2, 2005), both of which are lower price than the current conversion price of the Convertible Debentures and exercise price of the warrants, the number of shares of common stock issuable upon conversion of the outstanding Convertible Debentures would increase from 384,615 shares to 609,756 shares, in the case of a sale at $4.10, and 407,166 shares, in the case of a sale at $6.14, and the number of shares issuable upon exercise of the outstanding warrants would increase from 192,308 shares to 355,366 shares, in the case of a sale at $4.10, and 223,578 shares, in the case of a sale at $6.14.

                              Anti-Dilution Effect
            (Based on Closing Price of $8.19 as of December 2, 2005)


                                Shares Issuable based      Shares Issuable based
                                On Issuance at 50% of      On Issuance at 75% of
               No Dilution      Closing Price              Closing Price
               -----------------------------------------------------------------

Debentures     384,618          609,756                    407,166

Warrants       192,308          355,366                    223,578

        The conversion price of the Convertible Debentures and the exercise price of the warrants would also be adjusted to account for any stock dividends, splits, or pro rata distributions to holders of our common stock.

        The selling security holders originally had an additional investment right under certain conditions to purchase units consisting of convertible debentures in the aggregate amount of up to $15,000,000 (the "Additional Debentures") and common stock purchase warrants equal to 50% of the face amount of such Additional Debentures (the "Additional Warrants"). The rights of our company and the selling security holders relating to the Additional Debentures and Additional Warrants were eliminated as of November 16, 2005, and the original purchase agreement was amended to issue the selling security holders a series of warrants (the "New Warrants") at an exercise price of

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$7.50. In the aggregate, the New Warrants permit the selling security holders to acquire up to 5.25 million shares of our common stock upon proper exercise.

        Notwithstanding any of the foregoing, until the required shareholder approvals are obtained, the selling security holders have agreed not to convert any convertible debentures or exercise any warrants which in the aggregate would exceed 19.999% of the number of shares of the Company's common stock on the trading day prior to the date of the original purchase agreement.

LOAN TO ALL AMERICAN

        On July 27, 2005, we made a loan in the amount of $1,730,000 to All American Plazas, Inc. ("All American"), and All American executed and delivered a Promissory Note for the full amount of the loan in favor of our company. Under the terms of the Promissory Note, the outstanding principal of the loan bears interest at the rate of 3.5% per annum. All payments of principal and accrued interest were payable ninety days after the date of the Promissory Note. The Promissory Note is secured by a lien on 1,000,000 shares of our common stock owned by All American, on which 1,000,000 shares there exists a prior lien held by Timothy Harrington, our former Chief Executive Officer. As of the date of this prospectus, the loan has not been repaid.

        All American currently owns approximately 40% of our outstanding shares. Our CEO, Chairman and General Counsel, Gregory D. Frost, formerly served as a director and the General Counsel of All American until his resignation on March 31, 2005, and our Vice President Business Development, Frank Nocito, is Vice President of All American. In addition, one of our directors, Stephen Chalk, performs certain paid consulting services in the area of real estate development for All American.

AUDIT COMMITTEE INVESTIGATION AND INFORMAL SEC INQUIRY

        On July 28, 2005, our Audit Committee retained independent counsel to assist in its investigation of information recently forwarded to the Audit Committee regarding trading of our securities. On August 10, 2005, we were informed by a letter from the Securities and Exchange Commission that it is conducting an informal inquiry regarding our Audit Committee investigation. We will cooperate fully with and assist the SEC in this informal inquiry.

GSN LETTER OF INTENT

        On August 15, 2005, we announced that we have entered into an assignment agreement with TruckStops Direct (TSD) wherein TSD has assigned to us all of its rights in an executed letter of intent with GSN Interstate Truck Stop Network Inc. (GSN). TSD, an affiliate of All American, has entered into this agreement on our behalf. This letter of intent provides that the purchaser would obtain the right to acquire the stock of GSN in exchange for $2 million dollars in cash and stock. GSN, located in Janesville, Wisconsin, consists of 160 locations that would complement our business. It should be noted that TSD operates a similar business to that of GSN with 150 independent truck plazas. We would convert under this joint venture arrangement most, if not all, independent truck plaza locations into additional distribution outlets for our home heating oil business utilizing our PriceEnergy software platform. Closing on this acquisition is expected to occur in early 2006.

PHS GROUP LETTER OF INTENT

        On September 8, 2005, we signed a letter of intent with respect to the purchase by us of all of the issued and outstanding shares of PHS Group, Inc., Somerset Oil Inc., Somerset Refinery, Inc., South Kentucky Purchasing, Inc., and Somerset Environmental Services, Inc. (the "Sellers"). PHS Group, Inc., currently owns all the issued and outstanding stock of the other Sellers. The Sellers are located in Somerset, Kentucky where their primary business is the operation of Somerset Refinery, Inc., which has a processing capability of 5500 barrels of oil per day. The refinery primarily produces gasoline at octanes of 87, 89, 91, diesel fuel and heavy fuel oils for homes and industry furnaces. In addition, presently, Somerset Refinery, Inc., supplies product to 13 Somerset Oil Stations in 11 counties in the state of Kentucky, 16 other stations using their equipment and tanks as well as 17 other privately owned gas stations. The aggregate purchase price would be approximately $19.5 million, including an assumption by us of approximately $10.5 million in outstanding debt of the Sellers. The letter of intent provides for a 30-day due diligence period from the date of its signing, during which period the Sellers agreed not to directly or indirectly solicit and/or accept other offers for the sale of their stock or assets or to place any lien on their stock or assets outside the normal course of business. The letter of intent provides for a reasonable time after the conclusion of the 30-day due diligence period for the parties to execute a definitive purchase and sale agreement, with the closing of the transaction to occur thirty days after execution of such definitive agreement.

                                  RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH INVESTMENTS IN THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

LIMITED OPERATING HISTORY; MANAGEMENT OF GROWTH; SUBSTANTIAL LONG-TERM DEBT.

The Company was incorporated in March 1997 to act as a holding company for its operating subsidiaries. Able Oil, the Company's major operating subsidiary, has been in business since 1989 and currently accounts for approximately 80% of the Company's total revenue. The Company's remaining subsidiaries have limited operating histories upon which evaluation of their prospects can be made. There can be no assurance that the subsidiaries, other than Able Oil, will generate substantial revenues or attain profitable operations. The Company plans to continue to pursue an aggressive growth strategy through its operating subsidiaries, and anticipates significant change in its business activities and operations. The Company's growth has required, and will continue to require, increased investment in management personnel, financial and management systems and controls and facilities. The Company's past expansion has placed, and any future expansion would place, significant demands on the Company's administrative, operational, financial and other resources. The Company intends to continue to expand its business and operations, including entry into new markets, that will place additional strain on the Company's management and operations. The Company's future operating results will depend, in part, on its ability to continue to broaden the Company's senior management group and administrative infrastructure, and its ability to attract, hire and retain skilled employees. The Company's success will also depend on the ability of its officers and key employees to continue to implement and improve the Company's operational and financial control systems and to expand, train and manage its employee base. In addition, the Company's future operating results will depend on its ability to expand its sales and marketing capabilities and expand its customer support operations commensurate with its growth, should such growth occur. If the Company's revenues do not increase in proportion to its operating expenses, the Company's management systems do not expand to meet increasing demands, the Company fails to attract, assimilate and retain qualified personnel, or the Company's management otherwise fails to manage the Company's expansion effectively, there would be a material adverse effect on the Company's business, financial condition and operating results. As of September 30, 2005, the Company had long term liabilities of $4,340,068(1). The Company's ability to satisfy such obligations will depend on the Company's future operating performance, which will be affected by, among other things, prevailing economic conditions and financial, business and other factors, many of which are beyond the Company's control. There can be no assurance that the Company will be able to service its indebtedness. If the Company is unable to service its indebtedness, it will be forced to examine alternative strategies that may include actions such as reducing or delaying capital expenditures, restructuring or refinancing its indebtedness, or the sale of assets or seeking additional equity and/or debt financing. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

SEASONAL FACTORS.

        To date substantially all of the Company's revenues and income have been derived from the home heating oil business. The Company's home heating oil business is seasonal, as a substantial portion of its business is conducted during the fall and winter months. Weather patterns during the winter months can have a material adverse impact on its revenues. Although temperature levels for the heating season have been relatively stable over time, variations can occur from time to time, and warmer than normal winter weather will adversely effect the results of the Company's fuel oil operations.

-------
(1) As of September 30, 2005 the Company's total long term liabilities consisted of Convertible Debentures $278,533, Deferred Income $79,679; Deferred Income Taxes $107,852, and Long Term Debt $3,874,004.

FUEL PRICING: EFFECT ON PROFITABILITY.

        Gasoline, heating oil and diesel fuel are commodities and, as such, their wholesale prices are subject to changes in supply or other market conditions over which the Company has no control. While, in the past, the Company has been able to pass on any increases in commodities prices to its customers, there can be no assurance that the Company may be able to fully pass on future increases in the wholesale prices of these commodities to its customers and still be competitive. Additionally, approximately 7% of the Company's total sales are made to customers pursuant to an agreement which pre-establishes the maximum sales price of fuel oil over a twelve-month period. Such prices are renegotiated in April of each year and the Company has historically purchased fuel oil for these customers in advance and at a fixed cost. Should the Company be unable to make such advance purchases of fuel oil, any future increase in wholesale fuel oil prices could have an adverse affect on the Company. Because the Company sells fuel to its customers at fixed amounts over its wholesale cost, the Company's gross profit as a percentage of gross revenue may not fluctuate as a result of changes in the wholesale prices of these goods. The Company does not engage in derivatives or futures trading to hedge fuel price movements.

GROWTH DEPENDENT UPON UNSPECIFIED ACQUISITIONS.

        The Company's growth strategy includes the acquisition of existing fuel distributors. There can be no assurance that the Company will be able to identify new acquisition candidates or, even if a candidate is identified, that the Company will have access to the capital necessary to consummate such acquisitions. Furthermore, the acquisition of additional companies involves a number of additional risks. These risks include the diversion of management's attention from the operations of the Company, possible difficulties with the assimilation of personnel and operations of acquired companies, the amortization of acquired intangible assets, and the potential loss of key employees of acquired companies. The future success of the Company's business will depend upon the Company's ability to manage its growth through acquisitions.

GOVERNMENT REGULATION.

        Federal, state and local laws, particularly laws relating to the protection of the environment and worker safety, can materially affect the Company's operations. The transportation of fuel oil, diesel fuel, propane and gasoline is subject to regulation by various federal, state and local agencies, including the U.S. Department of Transportation ("DOT"). These regulatory authorities have broad powers and the Company is subject to regulatory and legislative changes that can effect the economies of the industry by requiring changes in operating practices or influencing demand for, and the cost of providing, its services. Additionally, the Company is subject to random DOT inspections. Any material violation of DOT rules or the Hazardous Materials Transportation Act may result in citations and/or fines upon the Company. In addition, the Company depends on the supply of petroleum products from the oil and gas industry and, therefore, is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The Company cannot determine the extent to which future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations.

POTENTIAL ENVIRONMENTAL LIABILITY.

        The Company's operations are subject to all of the operating hazards and risks that are normally incidental to handling, storing, transporting and delivering fuel oils, gasoline, diesel and propane, which are classified as hazardous materials. The Company faces potential liability for, among other things, fuel spills, gas leaks and negligence in performing environmental clean-ups for its customers. Specifically, the Company maintains fuel storage facilities on sites owned or leased by the Company, and could incur significant liability to third parties or governmental entities for damages, clean-up costs and/or penalties in the event of certain discharges into the environment. Such liability can be extreme and could have a material adverse effect on the Company's financial condition or results of operations. Although the Company believes that it is in compliance with existing laws and regulations, there can be no assurance that substantial costs for compliance will not be incurred in the future. Any substantial violations of these rules and regulations could have an adverse affect upon the Company's operations. Moreover, it is possible that other developments, such as more stringent environmental laws, regulations and enforcement policies thereunder, could result in additional, presently unquantifiable, costs or liabilities to the Company.

NO ASSURANCE OF ADEQUATE INSURANCE PROTECTION.

        The Company maintains insurance policies in such amounts and with coverage and deductibles as the Company' management believes are reasonable and prudent. There can be no assurance, however, that such insurance will be adequate to protect the Company from liabilities and expenses that may arise from claims for personal and property damage arising in the ordinary course of business or that such levels of insurance will be maintained by the Company or will be available at economic prices.

FRANCHISING.

        The Company intends to expand franchise arrangements to expand its operations and revenue base. The Company's future growth may be dependent upon new franchisees and the manner in which they operate and develop their Able Energy locations to promote and develop the Company's concept and its reputation for quality and value. In addition, because the Company believes that a potential franchisee's total estimated investment relating to an Able Energy location is generally low, the Company may be more likely to attract franchisees with limited franchise experience and limited financial resources. As a result of its franchising activity, the Company is be subject to Federal Trade Commission ("FTC") regulation and various state laws that govern the offer, sale and termination of, and refusal to renew, franchises. Several state laws also regulate substantive aspects of the franchisor-franchisee relationship. The FTC requires the Company to furnish prospective franchisees a franchise offering circular containing prescribed information. A number of states in which the Company might consider franchising also regulate the sale of franchises and require registration of the franchise offering circular with state authorities. Substantive state laws that regulate the franchisor-franchisee relationship presently exist in many states, and bills have been introduced in Congress from time to time which would provide for federal regulation of the franchisor-franchisee relationship in certain respects. The state laws often limit, among other things, the duration and scope of non-competition provisions and the ability of a franchisor to terminate or refuse to renew a franchise.

TRADEMARKS AND SERVICE MARKS.

        The Company believes that its trademarks and service marks have significant value and are important to the marketing of its products and services, especially if the Company is successful in implementing its franchise program. There can be no assurance, however, that the Company's proprietary marks do not or will not violate the proprietary rights of others, that the Company's marks would be upheld if challenged or that the Company would not be prevented from using its marks, any of which could have an adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks and service marks against infringement.

COMPETITION FROM ALTERNATE ENERGY SOURCES.

        The Company is engaged primarily in the retail home heating business and competes for customers with suppliers of alternate energy products, principally natural gas and electricity. Every year, a small percentage of the Company's oil customers convert to other home heating sources, primarily natural gas. In addition, the Company may lose additional customers due to conversions during periods in which the cost of its services exceeds the cost of alternative energy sources.

COMPETITION FOR NEW CUSTOMERS.

        The Company's business is highly competitive. In addition to competition from alternative energy sources, the Company competes with distributors offering a broad range of services and prices, from full service distributors similar to the Company, to those offering delivery only. Competition with other companies in the retail home heating industry is based primarily on customer service and price. Longstanding customer relationships are typical in the industry. Many companies, including the Company, deliver fuel to their customers based upon weather conditions and historical consumption patterns without the customers making an affirmative purchase decision each time fuel is needed. In addition, most companies, including the Company, provide equipment repair service on a 24 hour a day basis, which tends to build customer loyalty. The Company competes against companies that may have greater financial resources than the Company. As a result, the Company may experience difficulty in acquiring new retail customers due to existing relationships between potential customers and other retail home heating distributors.

ABSENCE OF WRITTEN AGREEMENTS.

        Approximately 50% of the Company's customers do not have written agreements with the Company and can terminate services at any time, for any reason. Although the Company has never experienced a significant loss of its customers, if the Company were to experience a high rate of terminations, the Company's business and financial condition could be adversely affected.

RISKS ASSOCIATED WITH EXPANSION INTO NEW MARKETS.

        A significant element of the Company's future growth strategy involves the expansion of the Company's business into new geographic and product markets. Expansion of the Company's operations depend, among other things, the success of the Company's marketing strategy in new markets, successfully establishing and operating new locations, hiring and retaining qualified management and other personnel, and obtaining adequate financing for vehicle and site purchases and working capital purposes.

DEPENDENCE ON KEY PERSONNEL.

        The Company's future success will depend, to a significant extent, on the efforts of key management personnel, including Gregory D. Frost, the Company's Chief Executive Officer, Chairman and General Counsel, Christopher P. Westad, the Company's President, and Steven M. Vella, the Company's Chief Financial Officer. The loss of one or more of these key employees could have a material adverse effect on the Company's business. In addition, the Company believes that its future success will depend, in large part, upon its continued ability to attract and retain highly qualified management, technical and sales personnel. There can be no assurance that the Company will be able to attract and retain the qualified personnel necessary for its business.

                                 USE OF PROCEEDS

        The shares covered by this prospectus are being offered by holders of our securities. We will not receive any proceeds from the sale of those shares.

        Some of the shares covered by this prospectus may be acquired upon the exercise of warrants held by the selling security holders. If all of those warrants were to be exercised, we would receive the aggregate exercise price of approximately $5,875,000. We will use any proceeds received upon exercise of the warrants for general corporate purposes.


                                  OUR BUSINESS

GENERAL

        Able Energy was incorporated on March 13, 1997 in the state of Delaware. Its current subsidiaries are Able Oil Inc., Able Energy New York, Inc., Able Energy Terminal LLC, PriceEnergy Franchising LLC, Able Melbourne, Inc. and PriceEnergy.com, Inc. Able Oil Inc., the Company's major operating subsidiary, has been in business since 1989. In March of 2004, the Company sold all of the assets of Able Propane Co to Liberty Propane of Overland Park, Kansas.

OVERVIEW

        The Company is engaged in the retail distribution of, and the provision of services relating to, home heating oil, diesel fuel and, in New York State, propane gas. In addition to selling liquid energy products, the Company offers complete HVAC (heating, ventilation and air conditioning) installation and repair and also markets other petroleum products to commercial customers, including on-road and off-road diesel fuel, gasoline, and lubricants.

        In fiscal year 2005, sales of home heating oil accounted for approximately 55% of the Company's revenues. The remaining 45% of revenues were from sales of gasoline, diesel fuel, kerosene, propane, home heating equipment services, and related sales. In fiscal year 2004, those percentages were 56% and 44%, respectively, and in fiscal 2003, they were 57% and 43%, respectively. The Company now serves approximately 32,000 home heating oil customers from four locations, which are located in Rockaway, New Jersey, Easton, Pennsylvania, Warrensburg, New York, and Melbourne, Florida. The Company also has three franchise locations, two of which are located in Pennsylvania and one in Norwalk, Connecticut.

        The Company also provides installation and repair of heating equipment as a service to its customers. The Company considers service and installation services to be an integral part of its business. Accordingly, the Company regularly provides service incentives to obtain and retain customers. The Company provides home heating equipment repair service on a 24 hours a day, seven days-a-week basis, generally within four hours of request. The Company does provide service to non-customers from time to time as an incentive to gain new heating oil customers.

        The Company believes that it obtains new customers and maintains existing customers by offering full service home energy products at discount prices, providing quick response refueling and repair operations, providing automatic deliveries to customers by monitoring historical use and weather patterns, and by providing customers a variety of payment options. The Company also regularly provides service incentives to obtain and retain customers. The Company aggressively promotes its service through a variety of direct marketing media, including mail and telemarketing campaigns, by providing discounts to customers who refer new customers to the Company, and through an array of advertising, including television advertisements and billboards, which aim to increase brand name recognition. The Company believes that this focused marketing strategy has been key to its success.

        The Company intends to expand its operations by acquiring select operators in the Company's present markets as well as other markets, capturing market share from competitors through increased advertising and other means, diversifying its products, diversifying its customer base, and replicating its marketing and service formula in new geographic areas either directly or through franchise arrangements. The Company may also enter into marketing alliances with other entities in product areas different than the Company's current product mix.

RETAIL FUEL OIL

        The Company's retail fuel oil distribution business is conducted through its subsidiaries Able Oil, Able Energy New York, Inc., and Able Melbourne as well as PriceEnergy Franchising LLC and over the Internet via its PriceEnergy.com subsidiary. The Company serves both residential and commercial fuel oil accounts. The Company sells premium quality home heating oil to its residential customers offering delivery seven days a week. In addition to selling home heating oil, the Company sells both "On-Road" and "Off Road" diesel fuels, gasoline, and kerosene to its commercial customers. The Company also provides oil burner service that is available 24 hours a day for the maintenance, repair, and installation of oil burners. These services are performed on an as needed basis. Customers are not required to enter into service contracts to utilize the Company's service department, however the Company does offer such service contracts if desired.

        Approximately 50% of the Company's customers receive their home heating oil pursuant to an automatic delivery system without the customer having to make an affirmative purchase decision. A computer, based on each customer's historical consumption patterns and prevailing weather conditions, schedules these deliveries. Customers can also order deliveries of home heating oil through the Company's website located at www.ableenergy.com, or the website of the Company's subsidiary PriceEnergy at www.priceenergy.com. The Company delivers home heating oil approximately six times each year to the average customer. The Company bills customers promptly upon delivery or receives payment upon delivery. The Company's customers can pay for fuel deliveries with cash, check or credit card.

        In addition, approximately 9% of the Company's total sales are made to customers pursuant to an agreement that pre-establishes the maximum annual sales price of fuel oil and is paid by customers over a ten-month period in equal monthly installments. Such prices are renegotiated in April of each year and the Company has historically purchased fuel oil for these customers in advance and at a fixed cost.

        The Company delivers with its own fleet of 27 custom fuel oil trucks and 3 propane trucks (in New York State) and 5 owner-operator fuel oil delivery trucks. The Company's fuel trucks have fuel capacities ranging from 3,000 to 8,000 gallons. Each vehicle is assigned to a specific delivery route, and services between 4 and 40 customer locations per day depending on market density and customers' fuel requirements. The Company also operates 21 Company owned service vans and 1 owner-operated service van, which are equipped with state of the art diagnostic equipment necessary to repair and/or install heating equipment. The number of customers each van serves primarily depends upon the number of service calls received on any given day.

ABLE OIL

        Able Oil was established in 1989 and is the Company's largest subsidiary, accounting for approximately 80% of the Company's total revenues in fiscal 2005. In 2004 and 2003, Able Oil contributed 79% and 78% of the Company's total revenues, respectively. Able Oil is headquartered in Rockaway, New Jersey, and serves just over 29,000 heating oil customer accounts throughout northern New Jersey, primarily in Morris, Sussex, Warren, Passaic and Essex counties, from its distribution locations in Rockaway, New Jersey, and in Pennsylvania primarily in Northampton and Lehigh counties, from its distribution locations in Easton, Pennsylvania. Of these accounts, approximately 94% are residential customers and 6% are commercial customers.

        Generally, 21 of the Company's 27 fuel oil trucks are reserved for use by Able Oil, of which 18 trucks operate from the Rockaway facility and 3 trucks operate from the Easton, Pennsylvania, facility. In addition, Able Oil utilizes the services of 5 owner-operated trucks. Each owner operator is under contract; they are responsible for the entire vehicle operating expenses including insurance coverage. All of the trucks have the Company's logo on them.

        Able Oil's 18 fuel oil delivery trucks, which operate from the Rockaway facility, and the 5 owner-operator trucks, acquire fuel inventory at the Company's facility in Rockaway, New Jersey. Dispatch of fuel oil trucks is conducted at the Rockaway facility. Billing is conducted from Able Energy's corporate headquarters in Rockaway.

        The Rockaway and Newton (which is currently out of service) facilities have the capacity to store 1.5 million gallons and 200,000 gallons of fuel, respectively. During seasons where demand for heating oil is higher, or when wholesale oil prices are favorable, a slightly larger inventory is kept on hand. However, management generally believes that short inventory life and high inventory turnover enable the Company to rapidly respond to changes in market prices. Thus, management employs a "just in time" inventory system and rarely stores fuel to capacity levels. Additional fuel oil purchases are made daily on the spot market and paid via electronic funds transfers. Able Oil carts its fuel purchases from wholesale purchase sites to the Rockaway and Newton facilities with two tractor-trailer tankers owned by the Company, and by two owner-operated tractor-trailer tankers that are used on an as needed basis. These two owner-operated tankers are under contract and bear the "Able" logo or name.

        Able Oil's oil burner service operates out of the Rockaway facility. Able Oil dispatches a total of 22 service vans, 1 of which is subcontracted from an owner-operator.

ABLE MELBOURNE

        Able Melbourne was established in July 1996, and is located in Cape Canaveral Florida. In fiscal years 2005, 2004, and 2003 revenues from Able Melbourne accounted for approximately 4% of the Company's total revenues. Able Melbourne is engaged primarily in the sale of diesel fuel for commercial fleet fueling and other on-road vehicles, and dyed diesel fuel, which is used for off-road vehicles and purposes, including commercial and recreational fishing vessels, heating oil, and generator fuel. Additionally, a small portion of Able Melbourne's revenues is generated from the sale of home heating oil, lubricants and lubricant products. Able Melbourne serves approximately 400 customer accounts in Brevard County, Florida, primarily in the Cape Canaveral Area.

        Able Melbourne delivers fuel with two fuel delivery trucks, which are capable of storing 8,000 gallons of fuel in aggregate. Because Able Melbourne's peak season is at the opposite time of the year than the rest of the Company's, during this season, Able Melbourne uses one of Able Oil's trucks to meet its demand. Currently, Able Melbourne does not have facilities to store fuel oil beyond what is held on its trucks, and thus, purchases fuel inventory from local refineries. However, since Able Melbourne is located only three miles from port storage facilities, the lack of inventory capacity is not material to the Company's operations or revenue.

RETAIL PROPANE DISTRIBUTION

        The Company is engaged in the retail distribution of propane gas and propane equipment, and provides services related thereto through its subsidiary Able Energy New York, Inc. ("Able Energy NY").

        Propane can be used for virtually all household and business utility applications. Although burned as a gas, propane is transported as a liquid and stored in tanks that vaporize the liquid for use. Able Energy NY provides its propane customers with such tanks at no charge, and by doing so, remains such customer's exclusive supplier of propane. Able Energy NY employs a delivery system similar to the Company's retail oil distribution business, whereby customers receive propane deliveries pursuant to an automatic delivery system without the customer having to make an affirmative purchase decision. A computer, based on each customer's historical consumption patterns and prevailing weather conditions, schedules these deliveries.

        Able Energy NY conducts its propane operations from its storage facility in Warrensburg, New York, which has 60,000 gallons of propane storage capacity. The delivery trucks have the capacity to deliver 3,000 gallons of propane, and can service approximately 30 customers per day. Able Energy NY purchases wholesale propane on the spot market at local facilities.

PRICEENERGY

        PriceEnergy started business in October 2000 and is a majority-owned subsidiary of Able Energy, Inc. PriceEnergy was developed in order to bring about efficient transactions in the liquid fuels market by streamlining the ordering and delivery process utilizing Internet technology. PriceEnergy has developed a business technology platform that enables the company to sell and deliver liquid fuels and related energy products. This has been possible by utilizing a branded distribution channel of dealers and Able Energy's own delivery network. By leveraging its proprietary web technology and wireless dispatch platform, PriceEnergy intends to achieve cost leadership and create a competitive advantage in the industry.

        PriceEnergy currently has a network of approximately 80 dealers in 9 states in the Northeast from Maine to Virginia. Products and services are ordered over the Internet and forwarded to the local dealer to schedule delivery. PriceEnergy receives payment and retains at least a four-cent per gallon override on all oil ordered through the system.

        Now that the proper dealer network is in place, the company expects that about 15 million gallons will be ordered through its system in the coming fiscal year.

ACQUISITION OF ALL AMERICAN PLAZAS, INC.

        All American Plazas, Inc. ("All American"), currently owns approximately 40% of our outstanding shares. Our CEO, Chairman and General Counsel, Gregory D. Frost, formerly served as a director and the General Counsel of All American until his resignation on March 31, 2005, and our Vice President Business Development, Frank Nocito, is Vice President of All American. In addition, one of our directors, Stephen Chalk, performs certain paid consulting services in the area of real estate development for All American.

        In June 2005, we entered into a Stock Purchase Agreement ("Purchase Agreement") with all of the shareholders (the "Sellers") of All American in connection with our acquisition of All American. The transaction is expected to be consummated in early 2006, upon receipt of the required approval by our stockholders, as discussed herein.

        All American, which is headquartered in Myerstown, Pennsylvania, is in the business of owning, operating and developing truck stops. Its operations include, but are not limited to, the ancillary merchandising of rights, products, and other goods and services. All American operates 11 multi-service truck stops in the United States that sell diesel fuel and related services to approximately 5,000 trucking accounts and other independent consumers. Its operations are located at primary interchanges servicing major truck routes in the northeast region of the United States, and its facilities, known as "All American Plazas", offer a broad range of products, services, and amenities, including diesel fuel, gasoline, home-style restaurants, truck preventive maintenance centers, and retail merchandise stores that market primarily to professional truck drivers and other highway motorists.

        A complete description of All American's business and full financial statements will be included in the proxy statement for the contemplated stockholders' meeting with respect to the acquisition.

        For a more complete discussion of the All American Plaza acquisition please refer to the section of this prospectus entitled "Certain Relationships and Related Transactions."

RECENT ALL AMERICAN FINANCING

        All American recently consummated a financing that, if the acquisition of All American is consummated, will impact the Company. The recently completed refinancing by All American allowed All American to pay off approximately $3,000,000 in existing debt and provided All American with approximately $2,000,000 in working capital.

        The description of the terms of All American's refinancing can be found in the section of this prospectus entitled "Certain Relationships and Related Transactions."

EFFECT OF CHANGE IN GENERAL ECONOMY

        The Company's business is relatively unaffected by business cycles. Because fuel oil, propane and gasoline are such basic necessities, variations in the amount purchased as a result of general economic conditions are limited.

CUSTOMER STABILITY

        The Company has a relatively stable customer base due to the tendency of homeowners to remain with their traditional distributors. In addition, a majority of the homebuyers tend to remain with the previous owner's distributor. As a result, the Company's customer base each year includes most customers retained from the prior year, or homebuyers who have purchased from such customers. Like many other companies in the industry, the Company delivers fuel oil and propane to each of its customers an average of approximately six times during the year, depending upon weather conditions and historical consumption patterns. Most of the Company's customers receive their deliveries pursuant to an automatic delivery system, without the customer having to make an affirmative purchase decision each time home heating oil or propane is needed. In addition, the Company provides home heating equipment repair service on a seven-days-a-week basis. No single customer accounts for 10% or more of the Company's consolidated revenues.

CONVERSION TO NATURAL GAS

        The rate of conversion from the use of home heating oil to natural gas is primarily affected by the relative prices of the two products, and the cost of replacing oil fired heating systems with one that uses natural gas. The Company believes that approximately 1% of its customer base annually converts from home heating oil to natural gas. Even when natural gas had a significant price advantage over home heating oil, such as in 1980 and 1981 when there were government controls on natural gas prices or during the Persian Gulf Crisis in 1990 and 1991, the Company's customers converted to natural gas at only a 2% annual rate.

OIL PRICE VOLATILITY

        Although prices of energy sources have been volatile, historically, this has not affected the performance of the Company because it has been able to pass substantially all wholesale cost increases along to its customers. While fluctuations in wholesale prices have not significantly affected demand to date, it is possible that significant wholesale price increases could have the effect of encouraging conservation of energy resources. If demand was reduced and the Company was unable to increase its gross profit margin or reduce its operating expenses, the effect of such decrease in demand would be a reduction of net income.

SEASONALITY

        The Company's business is directly related to the heating needs of its customers. Accordingly, the weather can have a material effect on the Company's sales in any particular year. Generally, however, the temperatures in the past thirty years have been relatively stable, and as a result, have not had a significant impact on the Company's performance, except on a short-term basis. In the years 1997 and 2001, "El Nino" caused two of the warmest winters on record, which impacted home heating oil sales during the 1997-1998 and 2001-2002 winter seasons. The winter of 2004-2005 recorded temperatures for the season, which were normal for New Jersey.

        Approximately 65% of the Company's revenues are earned and received from October through March, and the overwhelming majority of such revenues are derived from the sale of home heating oil. During the spring and summer months, revenues from the sale of diesel and gasoline fuels increase due to the increased use of automobiles and construction apparatus.

        Each of the Company's divisions is seasonal. From May through September, Able Oil experiences considerable reduction of retail heating oil sales.

        Able Energy NY's propane operation can experience up to 80% decrease in heating related propane sales during the months of April to September, which is offset somewhat by an increase of pool heating and cooking fuel.

        Over 90% of Able Melbourne's revenues are derived from the sale of diesel fuel for construction vehicles, and commercial and recreational sea-going vessels during Florida's fishing season, which begins in April and ends in November. Only a small percentage of Able Melbourne's revenues are derived from the sale of home heating fuel. Most of these sales occur from December through March, Florida's cooler months.

WHOLESALE SUPPLIERS

        The Company has three supply contracts for the purchase of Number 2 Heating Oil, representing 10% of the Company's annual heating fuel purchases. The Company purchases its remaining fuel supplies on the spot market.

        The Company satisfies its inventory requirements with seven different suppliers, the majority of which have significant domestic fuel sources, and many of which have been suppliers to the Company for over 5 years. The Company's current suppliers are Conectiv Energy, Sprague Energy, Petrocom Energy Group Ltd., Gulf-Catamont, Valero Energy Group, Rio Energy, TransMontaigne Inc., Center Marketing, Inc. and Sun Co., Inc. (R&M). The Company monitors the market each day and determines when to purchase its oil inventory and from whom.

        Three of these suppliers provided Able Oil with approximately 60% of its heating oil requirements for the year ended June 30, 2005 as well as fiscal 2004 and fiscal 2003.

        TransMontaigne, Inc. provided Able Melbourne with approximately 99% of its diesel fuel product requirements for the year ended June 30, 2005 and another major supplier provided Able Melbourne with approximately 99% of its lubricant and related product requirements for the year ended June 30, 2005. The results were approximately the same for the fiscal years ending June 30, 2004 and 2003.

        Management believes that if the Company's supply of any of the foregoing products were interrupted, the Company would be able to secure adequate supplies from other sources without a material disruption in its operations. However, there can be no assurance that adequate supplies of such products will be readily available in the future.

TRUCK PURCHASES AND MAINTENANCE

        The Company presently orders and purchases its fuel oil trucks from two companies that manufacture trucks suitable for the Company's operations. The Company has the option to purchase or lease standard equipment fuel trucks. The typical configuration of the Company's fuel trucks is a Kenworth with a 3,000-gallon multi-compartment aluminum tank; a vapor recovery system and an electronic metering device that records fuel flow from the storage compartments. Each truck carries the Company's registered logo emblazoned on each side.

        Service vehicles are standard commercial vans, which are obtained from a number of sources. These vehicles also carry the Company logo.

        Generally, the Company relies upon equipment warranties, fixed fee service contracts and on-site repairs for the maintenance of the Company's fleet of vehicles. To date, the Company has not experienced significant downtime on any of its fuel trucks.

PRODUCT LINES

        In fiscal year 2005, sales of home heating oil accounted for approximately 55% of the Company's revenues. The remaining 45% of revenues were from sales of gasoline, diesel fuel, kerosene, propane, home heating equipment services, and related sales. In fiscal 2004, those percentages were 56% and 44%, respectively, and in fiscal 2003, they were 57% and 43%, respectively. The Company also installs heating equipment and repairs such equipment on a 24 hours a day, seven days-a-week basis, generally within four hours of request.

INDUSTRY OVERVIEW

        The Company's business is highly competitive. In addition to competition from alternative energy sources, the Company competes with distributors offering a broad range of services and prices, from full service distributors similar to the Company, to those offering delivery only. Competition with other companies in the propane industry is based primarily on customer service and price. Longstanding customer relationships are typical in the retail home heating oil and propane industry. Many companies in the industry, including the Company, deliver fuel oil or propane to their customers based upon weather conditions and historical consumption patterns without the customers having to make an affirmative purchase decision each time fuel oil or propane is needed. In addition, most companies, including the Company, provide equipment repair service on a 24 hour-a-day basis, which tends to build customer loyalty. As a result, the Company may experience difficulty in acquiring new retail customers due to existing relationships between potential customers and other fuel oil or propane distributors.

MARKETING, SALES & STRATEGIC PARTNERSHIPS

        The Company employs a dynamic marketing strategy that the Company believes has been the key to its success. The Company believes that it obtains new customers and maintains existing customers by offering its full service home energy products at discount prices, providing quick response refueling and repair operations, providing automatic deliveries to customers by monitoring historical use and weather patterns, and by providing customers a variety of payment options. To expand its customer base and aggressively promote its service, the Company engages in direct marketing campaigns, advertises regularly, offers employee incentives, and encourages referrals.

        The Company has successfully expanded its customer base by employing a variety of direct marketing tactics, including telemarketing campaigns, billboards, mass and direct mailings, and by distributing hand-bills and promotional items, such as refrigerator magnets, sweatshirts and hats. Additionally, the Company's delivery personnel are an integral part of the Company's direct marketing activities. While in the field, drivers isolate potential new customers by taking note of where the Company is not servicing accounts, and act as salespersons for the Company. The Company offers its drivers and customer care representatives an incentive payment of $20 for each new automatic delivery customer and $10 for each conversion of an existing customer to automatic delivery.

        The Company uses advertising campaigns to increase brand recognition and expand its customer base, including radio and television advertisements, billboards, and newsprint and telephone directory advertisements. Additionally, the Company utilizes its fleet of fuel delivery trucks and service vans as moving advertisements by emblazoning them with the Company's logo.

        Historically, referrals have been an important part of the Company's efforts to expand its business and the Company offers incentives to customers who refer business. Customers who refer business receive either $30 or 25 gallons of heating oil at no charge for each new customer referred. The Company also offers other special limited time promotions designed to increase business in specific targeted business segments. The Company also encourages civic and religious organizations to refer business to the Company. As an incentive, the Company pays such organizations a donation for each of its members who become customers and a stipend based upon the members' fuel consumption.

PATENTS AND TRADEMARKS

        Able Energy owns the exclusive right and license to use, and to license others to use, the proprietary marks, including the service mark "Able Energy- -Registered Trademark-" (and design) ("Able Energy Proprietary Marks"). The "Able Energy- -Registered Trademark-" service mark and design was registered under Classes 37 and 39 of the Principal Register of the U.S. Patent & Trademark Office ("USPTO") on May 1, 2001 (registration No. 2,447,931). In addition, Able Energy established certain common law rights to the Able Energy Marks through its continuous, exclusive and extensive public use and advertising. The Proprietary Marks are not registered in any state.

        Able Oil owns the exclusive right and license to use, and to license others to use, the proprietary marks, including the service mark "Able Oil- -Registered Trademark-" (and design) ("Able Oil Proprietary Marks"). The "Able Oil- -Registered Trademark-" service mark and design was registered under Classes 37 and 39 of the Principal Register of the U.S. Patent & Trademark Office ("USPTO") on April 30, 1996 (registration No. 1,971,758). In addition, Able Oil established certain common law rights to the Able Oil Proprietary Marks through its continuous, exclusive and extensive public use and advertising. The Proprietary Marks are not registered in any state.

        Presently there is no effective determination by the USPTO, Trademark Trial and Appeal Board, the trademark administrator of any state, or court regarding the Proprietary Marks, nor is there any pending interference, opposition or cancellation proceeding or any pending litigation involving the Proprietary Marks or the trade names, logotypes, or other commercial symbols of Able Oil. There are no agreements currently in effect that significantly limit the rights of Able Oil to use or license the use of the Proprietary Marks.

        In December 2000, the Company was advised by the USPTO that its applications for registration for the "PriceEnergy.com" mark was assigned Serial No. 76/172083 and the "PriceEnergy.com The Energy Hotspot" mark was assigned Serial No. 76/171829, as of November 28, 2000.

ENVIRONMENTAL CONSIDERATIONS AND REGULATIONS

        The Company has implemented environmental programs and policies designed to avoid potential liability under applicable environmental laws. The Company has not incurred any significant environmental compliance cost, and compliance with environmental regulations has not had a material effect on the Company's operating or financial condition. This is primarily due to the Company's general policies of closely monitoring its compliance with all environmental laws. In the future, the Company does not expect environmental compliance to have a material effect on its operations and financial condition. The Company's policy for determining the timing and amount of any environmental cost is to reflect an expense as and when the cost becomes probable and reasonably capable of estimation.

        On September 15, 2003, Able Oil received approval from the New Jersey Department of Environmental Protection of a revised Discharge Prevention Containment and Countermeasure plan ("DPCC") and Discharge, Cleanup and Removal plan ("DCR") for the facility at 344 Route 46 East in Rockaway, New Jersey. This plan has received approval and will be in effect for three years. The State of New Jersey requires companies which operate major fuel storage facilities to prepare such plans, as proof that such companies are capable of, and have planned for, an event that might be deemed by the State to be hazardous to the environment. In addition to these plans, Able Oil has this facility monitored on an ongoing basis to ensure that the facility meets or exceeds all standards required by the State.

        The Company experienced no spill events that would warrant investigation by state or other environmental regulatory agencies. All locations are prepared to deal with such an event should one occur.

GOVERNMENT REGULATIONS

        Numerous federal, state and local laws, including those relating to protection of the environment and worker safety, affect the Company's operations. The transportation of fuel oil, diesel fuel, propane and gasoline is subject to regulation by various federal, state and local agencies including the U.S. Department of Transportation ("DOT"). These regulatory authorities have broad powers, and the Company is subject to regulatory and legislative changes that can affect the economies of the industry by requiring changes in operating practices or influencing demand for, and the cost of providing, its services.

        The regulations provide that, among other things, the Company's drivers must possess a commercial driver's license with a hazardous materials endorsement. The Company is also subject to the rules and regulations concerning the Hazardous Materials Transportation Act. For example, the Company's drivers and their equipment must comply with the DOT's pre-trip inspection rules, documentation regulations concerning hazardous materials (i.e. certificates of shipments which describe the type and amount of product transported), and limitations on the amount of fuel transported, as well as driver "hours of service" limitations. Additionally, the Company is subject to DOT inspections that occur at random intervals. Any material violation of DOT rules or the Hazardous Materials Transportation Act may result in citations and/or fines upon the Company. In addition, the Company depends upon the supply of petroleum products from the oil and gas industry and, therefore, is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The Company cannot determine the extent to which future operations and earnings may be affected by new legislation, new regulations and/or changes in existing regulations. The technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent. These laws may impose penalties or sanctions for damages to natural resources or threats to public health and safety. Such laws and regulations may also expose the Company to liability for the conduct or conditions caused by others, or for acts of the Company that were in compliance with all applicable laws at the time such acts were performed. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. Certain environmental laws provide for joint and several liabilities for remediation of spills and releases of hazardous substances. In addition, companies may be subject to claims alleging personal injury or property damages as a result of alleged exposure to hazardous substances, as well as damage to natural resources.

        Although the Company believes that it is in compliance with existing laws and regulations and carries adequate insurance coverage for environmental and other liabilities, there can be no assurance that substantial costs for compliance will not be incurred in the future or that the insurance coverage in place will be adequate to cover future liabilities. There could be an adverse affect upon the Company's operations if there were any substantial violations of these rules and regulations. Moreover, it is possible that other developments, such as more stringent environmental laws, regulations and enforcement policies there under, could result in additional, presently unquantifiable, costs or liabilities to the Company.

EMPLOYEES

        As of September 30, 2005, the Company employed approximately 84 individuals. From October through March, the Company's peak season, the Company employs approximately 114 persons. From April through

September, the Company employs approximately 85 persons. Currently, there are no organized labor unions representing any of the employees of Company or any of its related companies.

PROPERTY

        The Company's corporate headquarters are located in a 9,800 square foot facility in Rockaway, New Jersey. This facility accommodates the Company's corporate, administrative, marketing and sales personnel. The lease expires on April 30, 2006 and carries an annual rent of $109,000. The Company owns the property located at 344 Route 46 in Rockaway, New Jersey. This facility accommodates the Company's fuel terminal, including fuel storage tanks, truck yard space and dispatch operations. The Company purchased the property in August 1999, through a newly formed wholly-owned subsidiary, Able Energy Terminal, LLC, at a purchase price of $1,150,000. The Company also owns a building, totaling approximately 1,450 square feet, consisting of a wood frame facility located at 38 Diller Avenue, Newton, New Jersey, that will serve as a supply depot, storage area & administrative offices and service facility when damage that occurred on March 14, 2003 in connection with a fire is repaired.

        Able Melbourne leases a 3,000 square foot concrete and aluminum facility that serves as a storage facility, a service facility and administrative offices, located at 79 Dover Avenue, Merritt Island, Florida and is governed by an oral, month-to-month lease with annual rent of $5,000. The Company does not store fuel oil at this location with the exception of that which is kept in the delivery trucks. This facility is conveniently located within three miles of its wholesale supplier. The Company is responsible for maintaining the facilities in compliance with all environmental rules and laws.

LEGAL PROCEEDINGS

        In accordance with the purchase of the property on Route 46, Rockaway, New Jersey, by Able Energy Terminal, LLC, the Company intends to pursue recovery of all costs and damages related to a lawsuit by the seller against a former tenant of the property, based on environmental cleanup costs on the property. Purchaser will assume all responsibility and direction for the lawsuit, subject to the sharing of half of any recoveries from the lawsuit with the seller. The seller by reduction of its mortgage will pay costs related to the above up to $250,000. In December of 2000, the Company reached an agreement with the former tenants whereby the former tenants agreed to pay Able Energy, Inc. the sum of $397,500 in order to pay for the environmental cleanup costs on the Company's Route 46 property.

        As a result of the March 14, 2003 fire at the Newton, NJ terminal, various claims have been submitted to the Company's insurance carrier. Over 220 claims have been settled. As of September 30, 2005, individuals or companies who were unable to reach successful settlements with the Company's insurance carrier have filed seven lawsuits against the Company. The Company's insurance carrier has established reserves for losses, as deemed appropriate. The Company's insurance carrier is defending as related to compensatory damages. Legal counsel is defending on any punitive damages claims.

        Also in connection with the March 2003 Newton fire, a subsidiary of the Company entered a guilty plea in July 2005 to one count of negligently damaging property, a fourth-degree crime in New Jersey. In connection with the plea agreement, the Company will pay a fine of $20,000, and its guilty plea cannot be used against the company in any civil lawsuits. In addition, Christopher P. Westad, the Company's President and Acting Chief Executive Officer, entered into a pre-trial intervention agreement, conditioned upon 250 hours of community service over a two-year period, which he is currently performing.

        The Company is not currently involved in any legal proceeding that is likely to have a material adverse effect on the results of operations or the financial condition of the Company. From time to time, the Company may become a party to litigation incidental to its business. There can be no assurance that any financial legal proceedings will not have a material adverse affect on the Company.

                            DESCRIPTION OF SECURITIES


        The shares of our common stock that are covered by this prospectus may be acquired by the selling security holders under the terms of a purchase agreement executed in connection with a private placement transaction that occurred on July 12, 2005 and an amendment to the purchase agreement executed on November 16, 2005. In connection with this transaction and as more fully described below, we issued warrants exercisable for 792,308 shares of common stock and convertible debentures which may be converted into 384,618 shares of common stock. The convertible debentures also provide that interest thereon may be paid in shares of common stock. All of the documents from this transaction, including the forms of the warrants and convertible debentures, have been filed or incorporated by reference as exhibits to the registration statement to which this prospectus forms a part.

COMMON STOCK

        Able Energy is authorized to issue 10,000,000 shares of common stock, $.001 par value per share, of which as of the date of this prospectus 2,714,924 shares of common stock are outstanding.

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

        Able Energy's common stock is listed on the Nasdaq SmallCap Market under the symbol "ABLE".

PREFERRED STOCK

        The Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $.001 par value per share, with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, the Company's Board of Directors is empowered, without stockholder approval, to issue classes of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the Common Stock. Although the Company has no present intention to issue any shares of its preferred stock there can be no assurance that it will not do so in the future. Furthermore, no preferred stock may be issued by the Company unless such issue is approved by the Company's independent directors.

CONVERTIBLE DEBENTURES AND WARRANTS

        On July 12, 2005, we consummated a financing with the selling security holders listed in the "Selling Security Holders" section below in the amount of $2.5 million. Such selling security holders acquired debentures evidenced by a Variable Rate Convertible Debenture (the "Convertible Debentures"). The Convertible Debentures shall be repaid within two years from the date of issuance, subject to the occurrence of an event of default, with interest payable at the rate per annum equal to LIBOR for the applicable interest period, plus 4% payable on a quarterly basis. The Debentures may be converted at the option of the selling security holders into shares of our common stock at a conversion price of $6.50 per share. In addition, the selling security holders received five (5) year warrants to purchase 192,308 of common stock at an exercise price of $7.15 per share. We have an optional redemption right (which right shall be mandatory upon the occurrence of an event of default) to repurchase all of the Convertible Debentures for 125% of the face amount of the Convertible Debentures plus all accrued and outstanding interest and expenses, as well as a right to repurchase all of the Convertible Debentures in the event of the consummation of a new financing in which we sell securities at a purchase price that is below the $6.50 conversion price.

        The Convertible Debentures and warrants contain restrictions on their conversion or exercise in certain circumstances. A holder will not be permitted to convert a Convertible Debenture or exercise a warrant if such conversion or exercise would result in such holder beneficially owning more than 4.99% of the number of shares of our common stock outstanding immediately after the conversion or exercise. Also, unless the separate approval of our shareholders has previously been obtained, we may not issue upon conversion of a Convertible Debenture or exercise of a warrant a number of shares of common stock which, when aggregated with all shares issued upon prior conversions of Convertible Debentures and exercises of warrants, would exceed 19.99% of the number of shares of our common stock outstanding immediately preceding the date on which the Convertible Debentures and warrants were originally issued.

        The Convertible Debentures and warrants contain anti-dilution provisions that would reduce the conversion price of the Convertible Debentures and the exercise price of the warrants in certain circumstances. These anti-dilution provisions would be triggered in the event that we sell, grant an option to purchase, or otherwise dispose of or issue, shares of our common stock at an effective price lower than the conversion price, in the case of the Convertible Debentures, or the exercise price, in the case of the warrants. When these anti-dilution provisions are triggered, it increases the number of shares of common stock issuable upon conversion of the Convertible Debentures and exercise of the warrants. For example, if we were to sell 100,000 shares of our common stock at $4.10 per share (50% of the closing price of $8.19 on Nasdaq on December 2, 2005) or at $6.14 (75% of the closing price of $8.19 on Nasdaq on December 2, 2005), both of which are lower price than the current conversion price of the Convertible Debentures and exercise price of the warrants, the number of shares of common stock issuable upon conversion of the outstanding Convertible Debentures would increase from 384,615 shares to 609,756 shares, in the case of a sale at $4.10, and 407,166 shares, in the case of a sale at $6.14, and the number of shares issuable upon exercise of the outstanding warrants would increase from 192,308 shares to 355,366 shares, in the case of a sale at $4.10, and 223,578 shares, in the case of a sale at $6.14.

        The conversion price of the Convertible Debentures and the exercise price of the warrants would also be adjusted to account for any stock dividends, splits, or pro rata distributions to holders of our common stock.

        The selling security holders originally had an additional investment right under certain conditions to purchase units consisting of convertible debentures in the aggregate amount of up to $15,000,000 (the "Additional Debentures") and common stock purchase warrants equal to 50% of the face amount of such Additional Debentures (the "Additional Warrants"). The rights of our company and the selling security holders relating to the Additional Debentures and Additional Warrants were eliminated as of November 16, 2005, and the original purchase agreement was amended to issue the selling security holders a series of warrants (the "New Warrants") at an exercise price of $7.50. In the aggregate, the New Warrants permit the selling security holders to acquire up to
5.25 million shares of our common stock upon proper exercise.

        Notwithstanding any of the foregoing, until the required shareholder approvals are obtained, the selling security holders have agreed not to convert any convertible debentures or exercise any warrants which in the aggregate would exceed 19.999% of the number of shares of the Company's common stock on the trading day prior to the date of the original purchase agreement.

OTHER OUTSTANDING SECURITIES - OPTIONS

        As of September 30, 2005, Able Energy had outstanding non-qualified stock options to purchase an aggregate of 38,000 shares at an average exercise price of $2.73 per share issued to employees, directors and consultants pursuant to stock option plans and individual agreements with management and directors of Able Energy.

ALL AMERICAN CONVERTIBLE DEBENTURES AND OTHER SECURITIES

        As described above under "Our Business," we are currently contemplating the acquisition of our affiliate, All American Plazas, Inc. ("All American"). All American recently consummated a financing that, if the acquisition of All American is consummated, will impact Able Energy.

        Pursuant to the terms of the Securities Purchase Agreement dated June 1, 2005 (the "Agreement") among All American and certain purchasers identified therein (collectively, the "Purchasers"), the Purchasers loaned All American an aggregate of $5,000,000, evidenced by two year Secured Debentures (the "All American Debentures").

Interest on the All American Debentures is payable quarterly at the rate per annum equal to LIBOR for the applicable interest period, plus 4%. The loan is secured by real estate property owned by All American in Pennsylvania and New Hampshire. Pursuant to the Additional Investment Right (the "AIR Agreement") among All American and the Purchasers, the Purchasers may loan All American up to an additional $5,000,000 on the same terms and conditions as the initial $5,000,000 loan, except for the conversion rights associated with the All American Debentures.

        If we consummate the acquisition of All American, we will assume the obligations of All American under the Agreement, the All American Debentures and the AIR Agreement, and we will agree that the real estate collateral will continue to secure the loan, until the earlier of full repayment of the loan upon expiration of the All American Debentures or conversion by the Purchasers of the All American Debentures into shares of Able Energy common stock at a conversion rate of the lesser of (i) the purchase price paid by us for each share of All American common stock in the acquisition, or (ii) $3.00, (the "Conversion Price"). However, the Conversion Price with respect to the AIR Agreement shall be $4.00. In addition, the Purchasers shall have the right to receive five-year warrants to purchase 2,500,000 shares of Able Energy common stock at an exercise price of $3.75 per share. We shall also have an optional redemption right (which right shall be mandatory upon the occurrence of an event of default) to repurchase all of the All American Debentures for 125% of the face amount of the All American Debentures plus all accrued and outstanding interest and expenses, as well as a right to repurchase all of the All American Debentures in the event of the consummation of a new financing in which we sell securities at a purchase price that is below the Conversion Price. It is currently contemplated that if the Able Energy/All American transaction is consummated, the stockholders of All American will escrow a sufficient number of shares of Able Energy they receive in that transaction to satisfy the conversion of the $5,000,000 in outstanding All American Debentures in full.

        In addition, upon consummation of the All American transaction, we will agree that the Purchasers will have demand registration rights with respect to all shares of Able Energy common stock issued to them by conversion of the All American Debentures. The Purchasers also will have an additional investment right, for a period of nine months after an initial registration statement filed by us covering the resale of their shares is declared effective by the Securities and Exchange Commission, to purchase units of Able Energy consisting of convertible debentures in the aggregate amount of up to $14,000,000 (the "Additional All American Debentures") and common stock purchase warrants equal to 50% of the face amount of such Additional All American Debentures (the "Additional All American Warrants"). The conversion price of the Additional All American Debentures shall be $6.50 per share of common stock with respect to the first $7,000,000 of Additional All American Debentures purchased, and 80% of the average weighted price of our common stock during the 20 trading days immediately prior to the Purchasers' election to purchase the Additional All American Debentures, with respect to the remaining $7,000,000. The Additional All American Warrants shall have a five- year term and an exercise price of 110% of the conversion price.

        There can be no assurance that our acquisition of All American will occur on the terms described above or favorable to Able Energy, or at all.

CERTAIN ANTI-TAKEOVER DEVICES

        The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the Interested Stockholder),
Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the Interested Stockholder, or any other transaction that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain stock plans).

TRANSFER AGENT AND REGISTRAR

        Continental Transfer & Trust Company is the transfer agent and registrar for the Company's common stock. Its address is 2 Broadway, New York, New York 10004 and its telephone number is (212) 509-4000.

MARKET FOR COMMON EQUITY, DIVIDENDS AND RELATED STOCKHOLDER MATTERS

(a)     Market Price

The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "ABLE". The following table sets forth the high and low bid prices of the Common Stock on a quarterly basis, as reported by Nasdaq:


                                                HIGH                LOW
                                                ----                ---
QUARTER ENDED SEPTEMBER 30, 2005         $          18.79   $            11.26
--------------------------------


FISCAL YEAR ENDED JUNE 30, 2005                 HIGH                LOW
First Quarter                            $           2.62   $             1.60
Second Quarter                                       6.03                 2.14
Third Quarter                                       15.30                 2.51
Fourth Quarter                                      22.94                 7.90



FISCAL YEAR ENDED JUNE 30, 2004                 HIGH                LOW
First Quarter                            $            3.85  $             2.75
Second Quarter                                        4.17                2.55
Third Quarter                                         3.37                2.30
Fourth Quarter                                        2.62                1.60

(b)     Beneficial Holders

As of December 1, 2005, the Company's common stock was held beneficially by approximately 2,600 persons.

(c)     Dividends

We have never paid a cash dividend on our common stock. It is the current policy of our Board of Directors to retain any earnings to finance the operations and expansion of our business. The payment of dividends in the future will depend upon our earnings, financial condition and capital needs and on other factors deemed pertinent by the Board of Directors.

                       ABLE ENERGY, INC. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS


                             (A) FOR THE YEARS ENDED
                             JUNE 30, 2005 AND 2004

                                                                            PAGE

Report of Independent Registered Public Accounting Firm.............         F-1

Consolidated Balance Sheets.........................................         F-2

Consolidated Statements of Operations...............................         F-4

Consolidated Statements of Stockholders' Equity.....................         F-5

Consolidated Statements of Cash Flows...............................         F-6

Notes to Consolidated Financial Statements..........................  F-8 - F-26


                            (B) FOR THE QUARTER ENDED
                               SEPTEMBER 30, 2005


Consolidated Balance Sheets.........................................        F-28

Consolidated Statements of Operations...............................        F-30

Consolidated Statements of Stockholder's Equity.....................        F-31

Consolidated Statements of Cash Flows...............................        F-32

Notes to Consolidated Financial Statements.......................... F-33 - F-45

To The Board of Directors
Able Energy, Inc.
Rockaway, New Jersey  07866


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Able Energy, Inc. and subsidiaries as of June 30, 2005 and 2004 and the related consolidated statements of operations, Stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2005. These financial statements and the financial statement Schedule II are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement Schedule II based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversite Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements and the financial statement Schedule II referred to above present fairly, in all material respects, the financial position of Able Energy, Inc. and subsidiaries as of June 30, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.



Simontacchi & Company, LLP
Rockaway, New Jersey
September 14, 2005

                                    ABLE ENERGY, INC. AND SUBSIDIARIES
                                        Consolidated Balance Sheets
                                                 June 30,

                                                  ASSETS
                                                  ------


                                                                            2005              2004
                                                                      ----------------  -----------------

CURRENT ASSETS:
---------------
     Cash                                                             $     1,754,318   $      1,309,848
     Accounts Receivable (Less Allowance for Doubtful
       Accounts of $238,049 (2005) and $192,222 (2004)                      2,876,900          2,436,554
     Inventory                                                                726,987            559,325
     Notes Receivable - Current Portion                                        57,826             51,851
     Other Receivable - Non-Compete - Current Portion                         225,000            225,000
     Miscellaneous Receivables                                                 38,596            127,422
     Prepaid Expenses                                                         485,904            310,142
     Deferred Costs - Insurance Claims                                              -            424,547
     Prepaid Expense - Income Taxes                                                 -              2,063
     Deferred Income Tax                                                       64,776             54,923
     Other Receivable                                                               -             75,833
                                                                      ----------------  -----------------
           TOTAL CURRENT ASSETS                                             6,230,307          5,577,508
                                                                      ----------------  -----------------

PROPERTY AND EQUIPMENT:
-----------------------
     Land                                                                     479,346            479,346
     Buildings                                                                946,046          1,000,268
     Trucks                                                                 3,594,218          3,217,443
     Fuel Tanks                                                               824,738            674,765
     Machinery and Equipment                                                  999,315            911,177
     Building Improvements                                                    790,424            607,484
     Cylinders                                                                295,476            183,773
     Office Furniture and Equipment                                           205,319            200,640
     Website Development Costs                                              2,390,589          2,330,794
                                                                      ----------------  -----------------
                                                                           10,525,471          9,605,690
     Less: Accumulated Depreciation and Amortization                        5,980,636          4,819,707
                                                                      ----------------  -----------------
         NET PROPERTY AND EQUIPMENT                                         4,544,835          4,785,983
                                                                      ----------------  -----------------

OTHER ASSETS:
     Deferred Income Taxes                                                     45,091             45,091
     Deposits                                                                  54,918            137,015
     Other Receivable - Non-Compete - Less Current Portion                    450,000            675,000
     Notes Receivable - Less Current Portion                                  649,435            675,295
     Customer List, Less Accumulated Amortization of $188,122                 422,728            422,728
     Covenant Not to Compete, Less Accumulated Amortization of
       $100,000 (2005) and $96,667 (2004)                                           -              3,333
     Development Costs - Franchising                                            9,191             18,382
     Deferred Closing Costs - Financing                                       348,055            103,360
                                                                      ----------------  -----------------

           TOTAL OTHER ASSETS                                               1,979,418          2,080,204
                                                                      ----------------  -----------------

           TOTAL ASSETS                                               $    12,754,560   $     12,443,695
                                                                      ================  =================


                       See accompanying notes to consolidated financial statements.


                                        ABLE ENERGY, INC. AND SUBSIDIARIES
                                     Consolidated Balance Sheets (continued)
                                                     June 30,

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
                                       ------------------------------------


                                                                                  2005               2004
                                                                           ------------------  -----------------
CURRENT LIABILITIES:
     Accounts Payable                                                      $       1,863,841   $      1,703,005
     Note Payable - Line of Credit                                                 1,015,468            699,236
     Note Payable - Other                                                            432,660                  -
     Current Portion of Long-Term Debt                                               338,212            371,838
     Accrued Expenses                                                                184,097            318,154
     Accrued Taxes                                                                   112,064             31,582
     Employee Income Tax Withheld                                                    146,624                  -
     Deferred Income                                                                       -              2,333
     Customer Pre-Purchase Payments                                                2,226,655          1,495,906
     Customer Credit Balances                                                        230,729            698,899
                                                                           ------------------  -----------------
           TOTAL CURRENT LIABILITIES                                               6,550,350          5,320,953

DEFERRED INCOME                                                                       79,679             79,679
DEFERRED INCOME TAXES                                                                104,517             91,176
LONG TERM DEBT: less current portion                                               3,961,899          3,553,836
                                                                           ------------------  -----------------
           TOTAL LIABILITIES                                                      10,696,445          9,045,644
                                                                           ------------------  -----------------


STOCKHOLDERS' EQUITY:
     Preferred Stock
     Authorized 10,000,000 Shares Par Value $.001 per share
       Issued - None
     Common Stock
     Authorized 10,000,000 Par Value $.001 per share Issued
       and Outstanding Shares 2,457,320 (2005) and 2,013,250 (2004)                    2,457              2,014
     Paid in Surplus                                                               6,481,102          5,711,224
     Retained Earnings (Deficit)                                                  (4,425,444)        (2,315,187)
                                                                           ------------------  -----------------
           TOTAL STOCKHOLDERS' EQUITY                                              2,058,115          3,398,051
                                                                           ------------------  -----------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $      12,754,560   $     12,443,695
                                                                           ==================  =================


                           See accompanying notes to consolidated financial statements.


                                           ABLE ENERGY, INC. AND SUBSIDIARIES
                                         Consolidated Statements of Operations
                                              For the Years Ended June 30,


                                                                      2005               2004               2003
                                                              -------------------  ----------------  -----------------
Net Sales                                                       $     61,964,825   $    42,882,327   $     43,409,488

Cost of Sales                                                         55,977,955        37,267,469         36,905,395
                                                              -------------------  ----------------  -----------------

       Gross Profit                                                    5,986,870         5,614,858          6,504,093
                                                              -------------------  ----------------  -----------------

Expenses
       Selling, General and Administrative Expenses                    5,946,324         6,433,697          5,105,584
       Depreciation and Amortization Expense                           1,183,144         1,152,906          1,070,046
                                                              -------------------  ----------------  -----------------
           Total Expenses                                              7,129,468         7,586,603          6,175,630
                                                              -------------------  ----------------  -----------------

Income (Loss) From Operations                                         (1,142,598)       (1,971,745)           328,463
                                                              -------------------  ----------------  -----------------

Other Income (Expenses):
       Interest and Other Income                                         214,742           149,803            112,543
       Interest Expense                                                 (449,776)         (576,578)          (435,992)
       Directors' Fees                                                  (183,197)                -            (24,000)
       Gain (Loss) on Sale of Assets                                     (19,249)                -                  -
       Gain on Insurance Recovery                                              -                 -            215,140
       Other Expense (Note 19)                                          (318,236)                -                  -
       Legal Fees Relating to Accident (Note 9)                         (208,455)         (261,862)           (90,050)
                                                              -------------------  ----------------  -----------------
           Total Other Income (Expense)                                 (964,171)         (688,637)          (222,359)
                                                              -------------------  ----------------  -----------------

Income (Loss) from Continuing Operations
     Before Provision for Income Taxes (Credit)                       (2,106,769)       (2,660,382)           106,104

Provision for Income Taxes (Credit)                                        3,488            39,720             52,782
                                                              -------------------  ----------------  -----------------

Net Income (Loss) From Continuing Operations                          (2,110,257)       (2,700,102)            53,322
                                                              -------------------  ----------------  -----------------

Discontinued Operations:
       Income (Loss) from Discontinued Operations                              -           (57,630)           148,830
       Gain on Sale of Subsidiary Operating Assets                             -         2,668,490                  -
                                                              -------------------  ----------------  -----------------
       Income (Loss) from Discontinued Operations                              -         2,610,860            148,830
                                                              -------------------  ----------------  -----------------
       Net Income (Loss)                                        $     (2,110,257)  $       (89,242)  $        202,152
                                                              --=================  ================  =================

Basic Earnings (Loss) per Common Share
       Income (Loss) from Continuing Operations                 $           (.99)  $         (1.34)  $            .03
                                                              --=================  ================  =================
       Income (Loss) from Discontinued Operations               $              -   $          1.30   $            .07
                                                              --=================  ================  =================

Diluted Earnings (Loss) per Common Share
       Income (Loss) from Continuing Operations                 $           (.99)  $         (1.34)  $            .03
                                                              --=================  ================  =================
       Income (Loss) from Discontinued Operations               $              -   $          1.30   $            .07
                                                              --=================  ================  =================

Weighted Average number of Common Shares Outstanding                   2,140,813         2,013,250          2,012,708
                                                              --=================  ================  =================

Weighted Average Number of Common Shares Outstanding,
       Assuming Dilution                                               2,140,813         2,013,250          2,051,700
                                                              --=================  ================  =================


                              See accompanying notes to consolidated financial statements.


                                           ABLE ENERGY, INC. AND SUBSIDIARIES
                                     Consolidated Statements of Stockholders' Equity

                                              For the Years Ended June 30,


                                                                        ADDITIONAL                          TOTAL
                                                                          PAID-IN        RETAINED       STOCKHOLDERS
                                           SHARES          AMOUNT         SURPLUS        EARNINGS          EQUITY
                                       --------------  --------------  --------------  -------------- -----------------
Balance - June 30, 2002                    2,007,250   $       2,008   $   5,687,230   $  (2,428,098) $      3,261,140

Issuance of Common Stock for
Payment of Directors' Fees                     6,000               6          23,994               -            24,000

Net Income                                         -               -               -         202,152           202,152
                                       --------------  --------------  --------------  -------------- -----------------

Balance - June 30, 2003                    2,013,250   $       2,014   $   5,711,224   $  (2,225,946) $      3,487,292
                                       --------------  --------------  --------------  -------------- -----------------

Net Loss                                           -               -               -         (89,241)          (89,241)
                                       --------------  --------------  --------------  -------------- -----------------

Balance - June 30, 2004                    2,013,250   $       2,014   $   5,711,224   $  (2,315,187) $      3,398,051
                                       --------------  --------------  --------------  -------------- -----------------

Additional Shares Issued                     444,070             443         769,878                           770,321

Net Loss                                           -               -               -      (2,110,257)       (2,110,257)
                                       --------------  --------------  --------------  -------------- -----------------

Balance - June 30, 2005                    2,457,320   $       2,457   $   6,481,102   $  (4,425,444) $      2,058,115
                                       --============  ==============  ==============  ============== =================


                              See accompanying notes to consolidated financial statements.


                                                 ABLE ENERGY, INC. AND SUBSIDIARIES
                                                Consolidated Statements of Cash Flows

                                                    For the Years Ended June 30,


                                                                                    2005               2004              2003
                                                                              -----------------  ----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net Income (Loss)                                                             $     (2,110,257)  $       (89,242)  $        202,152
(Loss) Income from Discontinued Operations                                             (57,630)          148,830
Gain on Sale of Subsidiary                                                          (2,668,490)
Gain on Sale of Subsidiary - Non-Cash                                                                  1,400,000
------------------------------------------------------------------------------------------------------------------------------------



INCOME (LOSS) - CONTINUING OPERATIONS                                         $     (2,110,257)  $    (2,700,102)  $         53,322
   Adjustments to Reconcile Net Income to Net Cash
     used by Operating Activities:
       Depreciation and Amortization                                                 1,183,144         1,152,906          1,070,046
       Consulting Fee                                                                   12,987                 -                  -
       Loss (Gain) on Disposal of Equipment                                             35,722                 -           (215,272)
       Directors' Fees                                                                 103,200                 -             24,000
       Stock Based Compensation                                                        117,000                 -                  -
       (Increase) Decrease in:
         Accounts Receivable                                                          (440,346)          225,254           (728,282)
         Inventory                                                                    (167,662)          230,097           (383,998)
         Prepaid Expenses                                                             (117,320)           85,840           (167,143)
         Prepaid Income Taxes                                                            2,063                 -                670
         Deposits                                                                       82,097            28,526            (87,000)
         Deferred Income Tax - Asset                                                    (9,853)           18,854             (8,074)
         Deferred Costs - Insurance Claims                                             424,547           279,128           (614,816)
       Increase (Decrease) in:
         Accounts Payable                                                              160,836           282,094            261,570
         Accrued Expenses                                                              (53,575)         (484,246)            19,355
         Employee Income Tax Withheld                                                  146,624                 -                  -
         Customer Advance Payments                                                     730,749           559,226             56,569
         Customer Credit Balance                                                      (468,170)          282,255           (131,692)
         Deferred Income Taxes                                                          13,341            20,866             15,598
         Escrow Deposits                                                                     -            (5,000)           (23,472)
         Deferred Income                                                                (2,333)            2,333                  -
                                                                              -----------------  ----------------  -----------------
         NET CASH USED BY OPERATING ACTIVITIES
           CONTINUING OPERATIONS                                                      (357,206)          (21,969)          (858,619)
                                                                              -----------------  ----------------  -----------------

CASH FLOW FROM INVESTING ACTIVITIES
   Purchase of Property and Equipment                                               (1,139,969)       (1,216,540)        (1,102,589)
   Web Site Development Costs                                                          (59,795)          (56,219)           (74,064)
   Increase in Deposits                                                                      -                 -             (7,971)
   Insurance Claim Receivable                                                                -           349,526                  -
   Disposition of Equipment                                                              4,876            73,860            118,258
   Cash Received on Sale of Equipment and Inventory - Subsidiary                       225,000                 -                  -
   Payment on Notes Receivable - Sale of Equipment                                      19,855             8,224             13,359
   Cash Received on Sale of Property                                                   229,814                 -                  -
   Note Receivable - Montgomery                                                              -                 -                655
   Receivable - Officer                                                                 75,833           (75,833)                 -
   Miscellaneous Receivables                                                           103 826           (56,919)            43,402
                                                                              -----------------  ----------------  -----------------
         NET CASH USED BY INVESTING ACTIVITIES                                        (540,560)         (973,901)        (1,008,950)
                                                                              -----------------  ----------------  -----------------
           CONTINUING OPERATIONS


                                    See accompanying notes to consolidated financial statements.


                                                 ABLE ENERGY, INC. AND SUBSIDIARIES
                                          Consolidated Statements of Cash Flows (continued)

                                                    For the Years Ended June 30,


                                                                                    2005               2004              2003
                                                                              -----------------  ----------------  -----------------
CASH FLOW FROM FINANCING ACTIVITIES
     Note Payable - Bank                                                      $       (699,236)  $       700,000   $              -
     (Decrease) Increase in Notes Payable - Bank                                             -        (1,270,764)          (200,000)
     Note Payable - Other                                                              432,660        (1,585,000)         1,085,000
     Note Payable - Officer                                                                  -          (321,630)           311,320
     Note Payable - Line of Credit                                                   1,015,468                 -                  -
     Decrease in Long-Term Debt                                                     (3,236,437)       (3,377,095)          (766,479)
     Increase in Long-Term Debt                                                      3,610,874         5,117,315            844,869
     Increase in Deferred Financing Cost on Notes Payable                             (244,695)                -                  -
     Sale of Common Stock                                                              463,602                 -                  -
                                                                              -----------------  ----------------  -----------------
         NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES
           CONTINUING OPERATIONS                                                     1,342,236          (737,174)         1,274,710
                                                                              -----------------  ----------------  -----------------

DISCONTINUED OPERATIONS:
     Net Cash (Used) Provided by Discontinued Operations                                     -         1,055,720            734,332
     Proceeds from Sale of Equipment and Inventory                                           -         3,000,000                  -
     Cost of Sale                                                                            -        (1,412,861)                 -
                                                                              -----------------  ----------------  -----------------
         NET CASH PROVIDED BY DISCONTINUED
           OPERATIONS                                                                        -         2,642,859            734,332
                                                                              -----------------  ----------------  -----------------

NET INCREASE IN CASH                                                                   444,470           909,815            141,473
Cash - Beginning of Year                                                             1,309,848           400,033            258,560
                                                                              -----------------  ----------------  -----------------
Cash - End of Year                                                            $      1,754,318   $     1,309,848   $        400,033
                                                                              =================  ================  =================

The Company had Interest Cash Expenditures of:                                $        432,849   $       665,032   $        416,049
The Company had Tax Cash Expenditures of:                                     $         17,249   $        59,638   $         34,567
                                                                              -----------------  ----------------  -----------------


                                    See accompanying notes to consolidated financial statements.

                       ABLE ENERGY, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of Able Energy, Inc. and its subsidiaries. All material inter-company balances and transactions were eliminated in consolidation.

MAJORITY OWNERSHIP
The Company is the majority owner, owning 70.6% of the issued shares of a subsidiary, PriceEnergy.Com, Inc. in which their capital investment is $25,000. The subsidiary has established an E-Commerce Operating System for the sale of products through a network of suppliers originally on the East Coast of the United States. The business became active in October 2000 (See Notes 7 and 12).

MINORITY INTEREST
The minority interest in PriceEnergy.Com, Inc. is a deficit and, in accordance with Accounting Research Bulletin No. 51, subsidiary losses should not be charged against the minority interest to the extent of reducing it to a negative amount. As such, the losses have been charged against the Company, the majority owner. The loss for year ended June 30, 2005 is $819,790 (See Notes 7 and 12).

NATURE OF OPERATIONS
Able Oil Company, Able Melbourne and Able Energy New York, Inc. are full service oil companies that market and distribute home heating oil, diesel fuel and kerosene to residential and commercial customers operating in the northern New Jersey, Melbourne, Florida, and Warrensburg, New York respectively. Able Energy New York, Inc. also installs propane tanks, which it owns and sells propane for heating and cooking, along with other residential and commercial uses in the Warrensburg, New York area.

The Company's operations are subject to seasonal fluctuations with a majority of the Company's business occurring in the late fall and winter months. Approximately 70% of the Company's revenues are earned and received from October through March, and the overwhelming majority of such revenues are derived from the sale of home heating fuel. However, the seasonality of the Company's business is offset, in part, by the increase in revenues from the sale of diesel and gasoline fuels during the spring and summer months due to the increased use of automobiles and construction apparatus.

INVENTORIES
Inventories are valued at the lower of cost (first in, first out method) or market.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided by using the straight-line method based upon the estimated useful lives of the assets as follows:

        Trucks, Machinery & Equipment and Furniture & Fixtures       5 years
        Fuel Tanks                                                  10 years
        Cylinders - Propane                                         20 years
        Building Improvements                                       20 years
        Buildings                                                30-40 years
        Website Development                                          5 years

Depreciation expense for the year ended June 30, 2005, 2004 and 2003 amounted to $697,780, $769,742 and $745,015, respectively. The cost and related accumulated depreciation of assets sold or otherwise disposed of during the period are removed from the accounts. Any gain or loss is reflected in the year of disposal.

For income tax basis, depreciation is calculated by a combination of the straight-line and modified accelerated cost recovery systems established by the Tax Reform Act of 1986, and accelerated special depreciation per the Tax Acts of 2002 and 2003.

At June 30, 2005 and 2004 the equipment under the capital leases had net book values of approximately $ 768,248 and $ 622,924, respectively.

Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for renewals and betterments are capitalized.

E-COMMERCE OPERATING SYSTEM DEVELOPMENT COSTS
Costs of $2,390,589 incurred in the developmental stage for computer hardware and software have been capitalized in accordance with accounting pronouncement SOP98-1. The costs are included in Property and Equipment and will be amortized on a straight-line basis during the estimated useful life, 5 years. Operations commenced in October 2000. Amortization for the years ended June 30, 2005, 2004 and 2003 amounted to $472,840, $461,823 and $445,842, respectively.

GOODWILL AND INTANGIBLE ASSETS
Intangibles include customer lists, a covenant not to compete and development costs- franchising. The covenant not to compete and development costs - franchising are being amortized over 5 year periods. Amortization expense related to the covenant not to compete and development costs - franchising for the years ended June 30, 2005, 2004 and 2003 amounted to $12,524, $29,191 and $29,191, respectively.

Customer Lists totaling approximately $611,000 related to various acquisitions were being amortized over lives of 10-15 years thorough July 2001 at which point, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill and other intangible assets to be periodically tested for impairment, and adjusted when impaired, rather than being amortized as previous standards required, as such, effective July 1, 2001, the Customer List will no longer be amortized for financial statement purposes.

The Company has reviewed the provisions of this Statement. Based upon an assessment of the customer lists, there has been no impairment. As of June 30, 2001, the Company has net un-amortized customer lists of $422,728.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

INCOME TAXES
Effective January 1, 1997, all the subsidiaries, which were S-Corporations, terminated their S-Corporation elections. The subsidiaries are filing a consolidated tax return with Able Energy, Inc.

Effective January 1, 1997, the Company has elected to provide for income taxes based on the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements and tax returns in different years. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

CONCENTRATIONS OF CREDIT RISK
The Company performs on-going credit evaluations of its customers' financial conditions and requires no collateral from its customers.

Financial instruments, which potentially subject the Company to concentrations of credit risk consists of checking and savings accounts with several financial institutions in excess of, insured limits. The excess above insured limits is approximately $1,300,000. The Company does not anticipate non-performance by the financial institutions.

CASH
For the purpose of the statement of cash flows, cash is defined as balances held in corporate checking accounts and money market accounts.

ADVERTISING EXPENSE
Advertising costs are expensed at the time the advertisement appears in various publications and other media. The expense was $338,995, $651,302 and $416,712 for the years ended June 30, 2005, 2004 and 2003, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS
Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accrued compensation, and other accrued liabilities, approximate fair value because of their short maturities.

REVENUE RECOGNITION
Sales of fuel and heating equipment are recognized at the time of delivery to the customer, and sales of equipment are recognized at the time of installation. Revenue from repairs and maintenance service is recognized upon completion of the service. Payments received from customers for heating equipment service contracts are deferred and amortized into income over the term of the respective service contracts, on a straight-line basis, which generally do not exceed one year.

COMPUTATION OF NET INCOME (LOSS) PER SHARE
Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of common and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is antidilutive. Dilutive potential common shares primarily consist of employee stock options. These options and warrants could be dilutive in the future. The numerator for the calculation of both basic and diluted earnings per share is the earnings or loss available for common stockholders.

COST OF GOODS SOLD
Cost of goods sold include the cost of all products sold, all service related costs, drivers salaries, service and fuel delivery subcontractors, trucking and service van expenses, related payroll taxes, employee benefits and insurance costs and repairs and maintenance on trucks and vans.

SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative expenses include management, sales and office salaries, advertising, telephone and fax, rent, credit card processing fees, computer related expenses, bad debt expense, insurance, payroll taxes, employee benefits, legal, consulting and other professional fees, audit fees, utilities, office repairs and maintenance and office expenses.

STOCK BASED COMPENSATION
The Company accounts for its stock options issued to employees and outside directors pursuant to Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation", and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123".

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                      2005                2004                  2003
                                                                 ----------------   ------------------   -------------------
    Net Income (Loss) From Continuing Operations, as
       Reported                                                  $    (2,110,257)   $      (2,700,102)   $           53,322
    Deduct: Total stock-based
       employee compensation
       expense determined under
       fair value based method for all
       awards, net of related tax effects                                858,324              102,224               128,950
                                                                 ----------------   ------------------   -------------------

    Pro forma net loss from continuing operations                $    (2,968,581)   $      (2,802,306)   $          (75,628)
                                                                 ================   ==================   ===================

    Weighted average common shares outstanding                         2,140,813            2,013,250             2,012,708
                                                                 ================   ==================   ===================

    Dilutive effect of stock options and warrants                      2,140,813            2,013,250             2,051,700
                                                                 ================   ==================   ===================

         (Loss) earning per share:
         Basic from continuing operations, as reported           $          (.99)   $           (1.34)   $              .03
                                                                 ================   ==================   ===================

         Basic from continuing operations, pro forma             $         (1.39)   $           (1.39)   $             (.04)
                                                                 ================   ==================   ===================

         Diluted from continuing operations, as reported         $          (.99)   $           (1.34)   $              .03
                                                                 ================   ==================   ===================

         Diluted from continuing operations, pro forma           $         (1.39)   $           (1.39)   $             (.04)
                                                                 ================   ==================   ===================

Potentially dilutive options and warrants to purchase 238,000, 349,000 and 389,000 shares of the common stock were outstanding as of June 30, 2005, 2004 and 2003, respectively, but were not included in the computation of diluted loss per share because the effect of their inclusion would have been anti-dilutive.

The estimated weighted average fair values of the options at the date of grant using the Black-Scholes option-pricing model as promulgated by SFAS No. 123 and the related assumptions used to develop the estimates are as follows:

                                                                      2005                2004                  2003
                                                                 ----------------   ------------------   -------------------
         Weighted Average fair value of options granted
            during the year                                      $           4.82   $             2.04   $              1.99
         Risk-free interest rate                                              4.0%                 4.0%                  4.0%
         Expected volatility                                                185.9%               120.1%                113.7%
         Dividend yield                                                         -                    -                     -
         Expected life                                                    5 years              5 years               5 years

See Note 13 for further discussion of the Company's stock options.

The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling Goods or Services." Under SFAS 123, the cost is measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured.

IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

RECENT ACCOUNTING PRONOUNCEMENTS
SHARE-BASED PAYMENT
In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The compensation cost will be measured based on the fair value of the equity or liability instruments issued. The Statement is effective as of the beginning of the first interim or annual period beginning after June 15, 2005. We will adopt SFAS No. 123(R) on September 1, 2005 using the modified prospective method. We have disclosed the pro forma impact of adopting SFAS No. 123(R) on net income and earnings per share for the year ended June 30, 2005, 2004 and 2003 in Note 1, which includes all share-based payment transactions to date. We do not yet know the impact that any future share-based payment transactions will have on our financial position or results of operations.

INVENTORY COSTS
In November 2004, the FASB issued SFAS No. 151, "Inventory Costs." SFAS 151 amends ARB No. 43, "Inventory Pricing", to clarify the accounting for certain costs as period expense. The Statement is effective for fiscal years beginning after June 15, 2005; however, early adoption of this Statement is permitted. There was no impact from the adoption of this statement.

NOTE 2 NOTES RECEIVABLE

A. The Company has a Receivable from Able Montgomery, Inc. and Andrew W. Schmidt related to the sale of Able Montgomery, Inc. to Schmidt, and truck financed by Able Energy, Inc. No payments of principal or interest had been received for more than one year. A new note was drawn dated June 15, 2000 for $170,000, including the prior balance, plus accrued interest. The Note bears interest at 9.5% per annum and payments commence October 1, 2000. The payments will be monthly in varying amount each year with a final payment of $55,981.07 due September 1, 2010. No payments were received in the year ended December 31, 2000. In February 2001, two (2) payments were received in the amount $2,691.66, interest only. In September 2001, $15,124.97 was received covering payments from December 2000 through October 2001, representing interest of $14,804.13 and principal of $320.84. Payments were received in November and December 2002, representing December 2001 and January 2002, a total of $3,333.34; interest of $2,678.88, and principal of $654.46. No payments have been received in more than 30 months.

The note is secured by a pledge and security agreement and stock purchase agreement (Stock of Able Montgomery, Inc.), dated December 31, 1998, and the assets of Andrew W. Schmidt with the note dated June 15, 2000. The income on the sale of the company in December 1998 and the accrued interest on the drawing of the new note are shown as deferred income in the amount of $79,679.18 to be realized on collection of the notes.

The Company is in negotiations with Andrew Schmidt. Andrew Schmidt and the Company have reached an agreement whereby the liability will be paid by an additional $.04 per gallon charge on oil purchased from the Company. The Company believes the value of the collateral will cover the amount due if foreclosure is required.

Maturities of the Note Receivable are as follows:

                        For the 12
                      Months Ending           Principal
                         June 30,              Amount
                   ---------------------   ----------------
                          2006             $        44,118
                          2007                      13,753
                          2008                      15,118
                          2009                      16,619
                          2010                      18,268
                          Thereafter                60,825
                                           ----------------
                          Total            $       168,701
                                           ================

B. Able Oil Company has three (3) Notes Receivable for the sale of oil delivery trucks to independent drivers who also deliver oil for the Company. Two notes bear interest at the rate of 12% per annum and one Note 9% annum. One note began December 1998, one began February 1999 and one began January 2004. The notes are payable eight (8) months per year September through April, the oil delivery season.

Maturities of these Notes Receivable are as follows:

                         For the 12
                       Months Ending           Principal
                          June 30,              Amount
                   ---------------------   ----------------
                          2006             $        13,708
                          2007                      11,990
                          2008                       6,147
                          2009                       6,715
                                           ----------------
                          Total             $        38,560
                                           ================

NOTE 3 INVENTORIES

        Items                              June 30, 2005      June 30, 2004
        -------------------------------  -----------------  -----------------
        Heating Oil                      $         335,245  $         232,364
        Diesel Fuel                                 34,409             19,998
        Kerosene                                     3,025              4,906
        Propane                                     28,020             13,461
        Parts, Supplies and Equipment              326,290            288,596
                                         -----------------  -----------------
        Total                            $         726,987  $         559,325
                                         =================  =================


NOTE 4 NOTES PAYABLE BANK

A. On September 22, 2003, the Company closed a new loan facility with UPS Capital Business Credit. The facility is a $4,300,000 term loan, payable over fifteen (15) years with interest at the prime rate, plus 1.75%, and a line of credit of $700,000 with interest at prime plus 1.00%. The payments on the term loan, due the first of each month, include principal, interest of $35,900.04, and real estate tax escrow of $2,576.63, totaling $38,476.67. Real estate tax escrow of $7,745.03 was paid at closing. September 30, 2003 was the first payment and included nine (9) days of interest plus principal totaling $20,382.02. Any payment received more than five (5) days after the due date is subject to a late charge of 5% of such payment. Upon the occurrence of an event of default, the loan shall bear interest at five percentage points (5%) above the rate otherwise in effect under the loan.

        On March 3, 2004, the Company repaid $1,100,000 of the term loan principal balance. The monthly payments of principal and interest were reduced to $26,672.65, commencing with the payment due April 1, 2004, which was paid by the Company in March 2004. All other terms of the loan will remain the same.

        1.      The collateral will be as follows for the term loan:
                A. A first mortgage on properties located at 344 Route 46, Rockaway, NJ and 38 Diller Avenue, Newton, NJ
                B. A first security interest in equipment and fleet vehicles
                C.      A first security interest in the customer list

        TERMS AND COLLATERAL RELATED TO THE REVOLVING LINE OF CREDIT
        Interest is payable monthly on the first day of each month, in arrears. This loan shall be paid down annually for a minimum of thirty (30) days at the borrower's discretion, but prior to renewal. The maturity is annually renewing from the closing date. This part of the loan is secured by a first priority lien on accounts receivable and inventory.

        The Revolving Line of Credit will have rates supported by 75% on accounts receivable less than 90 days outstanding, plus 50% on inventory. The outstanding balance at June 30, 2004 was $700,000.

        The loan facility is guaranteed by Able Energy, Inc. Officer's loans and are subordinated to the lender and will remain standstill until all debt due to the lender is paid in full.

        The Agreement contains certain financial covenants as enumerated in the Agreement

                The balance of the term loan at June 30, 2004 was      $     3,064,523
                Included in current portion of long-term debt                  144,422
                                                                       ----------------
                Included in long-term debt - less current portion      $     2,920,101
                                                                       ================

        The Term Loan and the Line of Credit were paid in full on May 13, 2005 with new financing secured by the Company (see note 4 B and C)

B. On May 13, 2005, the Company entered into a term loan with Northfield Savings Bank for $3,250,000. Principal and interest shall be due and payable the first of each months, commencing on July 1, 2005, in the amount of $21,439.25. The initial interest rate is 6.25% per annum on the unpaid principal balance for the first five (5) years, to be redetermined every fifth anniversary date (reset date) at 300 basis points over the five (5) year treasury rate, but not lower than the initial rate; at that time the monthly payment will be redetermined. At the maturity date of June 1, 2030, all amounts owed are due and payable. If payment is not received within ten (10) days after its due date, a late charge of 5% of such delinquent payment will be applied. Prepayments may be paid in whole or part, together with accrued interest on the prepaid amount.

        Security for the Note is a Mortgage and Security Agreement on real property in the Borough of Rockaway, County of Morris, New Jersey and an assignment of leases and rents, the property is at 344 Route 46. The property is owned by Able Energy Terminal, LLC, a wholly owned subsidiary. Borrower hereby grants to the bank a continuing security interest in all property of the borrower, now and hereafter in possession of the bank, as security for payment of this note and any other liabilities to the bank. The interest rate on default is 4% per annum above the interest rate then in effect.

        COVENANTS

        The Financial Statements and Compliance Certificate, as per the Agreement, will be signed by the borrower's chief financial officer. As of June 30, 2005, the Company is in compliance with the Agreement covenants.

        The Company paid the term loan due of $3,019,298.52, which included a prepayment penalty of $70,864 (included in interest expense on the statement of operations), to UPS Capital with proceeds from this loan and also closing costs and legal fees. The net amount to the Company was $94,993.67.

        Management believes that the carrying value of its long-term debt approximates fair value in accordance with SFA 107.

C. On May 13, 2005, the Company and subsidiaries entered into a loan and security agreement with Entrepreneur Growth Capital, LLC, as lender. The loan will be a Line-Of-Credit of $1,750,000, secured by (1) accounts receivable, 60 days or less in age from invoice date with a maximum of $1,250,000 (accounts Line of Credit) and inventory, owned by borrower in storage tanks in Rockaway, New Jersey facility and goods held for sale or lease or to be furnished under a contract of service and all present and future raw materials, work in process and finished goods, maximum credit line of $500,000 (inventory credit line). Loans and advances of 85% of net amount of eligible accounts receivable and 30% of net amount of eligible inventory, not to exceed the Line-of-Credit amount. The balance due by June 30, 2005 is $1,015,468.

        INTEREST AND FEES

        Interest payable on loans and advances, related to both accounts receivable and inventory advances are charged at Citibank's Prime rate, plus 4% per annum, but the rate shall never be more than 24% or maximum permitted by law. All interest and fees charged or chargeable to borrower shall be deemed as an additional advance.

        Any advance interest shall be charged at 18% per annum, the default rate of interest shall be 24% per annum. The Company shall pay the lender an annual facility fee in an amount equal to two percent (2%) of the Line-of-Credit, $3,500. The facility fee is payable upon execution of this agreement and upon each annual anniversary date of this agreement until such time this agreement has been terminated in accordance with its terms. Borrower shall pay lender a minimum interest charge in an amount equal to the difference between (a) $11,000 per month, and (b) the actual amount of interest charged to the borrower on the obligation that month.

        Borrower shall pay lender a monthly collateral management fee equal to one quarter of one percent (0.25%) of the Line-of- Credit, $437.30.

        COLLATERAL

        All of borrower's (a) accounts receivable, now existing and hereafter created (b) present and future deposit accounts (c) present and future books records, computer programs, etc. (d) presently owned or hereafter acquired inventory (e) present and future general intangibles, including customer lists, trademarks, etc. (f) rights, title and interest in any and all assets, personal property owned by third parties.

        Events of default as per Section 8 of the agreement

        This agreement shall continue in full force and effect for a term ending on the last business day of the month two (2) years from the date hereof ("the Renewal Date") and shall automatically renew from year-to-year thereafter until terminated pursuant to the terms here of. The lender may terminate this agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving the borrower at least thirty
        (30) days prior written notice, by registered or certified mail, return receipt requested. Borrower may terminate upon the same dates by giving ninety (90) day notice to lender.

        The Company Paid the Line of Credit loan to UPS Capital of $699,235.94, plus interest of $1,621.83, for a total of $700,857.77.

NOTE 5 NOTES PAYABLE

        The Company has a mortgage note payable to Able Income Fund, LLC with an original balance of $500,000. The note is dated February 22, 2005 and is due May 22, 2005. The note has an interest rate of 14% per annum and is payable with interest only at $5,833.33 per month with the balance and any accrued interest due at May 22, 2005. The note is secured by a mortgage on property in Warrensburg Industrial Park, Warrensburg, New York, owned by Able Energy New York, Inc., a wholly owned subsidiary of the Company. The due date of the loan has been extended to August 22, 2005. All other terms and conditions remain unchanged. One of the owners of Able Income Fund, LLC is the prior Chief Executive Officer (CEO) of Able Energy, Inc. The balance due at June 30, 2005 is $432,660.

        Mortgage note payable dated, August 27, 1999, related to the purchase of B & B Fuels facility and equipment. The total Note is $145,000. The Note is payable in the monthly amount of principal and interest of $1,721.18 with and interest rate of 7.5% per annum. The initial payment was made on September 27, 1999, and continues monthly until August 27, 2009, which is the final payment. The Note is secured by a mortgage made by Able Energy New York, Inc. on property at 2 and 4 Green Terrace and 4 Horicon Avenue, Town of Warrensburg, Warren County, New York. The balance due on this Note at June 30, 2005 and June 30, 2004 was $73,713 and $88,242, respectively.

                                                                                                OUTSTANDING        OUTSTANDING
                                                 INTEREST RATE             MATURITIES              DEBT               DEBT
                                                      AT                                             AT                AT
                                                    JUNE 30                                      6/30/2005          6/30/2004
                                             ----------------------  ------------------------ -----------------  ----------------
Notes Payable Collateralized
By Trucks and Vans                               2.90 - 12.506%          10/20/05-8/10/06     $         20,920   $        26,904

Capitalize Leases Payable
Collateralized by Trucks and Vans
Purchased                                        4.075 - 9.498%           1/7/05-4/5/10                932,102           708,570

Notes Payable Collateralized by Office
and Computer Equipment                          4.699 - 16.196%           9/1/04-5/27/08                23,376            37,435
                                                                                              -----------------  ----------------

                                                                                              $        976,398   $       772,909
                                                                                              -----------------  ----------------

The above notes are all collateralized by the equipment and/or furniture purchased. The capitalized leases payable are lease/purchase agreements with a small purchase price at the end of the lease. The above notes are represented by Notes Payable to Payees.

Maturities on the Notes Payable subsequent to June 30, 2005 are as follows:

                         For the 12
                       Months Ending           Principal
                          June 30,              Amount
                   ---------------------   ----------------
                          2006             $        338,212
                          2007                      334,759
                          2008                      309,158
                          2009                      263,909
                          2010                      120,924
                          thereafter              2,933,149
                                           ----------------
                          Total            $      4,300,111
                                           ================

NOTE 6 INCOME TAXES

Effective January 1, 1997 the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The differences between the statutory Federal Income Tax and Income Taxes is accounted for as follows:

                                                          2005
                                           -----------------------------------
                                                AMOUNT             PERCENT
                                            ---------------    ---------------

          Statutory Federal Income Tax      $        2,442               15.0%

          State Income Tax                           1,046                7.6
                                            ---------------    ---------------

          Income Taxes                      $        3,488               22.6%
                                            ===============    ===============

          Income Taxes consist of:
               Current                      $            -
               Deferred                              3,488
                                            ---------------
                  TOTAL                     $        3,488
                                            ===============


        Note X - The State of New Jersey has suspended the use of carry forward losses for the years 2002 and 2003. As such, state income taxes of $45,091 have been shown as a deferred asset and as income taxes payable. New Jersey carry forward is treated separately by the Company. Able Oil Company has a New Jersey Operating Loss of $501,010 which can not be utilized in the year ended June 30, 2003, the State Income Tax on income in excess of the NOL $45,258 is shown as state income tax. Under current New Jersey law, the carry forward will be available up to 50% of NOL after 2003, the Company's fiscal year ending June 30, 2005.

        The effective tax rate differed from the statutory U.S. Federal Income Tax Rate as follows:

                                               FISCAL YEAR ENDED JUNE 30,
        ------------------------------------------------------------------------
                                            2005          2004          2003
        U.S. Federal Statutory Rate         15.0          15.0          34.0


                                                                     2004                                    2003
                                                      ------------------------------------   -------------------------------------
                                                          AMOUNT             PERCENT              AMOUNT             PERCENT
                                                      ----------------   -----------------   -----------------   -----------------
Statutory Federal Income Tax                          $        27,804                15.0%   $        204,432                34.0%
Federal Income Tax Reduction due to Carry
forward loss
State Income Tax                                             (199,165)
State Income Tax (Note X)                                      11,916                 7.6              45,258                 5.9
State Income Tax Reduction due to                              45,091
Carryforwardloss
Income Taxes                                                        -                   -             (42,834)                  -
                                                      ----------------   -----------------   -----------------   -----------------
                                                      $        39,720                22.6%   $         52,782                39.9%
                                                      ================   =================   =================   =================
Income Taxes consist of:
   Current                                            $             -                        $         45,258
   Deferred                                                    39,720                                   7,524
                                                      ----------------                       -----------------
     TOTAL                                            $        39,720                        $         52,782
                                                      ================                       =================

The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to a significant portion of the deferred tax liability and deferred tax asset and their approximate tax effects are as follows at:

                                                                                             JUNE 30, 2005
                                                                                  -----------------------------------
                                                                                      TEMPORARY           TAX
                                                                                      DIFFERENCE         EFFECT
                                                                                  -----------------------------------
       Depreciation and Amortization                                                $     (401,097)  $     (104,517)
       Allowance for Doubtful Accounts                                                     238,049           60,741
       Gain on Sale of Subsidiary                                                           18,766            4,035
       New Jersey Net Operating Loss Carry forward                                         501,010           45,091


                                                                                             JUNE 30, 2004
                                                                                  -----------------------------------
                                                                                       TEMPORARY           TAX
                                                                                      DIFFERENCE         EFFECT
                                                                                  -----------------------------------

       Depreciation and Amortization                                                $     (339,045)  $      (91,176)
       Allowance for Doubtful Accounts                                                     192,222           50,888
       Gain on Sale of Subsidiary                                                           18,766            4,035
       New Jersey Net Operating Loss Carry forward                                         501,010           45,091

Able Energy, Inc., et al, open years are June 30, 2001, 2002, 2003 and 2004. The Company has a Federal net operating loss carry forward of approximately $2,682,000. The net operating loss expires between June 30, 2019 and 2021. Able Energy, Inc. and PriceEnergy.Com, Inc. have a New Jersey Net Operating Loss Carry forward of approximately $489,374 and $2,217,251, respectively, which can be utilized in the year ending June 30, 2005.

These carry forward losses are available to offset future taxable income, if any. The Company's utilization of this carry forward against future taxable income is subject to the Company having profitable operations or sale of Company assets, which create taxable income. For the year ended June 30, 2005, $-0- of net income has been utilized against the net operating loss carry forward. At this time, the Company believes that a full valuation allowance should be provided. The component of the deferred tax asset as of June 30, 2005 are as follows:


       Net Operating Loss Carry forward - Tax Effect            $      911,880
       Valuation Allowance                                            (911,880)
                                                                ----------------
       Net Deferred Tax based upon Net
       Operating Loss Carry forward                             $          -0-
                                                                ----------------

NOTE 7 NOTE RECEIVABLE - SUBSIDIARY

The Company has a Note Receivable from PriceEnergy.Com, Inc. for advances made in the development of the business, including hardware and software costs. All of PriceEnergy.Com, Inc.'s assets are pledged as collateral to Able Energy, Inc. The amount of the note is $1,350,000 dated November 1, 2000 with interest at 8% per annum payable quarterly. Principal payments to begin two years after the date of the Note, November 1, 2002. Through June 30, 2005, no principal has been paid. Interest, in the amount of $54,000 has been accrued for the six months ended December 31, 2002. No interest has been accrued since December 31, 2002 as the note is non-performing. Unpaid accrued interest due through June 30, 2005 is $234,000. The Note, accrued interest and interest expense have been eliminated in the consolidated financial statements (See Notes 1 and 12).

Able Oil Company has a Note Receivable originally dated September 30, 2002 in the amount of $1,510,372.73 from PriceEnergy.Com, Inc. The Note has been updated for transactions through June 30, 2005, resulting in a balance of $3,544,389 with interest at 8% per annum, to be paid quarterly. Principal payments to begin one year after date of Note, October 1, 2003, and continue monthly thereafter. The Note is the result of the transference of the unpaid accounts receivable which resulted from the sale of heating oil through PriceEnergy.Com, Inc. Able Oil Company has a second position as collateral in all of the assets of PriceEnergy.Com, Inc. to Able Energy, Inc. No interest has been recorded since December 31, 2002. Any payments will go to pay principal. The note receivable accrued interest and interest income have been eliminated in consolidation against the amounts on PriceEnergy.Com, Inc.

NOTE 8 PROFIT SHARING PLAN

Effective January 1, 1997, Able Oil Company established a Qualified Profit Sharing Plan under Internal Revenue Code Section 401-K. The Company matches 25% of qualified employee contributions. The expense was $ 27,472 and $26,579 for the year ended June 30, 2005 and 2004, respectively.

NOTE 9 COMMITMENTS AND CONTINGENCIES

Able Oil Company is under contract to purchase #2 oil as follows:

                                                                          GALLONS OPEN            OPEN DOLLAR
                                                                           COMMITMENT            COMMITMENT AT
         COMPANY                   PERIOD             TOTAL GALLONS        AT 6/30/04               6/30/04
------------------------  ------------------------   ---------------   --------------------  --------------------
Petrocom                        10/1/05-3/31/06              252,000                252,000  $            413,910
Conectiv Energy                 11/1/05-2/28/06              168,000                168,000               257,754
Petrocom                        10/1/05-4/30/06              294,000                294,000               430,962
Center Oil                      10/1/05-4/30/06              588,000                588,000               930,829
Gulf Oil                        11/1/05-2/28/06              168,000                168,000               251,454
                                                     ---------------   --------------------  --------------------
Total                                                      1,470,000              1,470,000  $          2,284,909
                                                     ---------------   --------------------  --------------------

The Company is subject to laws and regulations relating to the protection of the environment. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, in the opinion of management, compliance with the present environmental protection laws will not have a material adverse effect on the financial condition, competitive position, or capital expenditures of the Company.

In accordance with the agreement on the purchase of the property on Route 46, Rockaway, New Jersey by Able Energy Terminal, LLC, the purchaser shall commence after the closing which was August 31, 1999, the investigation and remediation of the property and any hazardous substances emanating from the property in order to obtain a No Further Action letter from the New Jersey Department of Environmental Protection (NJDEP). The purchaser will also pursue recovery of all costs and damages related thereto in the lawsuit by the seller against a former tenant on the purchased property. Purchaser will assume all responsibility and direction for the lawsuit, subject to the sharing of any recoveries from the lawsuit with the seller, 50-50.

The seller by reduction of its mortgage will pay costs related to the above up to $250,000. A settlement has been achieved by the Company with regard to the lawsuit. The settlement provides for a lump sum payment of $397,500 from the defendants to the Company. In return, the defendants received a release from the Estate (the Seller) and a release and indemnification from the Company. The defendants provided a release to Able Energy and the Estate. Pursuant to the original agreement, the Estate receives 50% of the settlement amount, net of attorney fees.

This has been amended by an agreement dated November 5, 2001. The entire settlement, net of attorney fees, was collected and placed in an attorney's escrow account for payment of all investigation and remediation costs. Able Energy Terminal, LLC has incurred costs of $102,956 to June 30, 2005, which are included in Prepaid Expenses and must be presented to the attorney for reimbursement. The New Jersey Department of Environmental Protection (NJDEP) has issued an approval for treated water run-off. The ruling is for a 180-day period, which can be renewed for an additional 180 days, per management, during which a valid permit must be obtained. When approval is received and contract invoice wording is sufficient for the attorney, reimbursement can be made upon approval of the attorney and the Estate.

The costs of the cleanup pursuant to the Agreement of Sale must be shared equally (50/50) by the seller and purchaser up to Seller's cap of $250,000. Seller's contribution to the cleanup is in the form of a reduction to the Note of $650,000 and not by direct payments. The note has been paid in full. As such, any payment by the Estate must be direct payments. Payments will begin when and if costs exceed $397,500. In the opinion of management, the Company will not sustain costs in this matter, which will have a material adverse effect on its financial condition.

Following an explosion and fire that occurred at the Able Energy Facility in Newton, NJ on March 14, 2003, and through the subsequent clean up efforts, Able Energy has cooperated fully with all local, state and federal agencies in their investigations into the cause of this accident.

All violation charges with the New Jersey Department of Community Affairs and OSHA have been settled and paid.

The Sussex County, New Jersey, Prosecutor's Office is conducting and investigation as a result of the March 14, 2003 explosion and fire. At a hearing on July 27, 2005, the President and former CFO pleaded guilty and received community service. The Company will face a fine of up to $30,000 when sentenced September 21, 2005.

A lawsuit (known as Hicks vs. Able Energy, Inc.) has been filed against the Company by property owners who allegedly suffered property damages as a result of the March 14, 2003 explosion and fire. The Company's insurance carrier is defending as related to compensatory damages. Legal counsel is defending on the punitive damage claim. On June 13, 2005, the Court granted a motion certifying a plaintiff class action which is defined as "All Persons and Entities that on and after March 14, 2003, residing within a 1,000 yard radius of Able Oil Company's fuel depot facility and were damaged as a result of the March 14, 2003 explosion". The claim is limited to economic loss and claims for personal injury have been specifically excluded from the Class Certification. The insurer has settled approximately 200 claims against the Company. The Company believes that the Class Claims for compensatory damages is within the available limits of its insurance.

After the March 14, 2003, fire and explosion, the town of Newton changed its zoning requirements and made fuel oil and propane distribution prohibited uses. The Company is appealing a denial of a request for building permits to reconstruct damaged and destroyed buildings and sought a Non-Conforming Use Certificate to permit the fuel oil distribution use only. On August 20, 2004, the Superior Court of New Jersey ruled that the Company may continue to use the site as a non-conforming use, but stayed its decision subject to Newton's appellate rights. The decision was upheld in May 2005 by the court upon the appeal of the Town of Newton. The Company is planning to use the property in the manner approved by the decision.

As a result of the March 14, 2003 explosion and fire, various claims for property damage have been submitted to the Company's insurance carrier. These claims are presently being handled and, in many cases, settled by the insurance carrier's adjuster. There were approximately 200 claims being handled and adjusted with reserves for losses established as deemed appropriate by the insurance carrier. The majority of these claims have been settled.

Two lawsuits have been filed by homeowners in Newton, New Jersey who allegedly suffered property damages as a result of the March 14, 2003 explosion and fire. The Company's insurance carrier is defending as related to the property damage claims. As to Punitive Damages, one case is being defended by an outside attorney and one by the insurance carrier. It appears that compensatory damage claims are within the available limits of insurance.

The Company in the normal course of business has been involved in lawsuits. Current suits are being defended by the insurance carrier and should be covered by insurance and legal counsel is defending on punitive damage claims as noted above.

NOTE 10 OPERATING LEASE

Able Energy Terminal, LLC, has acquired the following lease on the property it purchased on Route 46 in Rockaway, New Jersey.

The lease with Able Oil Company, a wholly owned subsidiary of Able Energy, Inc., has an expiration date of July 31, 2004 and has been rewritten. The lease provides for a change of $0.022 per gallon through put, as per a monthly rack meter reading.

Estimated future rents are $0.022 per gallon through put charges per the monthly rack meter readings.

The Company leased 9,800 square feet in the Rockaway Business Center on Green Pond Road in Rockaway, New Jersey. The facility will be used as a call center and will combine the administrative operations in New Jersey in one facility. The lease has a term of five (5) years and three (3) months from August 1, 2000 through October 31, 2005.

The rent for the first year is $7,145.83 per month and the second through fifth year is $7,431.67 per month, plus 20.5% of the building's annual operational costs and it's portion of utilities. The current monthly rent, including Common Area Charges, is $9,799.04 per month.

The lease does not contain any option for renewal. The Company and the landlord have agreed to extend the lease for a period of six months to April 30,2006 based upon the existing terms. The total rent expense was $117,588 for the year ended June 30, 2005. The estimated future rents are as follows:

                July 2005-April 2006                      $  98,830
                                                          ---------

        The following summarizes the month-to-month operating leases for the other subsidiaries:

                Able Oil Melbourne                $500.00, per month
                                                  Total rent expense, $6,000
                Able Energy New York              $500.00, per month
                                                  Total rent expense, $6,000

NOTE 11 FRANCHISING

The Company sells franchises permitting the operation of a franchised business specializing in residential and commercial sales of fuel oil, diesel fuel, gasoline, propane and related services. The Company will provide training, advertising and use of Able credit for the purchase of product, among other things, as specified in the Agreement. The franchisee has an option to sell the business back to the Company after two (2) years of operations for a price calculated per the Agreement.

The Company signed its first franchise agreement in September 2000. On June 29, 2001, PriceEnergy.Com Franchising, LLC, a subsidiary, signed its first franchise agreement. The franchisee will operate a B-franchised business, using the proprietary marks and a license from PriceEnergy.Com, Inc. and will establish the presence of the franchisee's company on the PriceEnergy Internet Website. The franchisee will have the exclusive territory of Fairfield County, Connecticut as designated in the agreement. No new franchise agreements have been signed.

NOTE 12 RELATED PARTY TRANSACTIONS

The following officers of this Company own stock in the subsidiary, PriceEnergy.Com, Inc., which they incorporated in November 1999.

             Former Chief Executive Officer                          23.5%
             President                                                3.6%
             Chief Operating Officer                                  2.3%

        No capital contributions have been made by these officers (See Notes 1 and 7).

The Company has entered into a consulting agreement with its former Chief Executive Officer ("CEO") on February 16, 2005 (see note 20). The agreement is for two years and provides for annual fees of $60,000 to be paid in monthly installments. In addition the former CEO received options to purchase 100,000 shares of the Company's common stock at $4.00 per share. The options were exercised on July 7, 2005, at which time the closing price was $16.89. The former CEO was paid $20,769 related to this agreement during the year ended June 30, 2005

During the year ended June 30, 2005 the Company paid $20,000 in legal fee to a firm in which one of the members of the Board of Directors is a partner.

All American Plazas, Inc., currently owns approximately 40% of the Company's outstanding shares. In addition, a director and General Counsel of the Company and one of the Company's vice presidents have related interests in All American Plazas. Inc.

The Company entered into a Stock Purchase Agreement on that date ("Purchase Agreement") with all of the shareholders (the "Sellers") of All American Plazas, Inc. ("All American") in connection with our acquisition of All American. The transaction is expected to be consummated in October 2005, upon receipt of the required approval by our stockholders.

At the closing, we will deliver to the Sellers 11,666,667 shares of our restricted common stock, par value $.001 per share, at $3.00 per share for an aggregate purchase price of $35,000,000. In addition, at the closing, we will deliver to certain of the Sellers a number of shares of our restricted common stock equal to the number of shares of our common stock owned by All American as of the closing date.

All American recently consummated a financing that, if the acquisition of All American is consummated, will impact the Company. Pursuant to the terms of the Securities Purchase Agreement dated June 1, 2005 (the "Agreement") among All American and certain purchasers, the purchasers loaned All American an aggregate of $5,000,000, evidenced by Secured Debentures also dated June 1, 2005 (the "Debentures").

If the Company consummate the acquisition of All American, upon such consummation, we will assume the obligations of All American under the Agreement, the Debentures and the AIR Agreement through the execution of a Securities Assumption, Amendment and Issuance Agreement, Registration Rights Agreement, Common Stock Purchase Warrant Agreement and Variable Rate Secured Convertible Debenture Agreement, each between the Purchasers and us (the "Able Energy Transaction Documents").

In connection with two loans entered into by the company in May 2005 (see note
4), fees in the amount of $167,500 were paid to Unison Capital Corporation, a company in which a vice president of Able Energy has a related interest. This individual also has a related party interest to All American Plazas, Inc., the Company's largest shareholder.

Subsequent to the payments being made and based on discussions with Unison Capital Corporation it was determined the $167,500 was an inappropriate payment to a related party and Unison Capital Corporation has agreed to reimburse this amount to the Company over a twelve month period beginning in October 2005. The charge had been appropriately classified as deferred finance charges in the balance sheet and therefore will have no effect on the Company's statement of operations.

NOTE 13 STOCK OPTIONS AND WARRANTS

STOCK OPTIONS AND WARRANTS

The Able Energy, Inc. 1999 Employee Stock Option Plan for stock options awards up to 700,000 shares of the Company's common stock to be granted to directors, employees and consultants of the Company. The Plan was cancelled and no further grants available upon the ratification of the Able Energy, Inc. 2005 Incentive Stock Plan.

The Able Energy, Inc. 2000 Employee Stock Option Plan for stock options awards up to 350,000 shares of the Company's common stock to be granted to directors, employees and consultants of the Company.

The Able Energy, Inc. 2005 Incentive Stock Plan provides for stock options, stock awards and restricted stock purchase offer awards up to 1,000,000 shares of the Company's common stock to be granted to directors, employees and consultants of the.

There was compensation expense of approximately $117,000 recorded from stock options under APB 25 for the year ended June 30, 2005. On May 5, 2005, the Company granted 50,000 vested options each to two employees at an exercise price 15% below market vesting immediately.

A summary of the Company's stock option activity, and related information for the years ended June 30, follows:

                                                                       WEIGHTED-                            WEIGHTED-
                                                                        AVERAGE           NUMBER OF          AVERAGE
                                                     OPTIONS        EXERCISE PRICE      EXERCISABLE      EXERCISE PRICE
                                                 --------------    -----------------  ---------------  ------------------
Outstanding June 30, 2002                               235,840     $          3.15            230,340   $          3.11
     Granted                                             50,000                3.16
                                                 --------------


Outstanding June 30, 2002                               285,840                3.15            283,090              2.48
     Granted                                             50,000                2.55
     Expirations                                        (47,840)               3.25
                                                 --------------

Outstanding June 30, 2002                               288,000                3.03            288,000              3.03
     Granted                                            200,000                5.34
     Exercised                                         (194,000)               2.52
     Expirations                                        (56,000)               5.00
                                                 --------------

Outstanding June 30, 2002                               238,000                4.92            238,000              4.92
                                                 ==============

Weighted-average fair value of options granted during the years:

                                                   2005               2004
                                               -------------     -------------
          Where exercise price
               equals stock price                         -                 -

          Where exercise price
               exceeds stock price             $       2.05      $       2.04

          Where stock price
               exceeds exercise price          $       7.60                 -

Following is a summary of the status of stock options outstanding at June 30, 2005:

                                                 OUTSTANDING AND EXERCISABLE OPTIONS
                                      -----------------------------------------------------------
                                            NUMBER             WEIGHTED-       WEIGHTED-AVERAGE
                EXERCISE                 OUTSTANDING            AVERAGE         EXERCISE PRICE
               PRICE RANGE                AT 6/30/05           REMAINING       CONTRACTUAL LIFE
      ----------------------------    ------------------   ----------------  --------------------
             $ 2.25 - $ 3.16                     38,000                2.9   $              2.73
             $ 4.00 - $ 6.68                    200,000                4.8                  5.34
                                      ------------------   ----------------  --------------------

A summary of the Company's stock warrant activity, and related information for the years ended June 30, follows:

                                                                       WEIGHTED-                           WEIGHTED-
                                                                        AVERAGE          NUMBER OF          AVERAGE
                                                    WARRANTS         EXERCISE PRICE     EXERCISABLE      EXERCISE PRICE
                                                 --------------    -----------------  ---------------  ------------------
Outstanding June 30, 2002                               150,000     $          4.67          150,000   $           4.67
     Grants                                            (170,000)               5.00
                                                 --------------


Outstanding June 30, 2003                               320,000                4.85          320,000               4.85
     Expirations                                        (40,000)               4.00
                                                 --------------


Outstanding June 30, 2004                               280,000                4.97          280,000               4.97
     Exercised                                          (91,213)               5.25
     Expirations                                       (188,787)               4.83
                                                 --------------

Outstanding June 30, 2005                                     -                   -                -                  -
                                                 ==============

NOTE 14 COMPENSATED ABSENCES

There has been no liability accrued for compensated absences; as in accordance with Company policy, all compensated absences, accrued vacation and sick payment must be used by December 31st. At June 30, 2005, any amount for accrual of the above is not material and has not been computed.

NOTE 15 CASH FLOW INFORMATION

The following transaction resulted in no cash being received or expended:

        Issuance of common stock in payment of
          2003 and 2004 director fees                          $     103,200
        Issuance of common stock to Summit Ventures                   71,429
        Stock based Compensation                                     117,000
        Stock issued on exercise of stock options- funds due          15,000

NOTE 16 BUSINESS SEGMENT INFORMATION

The Company sells several types of products and provides services. Following are revenues by product groups and services:

                                            CONTINUING OPERATIONS FISCAL YEAR ENDED JUNE 30,
                                        --------------------------------------------------------
                                              2005                2004                2003
                                        -----------------  -----------------  ------------------
Home Heating Oil #2                     $      33,979,796  $      23,674,243  $       24,253,490
Commercial Oil #2                               4,742,098          2,949,654           1,878,937
Gasoline, Diesel Fuel, Kerosene,
   Propane & Lubricants                        20,060,543         13,122,536          13,775,172
Equipment Sales & Services                      1,382,272          1,157,444           1,275,757
Installation Repairs & Services                 1,800,116          1,978,450           2,226,132
                                        -----------------  -----------------  ------------------

Net Sales                               $      61,964,825  $      42,882,327  $       43,409,488
                                        =================  =================  ==================

NOTE 17 SALE OF SUBSIDIARY

On March 1, 2004, the Company sold the operations of its subsidiary, Able Propane, LLC. The Sale was a sale of inventory and equipment (the operating assets of the subsidiary). The total price of the sale was $4,400,000. Of that, $3,000,000 was received in cash and was used as a reduction of long-term debt in the amount of $1,284,737. There was also payment of $135,000 of Officer Loan and $325,000 of Legal Fees. The Company had a cash increase of $1,255,268.

The Company received a Note receivable for $500,000, principal balance of this Note payable in full on the fourth anniversary of the closing, March 1, 2008. The Note bears interest at 6% per annum ($30,000 per year), payable quarterly within 45 days of the closing of each fiscal quarter.

The Company also has signed a non-competition agreement and will receive a total payment of $900,000, payable in $225,000 installments due one, two, three and four years from the date of closing. $225,000 was received in March 2005.

NOTE 18 DISCONTINUED OPERATIONS

On March 1, 2004, the Company sold the operating assets of its subsidiary, Able Propane, LLC (see Note 17), and discontinued the sale of propane fuel in the State of New Jersey.

Following the sale, the results of Able Propane, LLC were reported in the Company's Consolidated Statements of Income and Cash Flows, separately, as discontinued operations. In accordance with Generally Accepted Accounting Principals (GAAP), the Consolidated Statement of Financial Position has not been restated. Able Propane, LLC represented the primary vehicle by which the Company engaged in the sale of propane fuel.

Summarized financial information for discontinued operations for the year ended June 30 are as follows:

                                                     2004              2003
                                                --------------   --------------

       Total Revenues                           $   1,817,902    $    2,888,174
                                                --------------   --------------
       Income (Loss) from Discontinued
          Operations                                  (57,630)          148,830
       Gain on Sale of Subsidiary                   2,668,490                 -
                                                --------------   --------------
       Total Income From Discontinued
          Operations                            $   2,610,860    $      148,830
                                                ==============   ==============

       Total Assets                             $       - 0 -    $    2,940,622
       Total Liabilities                                - 0 -         2,603,736
                                                --------------   --------------
       Net Assets of Discontinued Operations    $       - 0 -    $      336,886
                                                ==============   ==============

Able Propane, LLC is treated as a Partnership for tax purposes and pays no income tax. As such, there is no provision for income taxes. Able Propane, LLC has no assets or liabilities at June 30, 2004. The assets and liabilities after the sale and collection of accounts receivables and payment of accounts payables, which were transferred to the Company, were immaterial to the total assets and liabilities of the Company.

NOTE 19 OTHER EXPENSES

On March 14, 2003, a fire and explosion occurred at the Company's facility in Newton, New Jersey (see note 9). The Company submitted expenses for reimbursement to their insurance carrier. The Company was reimbursed approximately $1,041,000. Un-reimbursed expenses of $318,236 have been expensed in the year ended June 30, 2005.

NOTE 20 OTHER

In December 2004, the major shareholder and Company Chief Executive Officer
(CEO) signed a contract and received a deposit representing the sale of his 50% plus interest in the Company. In the period ended March 31, 2005, this individual has resigned as an Officer (CEO) and from the Board of Directors, where he was Chairman of the Board.

In March 2005, the Company finalized and entered into a consulting agreement with Summit Ventures, Inc. The agreement is for $71,428.50 payable in common stock valued at $.50 per share, 142,857 restricted common shares which cannot be sold for a period of one year. The shares were issued March 23, 2005. The Agreement shall terminate by December 31, 2006. The consulting fee expense will be recorded during the 22-month period of the Agreement.

NOTE 21 SUBSEQUENT EVENTS

On July 12, 2005, the Company consummated a financing with a group of lenders. Pursuant to the terms of the Securities Purchase Agreement, the Company sold variable rate convertible debentures in the amount of $2.5 million. The debentures shall be repaid within two years from the date of issuance with interest payable at a rate per annum equal to Libor, plus 4%, which on July 12, 2005 was 3.57% plus 4%, or 7.57%. The interest is payable quarterly on the first of January, April, July, and October. The debentures may be converted at the option of the purchasers into shares of the Company's Common Stock at a conversion price of $6.50 per share. The amount of shares to be issued at such conversion will be 384,618. In addition, the purchasers shall have the right to receive five-year warrants to purchase 192,308 shares of Common Stock at $7.15 per share. The market value of the Company's Common Stock on July 12, 2005 was $17.90 per share. The debenture conversion price of $6.50 is 36.31% of the market value. Closing expenses related to this transaction totaled $305,000 included a $250,000 broker fee and $65,000 in various legal expenses.

On July 27, 2005, the Company made a loan of $1,730,000 to All American Plazas, Inc., which is the largest shareholder of the Company. The funds were disbursed from the above loan of $2.5 million. Under the note, the loan bears interest at 3.50% per annum and is secured by the 1,000,000 shares of Able Energy, Inc. Common Stock owned by All American Plazas, Inc. The interest rate of the Company on its $2.5 million loan is 7.57%, as noted above.

NOTE 22 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables present selected unaudited quarterly financial data for each quarter during the fiscal years ended June 30, 2005, 2004 and 2003.


2005 QUARTER                                FIRST          SECOND         THIRD         FOURTH
--------------------------------------  -------------   ------------   -----------   ------------
CONTINUING OPERATIONS:
Revenues                                $   8,221,845   $ 18,988,098  $ 23,668,771   $ 11,086,211
Gross Profit                                  611,987      1,790,231     2,745,538        839,114
Net Income (Loss)                            (872,899)        53,881       569,461     (1,860,700)

NET INCOME (LOSS) PER SHARE (A)
Basic                                            (.43)           .03           .28           (.99)
Diluted                                          (.43)           .03           .28           (.99)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                       2,013,250      2,013,250     2,030,281      2,140,813
Diluted                                     2,013,250      2,013,250     2,052,481      2,140,813


2004 QUARTER                                            FIRST              SECOND              THIRD              FOURTH
------------------------------                     -----------------  ------------------  -----------------  ------------------
CONTINUING OPERATIONS:
Revenues                                           $      6,504,640   $      11,760,188   $     16,645,044   $       7,972,455
Gross Profit                                                886,576           1,393,872          2,837,892             496,518
Net Income (Loss)                                        (1,339,916)           (401,752)           456,813          (1,415,248)

DISCONTINUED OPERATIONS:
Revenues                                                    345,572           1,012,734          1,863,030                   -
Net Income (Loss)                                          (171,374)           (190,450)           344,319             (40,125)
Gain on Sale of Subsidiary Operating Assets                       -                   -          2,866,490                   -
Income (Loss) from Discontinued Operations                 (171,374)           (190,450)         3,210,809             (40,125)

NET INCOME (LOSS) PER SHARE (A)
BASIC
Continuing Operations                                          (.67)               (.20)               .23                (.70)
Discontinued Operations                                        (.08)               (.09)              1.59                (.02)

DILUTED
Continuing Operations                                          (.67)               (.20)               .22                (.70)
Discontinued Operations                                        (.08)               (.09)              1.57                (.02)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC                                                     2,013,250           2,013,250          2,013,250           2,013,250
Diluted                                                   2,013,250           2,013,250          2,040,588           2,013,250


2003 QUARTER                                            FIRST              SECOND              THIRD              FOURTH
------------------------------                     -----------------  ------------------  -----------------  ------------------

CONTINUING OPERATIONS:
Revenues                                           $      5,907,526  $       11,730,840   $     18,207,317   $       7,563,805
Gross Profit                                              1,037,779           1,915,548          3,084,492             466,274
Net Income (Loss)                                          (742,209)            724,273          1,118,821          (1,047,565)

DISCONTINUED OPERATIONS:
Revenues                                                    325,813             722,872          1,283,263             556,206
Net Income (Loss)                                           (12,380)            200,135            (37,656)            (26,029)

NET INCOME (LOSS) PER SHARE (A)
BASIC
Continuing Operations                                          (.37)                .36                .56                (.52)
Discontinued Operations                                         .01                 .10               (.02)               (.01)

DILUTED
Continuing Operations                                          (.37)                .35                .55                (.52)
Discontinued Operations                                         .01                 .10               (.02)               (.01)

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC                                                     2,003,831           2,006,855          2,009,814           2,012,708
Diluted                                                   2,003,831           2,057,512          2,052,751           2,012,708

                                      ****

                                    ABLE ENERGY, INC. AND SUBSIDIARIES
                                        CONSOLIDATED BALANCE SHEETS

                                                  ASSETS

                                                                         SEPTEMBER 30,        JUNE 30,
                                                                             2005               2005
                                                                         (As restated
                                                                         -- see Note 1)
                                                                       ----------------------------------
                                                                          (UNAUDITED)
CURRENT ASSETS:
   Cash                                                                      $4,668,493      $1,754,318
   Accounts Receivable (Less Allowance for Doubtful Accounts of
      $238,049 and $238,049, respectively                                     3,109,808       2,876,900
   Inventory                                                                  1,636,457         726,987
   Notes Receivable - Current Portion                                         1,791,143          57,826
   Other Receivable - Non-Compete - Current Portion                             225,000         225,000
   Other Receivables                                                             93,628          38,596
   Prepaid Expenses                                                             437,247         485,904
   Deferred Income Tax                                                           64,776          64,776
   Due from Officers and Employees                                              271,189               -
                                                                       ----------------------------------
      TOTAL CURRENT ASSETS                                                   12,297,741       6,230,307
                                                                       ----------------------------------

PROPERTY AND EQUIPMENT:
   Land                                                                         479,346         479,346
   Buildings                                                                    946,046         946,046
   Trucks                                                                     3,489,465       3,594,218
   Fuel Tanks                                                                   826,442         824,738
   Machinery and Equipment                                                    1,004,462         999,315
   Building Improvements                                                        899,132         790,424
   Cylinders                                                                    338,015         295,476
   Office Furniture and Equipment                                               205,319         205,319
   Website Development Costs                                                  2,390,589       2,390,589
                                                                       ----------------------------------
                                                                             10,578,816      10,525,471
   Less: Accumulated Depreciation and Amortization                            6,137,524       5,980,636
                                                                       ----------------------------------
      NET PROPERTY AND EQUIPMENT                                              4,441,292       4,544,835
                                                                       ----------------------------------

OTHER ASSETS:
   Deferred Income Taxes                                                         45,091          45,091
   Deposits                                                                      59,918          54,918
   Other Receivable - Non-Compete - Less Current Portion                        450,000         450,000
   Notes Receivable - Less Current Portion                                      646,118         649,435
   Customer List, Less Accumulated Amortization of $188,122                     422,728         422,728
   Development Costs - Franchising                                                6,893           9,191
   Deferred Closing Costs - Financing                                           439,287         348,055
   Prepaid Acquisition Costs                                                    150,000               -
                                                                       ----------------------------------
        TOTAL OTHER ASSETS                                                    2,220,035       1,979,418
                                                                       ----------------------------------
      TOTAL ASSETS                                                          $18,959,068     $12,754,560
                                                                       ==================================


                        See accompanying notes to consolidated financial statements

                                                   F-29


                                    ABLE ENERGY, INC. AND SUBSIDIARIES
                                  CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                    LIABILITIES & STOCKHOLDERS' EQUITY

                                                                         SEPTEMBER 30,        JUNE 30,
                                                                             2005               2005
                                                                         (As restated
                                                                         -- see Note 1)
                                                                       ----------------------------------
                                                                          (UNAUDITED)
CURRENT LIABILITIES:
   Accounts Payable                                                          $1,941,267      $1,863,841
   Note Payable - Line of Credit                                              1,066,490       1,015,468
   Note Payable - Other                                                               -         432,660
   Current Portion of Long-Term Debt                                            338,420         338,212
   Accrued Expenses                                                             356,512         184,097
   Accrued Taxes                                                                 39,500         112,064
   Employee Income Tax Withheld                                                  11,000         146,624
   Customer Pre-Purchase Payments                                             5,849,854       2,226,655
   Customer Credit Balances                                                     231,873         230,729
                                                                       ----------------------------------
      TOTAL CURRENT LIABILITIES                                               9,834,916       6,550,350

   Convertible Debentures, principal amount of $2,500,000 net of
      unamortized discount of $2,221,467                                        278,533
   Deferred Income                                                               79,679          79,679
   Deferred Income Taxes                                                        107,852         104,517
   Long Term Debt: less current portion                                       3,874,004       3,961,899
                                                                       ----------------------------------
      TOTAL LIABILITIES                                                      14,174,984      10,696,445

STOCKHOLDERS' EQUITY:
   Preferred Stock
   Authorized 10,000,000 Shares Par Value $.001 per share Issued -
   None
   Common Stock
   Authorized 10,000,000 Par Value $.001 per share Issued and
   Outstanding Shares 2,714,924
      and 2,457,320, respectively                                                 2,715           2,457
   Paid in Surplus                                                           10,548,845       6,481,102
   Retained Earnings (Deficit)                                               (5,767,476)     (4,425,444)
                                                                       ----------------------------------
      TOTAL STOCKHOLDERS' EQUITY                                              4,784,084       2,058,115
                                                                       ----------------------------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $18,959,068     $12,754,560
                                                                       ==================================


                        See accompanying notes to consolidated financial statements

                                                   F-30

                                ABLE ENERGY, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENT OF OPERATIONS
                                            (unaudited)

                                                                 THREE MONTHS SEPTEMBER 30,
                                                                 2005                 2004
                                                             (As restated
                                                             -- see Note 1)
                                                           --------------------------------------
NET SALES                                                       $13,131,413          $8,221,845

COST OF SALES                                                    12,208,244           7,609,858
                                                           --------------------------------------

   GROSS PROFIT                                                     923,169             611,987
                                                           --------------------------------------

EXPENSES
   Selling, General and Administrative Expenses                   1,502,147           1,104,700
   Depreciation and Amortization Expense                            295,208             297,591
                                                           --------------------------------------
      TOTAL EXPENSES                                              1,797,355           1,402,291
                                                           --------------------------------------

LOSS FROM OPERATIONS                                               (874,186)           (790,304)
                                                           --------------------------------------

OTHER INCOME (EXPENSES):
   Interest and Other Income                                         45,986              50,876
   Interest Expense                                                (169,891)            (77,824)
   Amortization of Discount on Debt                                (278,533)                   -
   Loss on Sale of Assets                                                 -            (31,437)
   Legal Fees Relating to Accident                                  (62,073)            (21,950)
                                                           --------------------------------------
      TOTAL OTHER INCOME (EXPENSES)                                (464,511)            (80,335)
                                                           --------------------------------------

   LOSS BEFORE PROVISION FOR INCOME TAXES                        (1,338,697)           (870,639)

PROVISION FOR INCOME TAXES                                            3,335               2,260
                                                           --------------------------------------

   NET LOSS                                                     $(1,342,032)          $(872,899)
                                                           ======================================

BASIC AND DILUTED PER COMMON SHARE
   WEIGHTED AVERAGE SHARES OUTSTANDING                            2,285,756           2,013,250
                                                           ======================================
   BASIC AND DILUTED LOSS PER SHARE                                   $(.59)              $(.43)
                                                           ======================================


                    See accompanying notes to consolidated financial statements

                                               F-31

                                        ABLE ENERGY, INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                       THREE MONTHS ENDED SEPTEMBER 30, 2005
                                            (As restated -- see Note 1)
                                                    (unaudited)


                                             COMMON STOCK
                                             $.001 PAR VALUE

                                                                                                       TOTAL
                                                                      PAID-IN        RETAINED       STOCKHOLDERS'
                                           SHARES       AMOUNT        SURPLUS        EARNINGS           EQUITY
                                        -------------------------------------------------------------------------
Balance - July 1, 2005                     2,457,320      $2,457     $6,481,102    $(4,425,444)       $2,058,115

Warrant Issuance                                   -           -        900,000              --          900,000
Beneficial Conversion Feature of
    Convertible Debt                               -           -      1,600,000              --        1,600,000
Option Exercise                              200,000         200      1,067,801              --        1,068,001
Note Conversion                               57,604          58        499,942              --          500,000
Net Loss                                           -           -              -     (1,342,032)      (1,342,032)
                                        -------------------------------------------------------------------------
Balance - September 30, 2005               2,714,924      $2,715    $10,548,845    $(5,767,476)       $4,784,084
                                        =========================================================================



                            See accompanying notes to consolidated financial statements



                                                       F-32

                                     ABLE ENERGY, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENT OF CASH FLOW
                                                 (unaudited)


                                                                                  THREE MONTHS ENDED
                                                                                    SEPTEMBER 30,
                                                                        ------------------------------------
                                                                               2005               2004
                                                                           (As restated
                                                                          - see Note 1)
                                                                        ------------------------------------
Income (Loss) - Continuing Operations                                         $(1,342,032)       $(872,899)
   Adjustments to Reconcile Net Income (Loss) to Net Cash
     used by Operating Activities:
     Depreciation and Amortization                                                295,208          297,591
     Amortization of Discount on Debt                                             278,533                -
     Loss on Disposal of Equipment                                                      -           31,437
     (Increase) Decrease in:
       Accounts Receivable                                                      (232,908)         (279,867)
       Inventory                                                                (909,470)         (179,360)
       Prepaid Expenses                                                            48,657         (133,176)
       Prepaid Income Taxes                                                             -            2,063
       Deposits                                                                         -           34,097
       Miscellaneous                                                                    -             (689)
     Increase (Decrease) in:
       Accounts Payable                                                            77,426          312,487
       Accrued Expenses                                                          (35,773)           14,517
       Customer Advance Payments                                                3,623,199        1,028,247
       Customer Credit Balance                                                      1,144          390,807
       Deferred Income Taxes                                                        3,335            2,260
       Deferred Closing Costs                                                           -            1,813
       Deferred Income                                                                  -           (2,333)
                                                                        ------------------------------------
         NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                       1,807,319          646,995
                                                                        ------------------------------------
CASH FLOW FROM INVESTING ACTIVITIES
   Purchase of Property and Equipment                                            (158,098)        (226,926)
   Receivable - Officer                                                          (167,500)             468
   Notes Receivable - Related Party                                            (1,730,000)               -
   Prepaid Acquisition Costs                                                     (150,000)               -
   Web Site Development Costs                                                           -          (12,693)
   Cash Received on Sale of Property                                                    -          226,499
   Disposition of Equipment                                                             -           10,687
   Other                                                                           13,619           68,695
                                                                        ------------------------------------
         NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES                      (2,201,979)          66,730
                                                                        ------------------------------------
CASH FLOW FROM FINANCING ACTIVITIES
   Net barrowings under line of Credit                                             51,022                -
   Decrease in Long-Term Debt                                                     (87,687)         (77,496)
   Increase in Long-Term Debt                                                     122,501           79,641
   Exercise of Options                                                            968,001                -
   Sale of Convertible Debentures                                               2,500,000                -
                                                                        ------------------------------------
         NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES                       3,308,835            2,145
                                                                        ------------------------------------
NET (DECREASE) INCREASE IN CASH
Cash - Beginning of Year                                                        2,914,175          715,870
Cash - End of Period                                                            1,754,318        1,309,848
                                                                        ------------------------------------
                                                                               $4,668,493       $2,025,718
                                                                        ====================================
The Company had Interest Cash Expenditures of:                                   $128,741          $62,611
The Company had Tax Cash Expenditures of:                                              $-           $4,749


                         See accompanying notes to consolidated financial statements


                                                    F-33

                       ABLE ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - INTERIM FINANCIAL REPORTING
The accompanying unaudited consolidated financial statements of Able Energy, Inc. and its subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006. These consolidated financial statements include the accounts of Able Energy, Inc. and its wholly owned subsidiaries (Able Oil Company, Able Melbourne, Able Energy New York, Inc., Able Terminal LLC and PriceEnergy Franchising LLC) and majority owned (70.6%) subsidiary (PriceEnergy.com Inc.). These consolidated financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended June 30, 2005.

RESTATEMENT OF FIRST QUARTER 2006 FINANCIAL STATEMENTS FOR THE ALLOCATION OF PROCEEDS FROM ISSUANCE OF CONVERTIBLE DEBENTURES AND WARRANTS AND RECOGNITION OF BENEFICIAL CONVERSION FEATURE

The amendment to the Company's Form 10-Q for the period ended September 30, 2005 filed December 8, 2005 includes a restatement of the consolidated financial statements for the quarter then ended. The restatement relates to the balance sheet presentation of the unamortized discount on convertible debentures as a reduction in the face amount of the convertible debentures rather than as a deferred charge.

The previous amendment to the Company's Form 10-Q for the period ended September 30, 2005 filed November 21, 2005 included a restatement of the consolidated financial statements for the quarter then ended. The restatement relates to the allocation of proceeds from issuance of Convertible Debentures and warrants and recognition of beneficial conversion feature as follows:

The Company allocated the proceeds from the issuance of the Convertible Debentures and warrants based on their respective fair values and included $900,000 in additional paid in surplus related to the warrants. In addition, the conversion feature of the Convertible Debentures is characterized as a "beneficial conversion feature." Pursuant to Emerging Issues Task Force Issue No. 00-27, the Company has determined that the value of the beneficial conversion feature is $1,600,000. Accordingly, the Company has discounted the balance of the Convertible Debenture as of the date of issuance and included $1,600,000 in additional paid in surplus. The beneficial conversion feature is amortized from the date of issuance to the stated redemption date of July 12, 2007, of which $278,533 was amortized to expense during the three months ended September 30, 2005.

The table below reflects the effect of the allocation of proceeds from issuance of Convertible Debentures and warrants and recognition of beneficial conversion feature on net income and earnings per share as originally reported.

Restated Selected Balance Sheet Data

                                                               Quarter Ended
                                                               September 30,
                        Items                                       2005
                                                                (unaudited)

                                                             ------------------
      Net (loss)
           As previously reported                                  $(1,063,499)
           Amortization of Discount on Debt                             278,533
                                                             ------------------
           As restated                                             $(1,342,032)
                                                             ==================
      Basic and Diluted loss per share

           As previously reported                                        $(.47)
           Amortization of Discount on Debt                               (.12)
                                                             ------------------
           As restated                                                   $(.59)
                                                             ==================


      Discount on Debt
           As previously reported                                   $     -
           Recognition of discount on convertible
                debt net of accumulated amortization              2,221,467
                                                           -----------------
           As previously restated                                 2,221,467
           Reclassification of discount on convertible
                debt net of accumulated amortization              2,221,467
                                                           -----------------
           As restated                                              $     -
                                                           =================

    Total assets

           As previously reported                               $18,959,068
           Recognition of discount on convertible
                debt net of accumulated amortization              2,221,467
                                                           -----------------
           As previously restated                               $21,180,535
           Reclassification of discount on convertible
                debt net of accumulated amortization              2,221,467
                                                           -----------------
           As restated                                          $18,959,068
                                                           =================

                                                           =================

    Convertible Debentures

           As previously reported                                $2,500,000
           Recognition of discount on convertible
                debt net of accumulated amortization                      -
                                                           -----------------
           As previously restated                                $2,500,000
           Reclassification of discount on convertible
                debt net of accumulated amortization              2,221,467
                                                           -----------------
           As restated                                             $278,533
                                                           =================

      Paid In Surplus

           As previously reported                                $8,048,845
           Allocation of proceeds from issuance of
                Convertible Debentures and warrants
                and recognition of beneficial
                conversion feature                                2,500,000
                                                           -----------------
           As restated                                          $10,548,845
                                                           =================

        Total Stockholders' Equity

           As previously reported                                $2,562,617
           Allocation of proceeds from issuance of
                Convertible Debentures and warrants
                and recognition of beneficial
                conversion feature net of
                amortization  of discount on debt                 2,221,467
                                                           -----------------
           As restated                                           $4,784,084
                                                           =================


A summary of the significant effects of the restatement follows:

--------------------------------------------------- --------------------------------------------------------------
                                                              For the Quarter Ended September 30, 2005
--------------------------------------------------- --------------------------------------------------------------
                                                       As previously        As Previously
                                                          reported             restated           As restated
--------------------------------------------------- --------------------- ------------------- --------------------
    Amortization of Debt Discount                                     $-            $278,533             $278,533
--------------------------------------------------- --------------------- ------------------- --------------------
    Net loss                                                  (1,063,499)         (1,342,032)          (1,342,032)
--------------------------------------------------- --------------------- ------------------- --------------------
    Basic and Diluted loss per share                                (.47)               (.59)                (.59)
--------------------------------------------------- --------------------- ------------------- --------------------

--------------------------------------------------- --------------------- ------------------- --------------------
    Discount on Debt                                                   -           2,221,467                    -
--------------------------------------------------- --------------------- ------------------- --------------------
    Other Assets                                               2,220,035           4,441,502            2,220,035
--------------------------------------------------- --------------------- ------------------- --------------------
    Total Assets                                              18,959,068          21,180,535           18,959,068
--------------------------------------------------- --------------------- ------------------- --------------------
    Convertible Debentures                                     2,500,000           2,500,000              278,533
--------------------------------------------------- --------------------- ------------------- --------------------
    Total Liabilities                                         16,396,451          16,396,451           14,174,984
--------------------------------------------------- --------------------- ------------------- --------------------
    Paid In Surplus                                            8,048,845          10,548,845           10,548,845
--------------------------------------------------- --------------------- ------------------- --------------------
    Total Stockholders' Equity                                 2,562,617           4,784,084            4,784,084
--------------------------------------------------- --------------------- ------------------- --------------------

NOTE 2 - REVENUE RECOGNITION
Sales of fuel and heating equipment are recognized at the time of delivery to the customer, and sales of equipment are recognized at the time of installation. Revenue from repairs and maintenance service is recognized upon completion of the service. Payments received from customers for heating equipment service contracts are deferred and amortized into income over the term of the respective service contracts, on a straight-line basis, which generally do not exceed one year.

NOTE 3 - USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of deferral, contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 - MINORITY INTEREST
The minority interest in PriceEnergy.Com, Inc. is a deficit and, in accordance with Accounting Research Bulletin No. 51, subsidiary losses should not be charged against the minority interest to the extent of reducing it to a negative amount. As such, the losses have been charged against the Company, the majority owner. The loss for three months ended September 30, 2005 is $187,666.

NOTE 5 - NOTES RECEIVABLE

     A. The Company has a Note from Able Montgomery, Inc. and Andrew W. Schmidt related to the sale of Able Montgomery, Inc. and certain assets to Mr. Schmidt. No payments of principal or interest have been received for more than one year. A new note was drawn dated June 15, 2000 for $170,000, including the prior balance, plus accrued interest. The note bears interest at 9.5% per annum and payments commence October 1, 2000. The payments will be monthly in varying amount each year with a final payment of $55,981.07 due September 1, 2010. No payments were received in the year ended December 31, 2000. In February 2001, two (2) payments were received in the amount $2,691.66, interest only. In September 2001, $15,124.97 was received covering payments from December 2000 through October 2001, for interest of $14,804.13 and principal of $320.84. Payments were received in November and December 2002, representing December 2001 and January 2002, in the aggregate amount of $3,333.34, including interest of $2,678.88, and principal of $654.46. No payments have been received in more than 30 months.

          The note is secured by stock of Able Montgomery, Inc. and the assets of Andrew W. Schmidt. The income from the sale of the company and the accrued interest on the new note are shown as deferred income and amounted to $79,679 which will be realized on collection of the note.

          Andrew Schmidt and the Company have reached an agreement related to the recovery of this note whereby the liability will be paid by an additional $.04 per gallon charge on oil purchased from the Company. The Company believes the value of the collateral will cover the amount due if foreclosure is required.

     B. The Company has three Notes Receivable related to the sale of oil delivery trucks to independent drivers. These independent drivers also deliver oil for the Company. Two notes bear interest at the rate of 12% per annum and one at a rate of 9% per annum. These three notes were made in December 1998, February 1999 and January 2004. The notes are payable eight (8) months per year September through April, the oil delivery season.

     C. On July 27, 2005, the Company made a loan in the amount of $1,730,000 to All American Plazas, Inc. ("All American"), and All American executed and delivered a promissory note for the full amount of the loan in favor of the Company. Under the terms of the promissory note, the outstanding principal of the loan bears interest at the rate of 3.5% per annum. All payments of principal and accrued interest are payable ninety days after the date of the Promissory Note. The promissory note is secured by a lien on 1,000,000 shares of the Company's common stock held by All American. These shares have a pre-existing lien held by the Company's former Chief Executive Officer.

Maturities of the Note Receivable are as follows:

 For the 12 Months                             Principal
 Ending September 30,                           Amount
 ------------------------------------------------------------
          2006                                    $1,791,143
          2007                                        26,074
          2008                                        21,627
          2009                                        23,731
          2010                                        18,708
          Thereafter                                  55,971
                                            -----------------
          Total                                   $1,937,261
                                            =================

NOTE 6 - INVENTORIES
                                               September 30,        June 30,
                    Items                           2005              2005
                                            ----------------------------------
     Heating Oil                                  $1,241,629         $335,245
     Diesel Fuel                                      36,772           34,409
     Kerosene                                         10,207            3,025
     Propane                                          21,859           28,020
     Parts, Supplies and Equipment                   326,290          326,290
                                            ----------------------------------
     Total                                          $726,987         $726,987
                                            ==================================

NOTE 7 - LINE OF CREDIT
On May 13, 2005, the Company entered into a $1,750,000 Line-Of-Credit with Entrepreneur Growth Capital, LLC. The loan is secured by accounts receivable and inventory. In addition to accounts receivable and inventory the line is collateralized by deposit accounts, books and records, computer programs general intangibles (including customer lists, trademarks, etc.),and rights, title and interest in any and all assets and personal property owned by third parties. The line carries interest at Citibank's prime rate, plus 4% per annum not to exceed 24% with a minimum interest of $11,000 per month. The line also requires an annual facility fee of 2% of the total available facility limit and monthly collateral management fees equal to .025%. The balance due as of September 30, 2005 is $1,066,490.

NOTE 8 - NOTES PAYABLE BANK
On May 13, 2005, the Company entered into a term loan with Northfield Savings Bank for $3,250,000. Principal and interest are payable in monthly installments of approximately $21,400 commencing July 1, 2005. The initial interest rate is 6.25% per annum on the unpaid principal balance for the first five years, to be reset every fifth anniversary date at 3 percent over the five year treasury rate, but not lower than the initial rate; at that time the monthly payment will be reset. At the maturity date of June 1, 2030, all remaining amounts are due.

The Note is secured by Company-owned real property located at 344 Route 46, Rockaway, New Jersey and an assignment of leases and rents at such location. The interest rate on default is 4% per annum above the interest rate then in effect.

Maturities of the Note Payable Bank are as follows:

For the 12 Months                                    Principal
Ending September 30,                                   Amount
-------------------------------------------------------------------
         2006                                             $56,600
         2007                                              60,240
         2008                                              64,115
         2009                                              68,239
         2010                                              72,628
         Thereafter                                     2,914,594
                                                 ------------------
         Total                                         $3,236,416
                                                 ==================

Management believes that the carrying value of its long-term debt approximates fair value in accordance with SFA 107.

NOTE 9 - NOTES PAYABLE

     A. Note payable dated, August 27, 1999, related to the purchase of B & B Fuels facility and equipment. The total principal of the Note was $145,000. The Note is payable in the monthly amount of principal and interest of $1,721.18 with an interest rate of 7.5% per annum. The initial payment was made on September 27, 1999, and continues monthly until August 27, 2009, which is the final payment. The Note is secured by a mortgage granted by Able Energy New York, Inc. on property at 2 and 4 Green Terrace and 4 Horicon Avenue, Town of Warrensburg, Warren County, New York. The balance due on this Note at September 30, 2005 was $ 69,908.
     B. The following notes are all collateralized by the equipment and/or furniture purchased. The capitalized leases payable are lease/purchase agreements with a small purchase price at the end of the lease:

                                                Interest Rate at                          Outstanding Debt
                                               September 30, 2005        Maturities         At 9/30/2005
                                              --------------------- --------------------- ------------------
Notes Payable - Collateralized
By Trucks and Vans                               2.90 - 12.506%       10/20/05-8/10/06              $12,447

Capital Leases Payable - Collateralized
by Trucks, Vans and Oil Tanks                    4.075 - 9.498%        12/8/06-4/5/10               873,964

Notes and Capital Leases Payable -
Collateralized by Office and Computer
Equipment                                       10.995 - 16.196%      12/15/06-7/19/07               19,688
                                                                                          ------------------
                                                                                                   $906,099
                                                                                          ==================

Maturities on the Notes Payable at September 30, 2005 are as follows:

     For the 12 Months                        Principal
     Ending September 30,                       Amount
     -------------------------------------------------------
              2006                                 $265,868
              2007                                  247,200
              2008                                  231,865
              2009                                  141,849
              2010                                   19,317
                                           -----------------
              Total                                $906,099
                                           =================

NOTE 10 - CONVERTIBLE DEBENTURES
On July 12, 2005, the Company consummated a financing in the amount of $2.5 million. Under such financing the Company sold debentures evidenced by a Variable Rate Convertible Debenture (the "Convertible Debentures"). The Convertible Debentures have a term of two years from the date of issuance, subject to the occurrence of an event of default, with interest payable at the rate per annum equal to LIBOR for the applicable interest period, plus 4% payable on a quarterly basis. The Debentures may be converted at the option of the selling security holders into shares of our common stock at a conversion price of $6.50 per share. In addition, the security holders received five year warrants to purchase 192,308 shares of common stock at an exercise price of $7.15 per share. The Company has an optional redemption right (which right shall be mandatory upon the occurrence of an event of default) to repurchase all of the Convertible Debentures for 125% of the face amount of the Convertible Debentures plus all accrued and outstanding interest and expenses, as well as a right to repurchase all of the Convertible Debentures in the event of the consummation of a new financing in which the Company sells securities at a purchase price that is below the $6.50 conversion price.

The Company allocated the proceeds from the issuance of the Convertible Debentures and warrants based on their respective fair values and included $900,000 in additional paid in surplus related to the warrants. In addition, the conversion feature of the Convertible Debentures is characterized as a "beneficial conversion feature." Pursuant to Emerging Issues Task Force Issue No. 00-27, the Company has determined that the value of the beneficial conversion feature is $1,600,000. Accordingly, the Company has discounted the balance of the Convertible Debenture as of the date of issuance and included $1,600,000 in additional paid in surplus. The beneficial conversion feature is amortized from the date of issuance to the stated redemption date of July 12, 2007, of which $278,533 was amortized to expense during the three months ended September 30, 2005. The effective interest rate on these convertible debentures after the amortization of discount is 57.5% at September 30, 2005.

The Company also originally granted to the security holders who acquired the Convertible Debentures an additional investment right, for a period of eighteen months from the date the resale prospectus is declared effective, to purchase units consisting of convertible debentures in the aggregate amount of up to $15,000,000 (the "Additional Debentures") and common stock purchase warrants equal to 50% of the face amount of such Additional Debentures (the "Additional Warrants"). As described in further detail in the Company's Current Report on Form 8-K filed on November 18, 2005, the rights of the Company and the Purchasers relating to the Additional Debentures and Additional Warrants were eliminated as of November 16, 2005, and the Agreement was amended to issue the Purchasers a series of warrants (the "New Warrants") at various exercise prices. In the aggregate, the New Warrants permit the holders to acquire up to 5.25 million shares of the Company's common stock upon proper exercise. The Company has agreed to register 600,000 shares of common stock which may be obtained through the exercise of the New Warrants in addition to the registration rights described above relating to the Debentures. Notwithstanding the foregoing, until the required shareholder approvals are obtained, the Purchasers have agreed not to convert any Debentures or exercise any Additional Warrants or New Warrants which in the aggregate would exceed 19.999% of the number of shares of the Company's common stock on trading day prior to the date of the Agreement.

NOTE 11- COMMITMENTS AND CONTINGENCIES
Able Oil Company is under contract to purchase #2 oil as follows:

                                                                  GALLONS OPEN           OPEN DOLLAR
                                                                   COMMITMENT             COMMITMENT
       COMPANY             PERIOD           TOTAL GALLONS          AT 6/30/04             AT 6/30/04
----------------------------------------------------------------------------------------------------------
Petrocom              10/1/05-3/31/06                252,000                252,000              $413,910
Conectiv Energy       11/1/05-2/28/06                168,000                168,000               257,754
Petrocom              10/1/05-4/30/06                294,000                294,000               430,962
Center Oil            10/1/05-4/30/06                588,000                588,000               930,829
Gulf Oil              11/1/05-2/28/06                168,000                168,000               251,454
Petrocom              10/1/05-4/30/06                588,000                588,000             1,057,434
Petrocom              10/1/05-4/30/06                294,000                294,000               571,696
Petrocom              10/1/05-4/30/06                294,000                294,000               636,510
Petrocom              10/1/05-4/30/06                294,000                294,000               564,316
Gulf Oil              10/1/05-4/30/06                294,000                294,000               577,689
                                         -----------------------------------------------------------------
Total                                              3,234,000              3,234,000            $5,692,554
                                         -----------------------------------------------------------------

The Company is subject to laws and regulations relating to the protection of the environment. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, in the opinion of management, compliance with the present environmental protection laws will not have a material adverse effect on the financial condition, competitive position, or capital expenditures of the Company.

Related to its purchase of the property on Route 46, Rockaway, New Jersey the Company commenced an investigation and remediation of the property and any hazardous substances emanating from the property in order to obtain a No Further Action letter from the New Jersey Department of Environmental Protection (NJDEP). The Company is pursuing recovery of all costs and damages related thereto in the lawsuit by the seller against a former tenant on the purchased property. The Company has assumed all responsibility and direction for the lawsuit, subject to the sharing of any recoveries from the lawsuit with the seller, 50-50 after first $397,500 has been satisfied. In exchange the Company will receive a reduction of the outstanding mortgage in order to compensate for related costs up to $250,000. A settlement has been reached by the Company with regard to the lawsuit. The settlement provides for a lump sum payment of $397,500 from the defendants to the Company. In return, the defendants receive a release and indemnification from the Company. Pursuant to the original agreement, the seller receives 50% of the settlement amount, net of attorney fees.

This has been amended by an agreement dated November 5, 2001. The entire settlement, net of attorney fees, was collected and placed in an attorney's escrow account for payment of all investigation and remediation costs. Able Energy Terminal, LLC has incurred costs of $102,956 to June 30, 2005, which are included in prepaid expenses and must be presented to the attorney for reimbursement. The New Jersey Department of Environmental Protection (NJDEP) has issued an approval for treated water run-off. The ruling is for a 180-day period, which can be renewed for an additional 180 days, per management, during which a valid permit must be obtained. When approval is received and contract invoice wording is sufficient for the attorney, reimbursement can be made upon approval of the attorney and the Estate.

Following an explosion and fire that occurred at the Company's Facility in Newton, NJ on March 14, 2003, and through the subsequent clean up efforts, the Company has cooperated fully with all local, state and federal agencies in their investigations into the cause of this accident.

All violation charges with the New Jersey Department of Community Affairs and OSHA have been settled and paid.

The Sussex County, New Jersey, Prosecutor's Office is conducting an investigation as a result of the March 14, 2003 explosion and fire. At a hearing on July 27, 2005, the President and former CFO pleaded guilty and received community service. The Company will pay a fine of $20,000 as a result of sentencing which occurred on October 6, 2005.

A lawsuit (known as Hicks vs. Able Energy, Inc.) has been filed against the Company by property owners who allegedly suffered property damages as a result of the March 14, 2003 explosion and fire. The Company's insurance carrier is defending as related to compensatory damages. Legal counsel is defending on the punitive damage claim. On June 13, 2005, the Court granted a motion certifying a plaintiff class action which is defined as "All Persons and Entities that on and after March 14, 2003, residing within a 1,000 yard radius of Able Oil Company's fuel depot facility and were damaged as a result of the March 14, 2003 explosion". The claim is limited to economic loss and claims for personal injury have been specifically excluded from the Class Certification. The insurer has settled approximately 2190 claims against the Company. The Company believes that the Class Claims for compensatory damages is within the available limits of its insurance.

After the March 14, 2003, fire and explosion, the town of Newton changed its zoning requirements and made fuel oil and propane distribution prohibited uses. The Company is appealing a denial of a request for building permits to reconstruct damaged and destroyed buildings and sought a Non-Conforming Use Certificate to permit the fuel oil distribution use only. On August 20, 2004, the Superior Court of New Jersey ruled that the Company may continue to use the site as a non-conforming use, but stayed its decision subject to Newton's appellate rights. The decision was upheld in May 2005 by the court upon the appeal of the Town of Newton. The Company is planning to use the property in the manner approved by the decision.

As a result of the March 14, 2003 explosion and fire, various claims for property damage have been submitted to the Company's insurance carrier. These claims are presently being handled and, in many cases, settled by the insurance carrier's adjuster. There were 227 claims being handled of which 219 have been handled and adjusted with reserves for losses established as deemed appropriate by the insurance carrier.

Two lawsuits have been filed by homeowners in Newton, New Jersey who allegedly suffered property damages as a result of the March 14, 2003 explosion and fire. The Company's insurance carrier is defending as related to the property damage claims. As to Punitive Damages, one case is being defended by an outside attorney and one by the insurance carrier. It appears that compensatory damage claims are within the available limits of insurance. As a result of the March 14, 2003 fire at the Newton, New Jersey, terminal, a subsidiary of the Company entered a guilty plea in July 2005 to one count of negligently damaging property, a fourth-degree crime in New Jersey. In connection with the plea agreement, the Company will pay a fine of $20,000, and its guilty plea cannot be used against the company in any civil lawsuits.

The Company in the normal course of business has been involved in lawsuits. Current suits are being defended by the insurance carrier and should be covered by insurance and legal counsel is defending on punitive damage claims as noted above.

NOTE 12 - RELATED PARTY TRANSACTIONS

The following officers of this Company own stock in the subsidiary, PriceEnergy.Com, Inc., which they incorporated in November 1999:

Former Chief Executive Officer                                            23.5%
President                                                                  3.6%
Chief Operating Officer                                                    2.3%

No capital contributions have been made by these officers (See Notes 1 and 7).

The Company has entered into a consulting agreement with its former Chief Executive Officer ("CEO") on February 16, 2005 (see note 20). The agreement is for two years and provides for annual fees of $60,000 to be paid in monthly installments. In addition the former CEO received options to purchase 100,000 shares of the Company's common stock at $4.00 per share. The options were exercised on July 7, 2005, at which time the closing price was $16.89. The former CEO was paid $15,000 related to this agreement during the period ended September 30, 2005.

On February 22, 2005, the Company borrowed the sum of $500,000 from Able Income Fund, LLC ("Able Income"). The loan was evidenced by a promissory note (the "Note") issued by the Company to the order of Able Income in the principal amount of $500,000 bearing interest at the rate of 14% per annum payable interest only in the amount of $5,833.33 per month with the principal balance and any accrued unpaid interest due and payable on May 22, 2005. The Note was secured by a mortgage on property located in Warrensburg Industrial Park, Warrensburg, New York, owned by Able Energy New York, Inc., a wholly owned subsidiary of the Company. One of the owners of Able Income is Timothy Harrington, the former Chief Executive Officer of the Company. The maturity date of the Note was extended to August 22, 2005.

Able Income subsequently agreed to surrender the Note as of September 30, 2005, in exchange for 57,604 shares of the Company's common stock, $.001 par value. The number of shares exchanged was determined by dividing the principal balance of the Note, together with all accrued and unpaid interest thereon as of September 30, 2005, by $8.68, representing a 20% discount off the average closing price of the Company's stock as listed on the Nasdaq SmallCap Market for the period from October 3, 2005 through October 14, 2005. The shares were offered only to Able Income in connection with the surrender of the Note and, thus, were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as not being a part of any public offering.

On September 19, 2005 an officer of the Company exercised options to acquire 50,000 shares of the Company's common stock at a price of $6.68 per share. In connection with this exercise the officer entered into a one year $100,000 promissory note collateralized by the common stock of the Company held by the officer and secured by the officer's wages. It was subsequently determined that it was improper for the Company to accept a promissory note from such officer, and the promissory note was repaid in full, with accrued interest, by the officer as of November 18, 2005.

The Company entered into a Stock Purchase Agreement in June 2005 ("Purchase Agreement") with all of the shareholders (the "Sellers") of All American Plazas, Inc. ("All American") in connection with the Company's acquisition of All American. The transaction is expected to be consummated in November 2005, upon receipt of the required approval by our stockholders. All American currently owns approximately 40% of the Company's outstanding shares. The Company's CEO, Chairman and General Counsel, Gregory D. Frost, formerly served as a director and the General Counsel of All American until his resignation on March 31, 2005, and the Company's Vice President Business Development, Frank Nocito, is Vice President of All American. In addition, one of the Company's directors, Stephen Chalk, performs certain paid consulting services in the area of real estate development for All American. At the closing, the Company will deliver to the Sellers 11,666,667 shares of our restricted common stock, par value $.001 per share, at $3.00 per share for an aggregate purchase price of $35,000,000. In addition, at the closing, the Company will deliver to certain of the Sellers a number of shares of its restricted common stock equal to the number of shares of its common stock owned by All American as of the closing date.

All American recently consummated a financing that, if the acquisition of All American is consummated, will impact the Company. Pursuant to the terms of the Securities Purchase Agreement dated June 1, 2005 (the "Agreement") between All American and certain purchasers, the purchasers loaned All American an aggregate of $5,000,000, evidenced by Secured Debentures also dated June 1, 2005 (the "Debentures").

If the Company consummates the acquisition of All American, upon such consummation, the Company will assume the obligations of All American under the Agreement, the Debentures and the AIR Agreement through the execution of a Securities Assumption, Amendment and Issuance Agreement, Registration Rights Agreement, Common Stock Purchase Warrant Agreement and Variable Rate Secured Convertible Debenture Agreement, each between the Purchasers and the Company.

On July 27, 2005, the Company made a loan in the amount of $1,730,000 to All American, and All American executed and delivered a Promissory Note for the full amount of the loan in favor of the Company (see note 5).

In connection with two loans entered into by the company in May 2005 (see note
4), fees in the amount of $167,500 were paid to Unison Capital Corporation, a company in which a vice president of the Company has a related interest. This individual also has a related party interest to All American, the Company's largest shareholder.

Subsequent to the payments being made and based on discussions with Unison Capital Corporation it was determined the $167,500 was an inappropriate payment to a related party and Unison Capital Corporation has agreed to reimburse this amount to the Company over a twelve month period beginning in October 2005. The charge had been appropriately classified as deferred finance charges in the balance sheet and therefore will have no effect on the Company's statement of operations.

NOTE 13 - BUSINESS SEGMENT INFORMATION
The Company sells several types of products and provides services. Following are revenues by product groups and services:

                                                 CONTINUING OPERATIONS
                                                     QUARTER ENDED
                                                     SEPTEMBER 30,
                                           ---------------------------------

                                           ---------------------------------

                                                 2005            2004
                                           ---------------------------------

    Home Heating Oil #2                        $5,108 746      $1,842,254
    Commercial Oil #2                           1,689,717       1,557,659
    Gasoline, Diesel Fuel, Kerosene,
       Propane & Lubricants                     5,610,500       4,127,047
    Equipment Sales & Services                    254,386         285,329
    Installation Repairs & Services               468,064         409,556
                                           ---------------------------------

    Net Sales                                 $13,131,413      $8,221,845
                                           =================================

NOTE 14 - RECENTLY ISSUED ACCOUNTING STANDARDS
SHARE-BASED PAYMENT
In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." Statement 123(R) supersedes Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and amends SFAS No. 95, "Statement of Cash Flows." Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Statement is effective for fiscal years beginning after June 15, 2005.

Statement 123(R) permits public companies to adopt its requirements using one of two methods:
     A. "Modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date.

     B. "Modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate, based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures, either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

The Company adopted Statement 123(R) on July 1, 2005 using the modified prospective method. The impact of this Statement was immaterial to our consolidated financial statements.

NOTE 15 - SUBSEQUENT EVENTS
On March 1, 2005, the Company entered into an amendment (the "Agreement") to an existing consultant agreement with Summitt Ventures, Inc. ("Summitt"). The value of the consideration contemplated to be rendered by Summitt to the Company under the Agreement was approximately $71,000, and the Company issued 142,857 shares of the Company's common stock (the "Shares"), valued at $0.50 per share, as payment. The Shares at the time of issue were unregistered, restricted shares of the Company and not subject to any registration requirement. The shares were offered only to Summitt in connection with the Agreement and, thus, were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as not being a part of any public offering. The Shares are not convertible into any other class or series of equity of the Company. No proceeds were received by the Company at the time of issuance of the Shares and no proceeds have been received by the Company on account of the Agreement. On September 22, 2005, the Company terminated the Agreement with Summitt, with cause, and on October 13, 2005, the Company notified Summitt that it was canceling the certificate evidencing the Shares on the grounds that, among other things, Summitt induced the Company to enter into the Agreement through misrepresentation.

On October 13, 2005, the Company received a letter from the Nasdaq Listing Qualifications Staff ("Nasdaq"), notifying the Company that it was not in compliance with Marketplace Rule 4310(c)(2)(B)(ii) (the "Rule"). The Rule requires the Company to have a minimum $35 million in market value of listed securities, or $2.5 million in shareholders' equity or $500,000 in net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. Nasdaq informed the Company that it would be provided 30 calendar days, or until November 14, 2005, to regain compliance with the Rule.

The Company was required to demonstrate compliance with the Rule by November 14, 2005 by either:

     o showing aggregate market value of its common stock in excess of $35 million for a minimum of 10 consecutive business days, or

     o increasing its shareholders' equity to an amount which exceeds $2.5 million.

The shareholders' equity reported in the Quarterly Report on Form 10-Q/A filed December 8, 2005 is $4,784,084, which exceeds the $2.5 million required under the Rule. Nasdaq has determined that the matters set forth in its October 13, 2005 letter to the Company have been closed.

On September 19, 2005, Gregory D. Frost, the Company's current CEO, Chairman and General Counsel, exercised options to acquire 50,000 shares of the Company's common stock at a price of $6.68 per share. In connection with this exercise Mr. Frost entered into a one year $100,000 promissory note in favor of the Company, which was collateralized by the common stock of the Company owned by Mr. Frost and secured by his wages. The note was payable on the one-year anniversary of its issuance, together with interest thereon at the prime rate. Monthly interest payments were to begin in November 2005. It was subsequently determined that it was improper for the Company to accept a promissory note from Mr. Frost due to his status as director of the Company at the time of the option exercise, and the promissory note was repaid in full, together with accrued interest, by Mr. Frost as of November 18, 2005.

                             SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with the Consolidated Financial Statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                            FOR THE YEAR ENDED JUNE 30,
                                                      2005             2004             2003             2002             2001
                                                 --------------   --------------   --------------   --------------   --------------
RESULTS OF OPERATION DATA -
     CONTINUING OPERATIONS
Sales                                            $  61,964,825    $  42,882,327    $  43,409,488    $  24,851,039    $  18,189,597
Gross Profit                                         5,986,870        5,614,858        6,504,093        4,273,819       53,081,399
Operating Income (Loss)                             (1,142,598)      (1,971,745)         328,463       (1,852,533)        (717,763)
Net Income (Loss) from continuing
     operations                                     (2,110,257)      (2,700,102)          53,322       (1,947,539)        (725,223)
Net Income (Loss) from continuing
     operations Per Share                                 (.99)           (1.34)             .03             (.97)            (.36)
Depreciation and Amortization                        1,183,144        1,152,906        1,070,046        1,027,144        1,183,144
Interest Expense                                       449,776          576,578          435,992          281,994          449,776
Weighted Average Number of Shares
     Outstanding - Basic                             2,140,813        2,013,250        2,012,708        2,001,332        2,140,813

BALANCE SHEET DATA

Cash                                             $   1,754,318    $   1,309,848    $     400,033    $     258,560    $     999,018
Current Assets                                       6,230,307        5,577,508        5,504,366        3,086,136        4,040,586
Current Liabilities                                  6,550,350        5,320,953        5,508,829        5,559,680        5,169,197
Total Assets                                        12,754,560       12,443,695       12,612,582       10,477,891       11,756,530
Long-Term Liabilities                                4,146,095        3,724,691        3,616,461        1,657,071        1,828,401
Total Stockholders' Equity                           2,058,115        3,398,051        3,487,292        3,261,140        4,758,932

Notes

        1. The results of operation data for the years ended June 30, 2003, June 30, 2002 and June 30, 2001 have been adjusted to reflect the discontinued operations of Able Propane, LLC (see financial statement Note 23).

        2. Due to the Company changing its fiscal year during 2001, the results of operation for the year ended June 30, 2001 in the above table are for the period January 1, 2001 to June 30, 2001.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


The following discussion should be read in conjunction with our Consolidated Financial Statements, and Notes thereto, contained elsewhere in this prospectus.


OVERVIEW
--------------------------------------------------------------------------------

Able Energy Inc. ("Able") was incorporated in Delaware in 1997. Able Oil, a wholly owned subsidiary of Able, was established in 1989 and sells both residential and commercial heating oil and complete HVAC service to its heating oil customers. Able Energy NY, a wholly owned subsidiary of Able, sells residential and commercial heating oil, propane diesel fuel, and kerosene to customers around the Warrensburg NY area. Able Melbourne, a wholly owned subsidiary of Able, was established in 1996 and sells various grades of diesel fuel around Cape Canaveral FL. PriceEnergy Inc., a majority owned subsidiary of Able, was established in 1999 and has developed an internet platform that has extended the Company's ability to sell and deliver liquid fuels and related energy products.

Management's Discussion and Analysis of Financial Condition and Results of Operation contains forward-looking statements, which are based upon current expectations and involve a number of risks and uncertainties. In order for us to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include:

     o    Commodity Supply
     o    Commodity Pricing
     o    Customers Converting to Natural Gas
     o    Alternative Energy Sources
     o    Winter Temperature Variations (Degree Days)
     o    Customers Moving Out of The Area
     o    Legislative Changes
     o    The Availability (Or Lack of) Acquisition Candidates
     o    The Success of Our Risk Management Activities
     o    The Effects of Competition
     o    Changes in Environmental Law
     o    General Economic, Market, or Business Conditions

We undertake no obligation to update or revise any such forward-looking statements.

BUSINESS STRATEGY

Our business plan calls for maximization of sales throughout our existing heating oil market areas by means of aggressive market penetration to recapture lost business as well as to attract new customers who have moved into our market area during the past two years. In addition, our external strategy is to acquire related heating oil businesses, which strengthen and expand our current service area along with moving into planned new areas. In this way, we can realize new residential and commercial business and take advantage of expected population growth in new market regions.

We also are in the process of becoming more vertically integrated through acquisition. In addition to acquiring businesses in the core #2 heating oil portion of our business, we are also developing relationships with potential acquisitions in the area of diesel fuel distribution, truck stop facilities, convenience store/gasoline fueling stations, and crude oil refineries.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our accounting policies are described in Note 1 to each of the consolidated financial statements included in this Registration Statement on Form S-1 for the fiscal year ended June 30, 2005 and the quarter ended September 30, 2005. The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We consider the following policies to be the most critical in understanding the judgments involved in preparing the financial statements and the uncertainties that could impact our results of operations, financial condition and cash flows.

REVENUE RECOGNITION

Sales of fuel and heating equipment are recognized at the time of delivery to the customer, and sales of equipment are recognized at the time of installation. Revenue from repairs and maintenance service is recognized upon completion of the service. Payments received from customers for heating equipment service contracts are deferred and amortized into income over the term of the respective service contracts, on a straight-line basis, which generally do not exceed one year.

DEPRECIATION, AMORTIZATION AND IMPAIRMENT OF LONG-LIVED ASSETS
We calculate our depreciation and amortization based on estimated useful lives and salvage values of our assets. When assets are put into service, we make estimates with respect to useful lives that we believe are reasonable. However, subsequent events could cause us to change our estimates, thus impacting the future calculation of depreciation and amortization.

Additionally, we assess our long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Such indicators include changes in our business plans, a change in the extent or manner in which a long-lived asset is being used or in its physical condition, or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. If the carrying value of an asset exceeds the future undiscounted cash flows expected from the asset, an impairment charge would be recorded for the excess of the carrying value of the asset over its fair value. Determination as to whether and how much an asset is impaired would necessarily involve numerous management estimates. Any impairment reviews and calculations would be based on assumptions that are consistent with our business plans and long-term investment decisions.

ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE
We routinely review our receivable balances to identify past due amounts and analyze the reasons such amounts have not been collected. In many instances, such uncollected amounts involve billing delays and discrepancies or disputes as to the appropriate price or volumes of oil delivered, received or exchanged. We also attempt to monitor changes in the creditworthiness of our customers as a result of developments related to each customer, the industry as a whole and the general economy. Based on these analyses, we have established an allowance for doubtful accounts receivable and consider the reserve adequate, however, there is no assurance that actual amounts will not vary significantly from estimated amounts.

REVENUE AND EXPENSE ACCRUALS
We routinely make accruals for both revenues and expenses due to the timing of compiling billing information, receiving third party information and reconciling our records with those of third parties. We reflect estimates for these items based on our internal records and information from third parties. We believe our estimates for these items are reasonable, but there is no assurance that actual amounts will not vary significantly from estimated amounts.

INCOME TAXES
As part of the process of preparing consolidated financial statements, the Company is required to estimate income taxes in each of the jurisdictions in which it operates. Significant judgment is required in determining the income tax expense provision. The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company assesses the likelihood of our deferred tax assets being recovered from future taxable income. The Company then provides a valuation allowance for deferred tax assets for which the Company does not consider realization of such assets to be more likely than not. The Company considers future taxable income and ongoing prudent and feasible tax planning strategies in assessing the valuation allowance. Any decrease in the valuation allowance could have a material impact on net income in the period in which such determination is made.

RECENT ACCOUNTING PRONOUNCEMENTS

Refer to Note 1 in the accompanying consolidated financial statements for each of the fiscal year ended June 30, 2005 and the quarter ended September 30, 2005.

RESULTS OF OPERATIONS

The following expense items negatively affected net income for the year ending June 30, 2005:

     o    One time non-recurring expenses for deferred loss due to the 2003
          Newton Accident                                                           $     318,000
     o    Accelerated amortization and prepayment penalty for early payoff of
          UPS loan                                                                  $     206,000
     o    Stock based compensation                                                  $     117,000
     o    Director's fees from prior years                                          $     183,000
     o    Professional fees for legal & related expenses due to the 2003 Newton
          Accident & supplemental Government filings.                               $     311,000
                                                                                    -------------

          TOTAL                                                                     $   1,135,000

These costs related to instances that the Company believes will not have any significant future impact on operations. Included in this schedule are costs related to the accident at our Newton Facility totaling approximately $619,000, the write-off of costs related to refinancing old debt of approximately $206,000, payment of approximately $183,000 in directors fees established in the current period relating to prior services and a non-cash charge of approximately $117,000 related to the issuance of in the money stock options.

The following tables present the percentage of total revenue for the periods indicated and changes from period to period of certain items included in the Company's Consolidated Statements of Operations.

                                                                                                          PERIOD-TO-PERIOD
                                                               % FOR YEAR ENDED                               % CHANGES
                                                                   JUNE 30,                         ------------------------------
                                               --------------------------------------------------        2005            2004
                                                                                                          VS.             VS.
                                                    2005              2004             2003              2004            2003
                                               ----------------  ---------------   --------------   --------------  --------------
Net sales                                                100.0%           100.0%           100.0%            44.5%          (1.2)%
Cost of sales                                             90.3             86.9             85.8             50.2            1.0
                                               ----------------  ---------------   --------------
Gross profit                                               9.7             13.1             15.0              6.6          (13.7)
Selling, general and administrative
expenses                                                  (9.6)           (15.0)           (11.8)            (7.6)          26.0
Depreciation and Amortization Expense                     (1.9)            (2.7)            (2.5)             2.6            7.7
                                               ----------------  ---------------   --------------
Loss (income) from operations                             (1.8)            (4.6)             0.8             42.1              *
Interest and Other Income                                  0.3              0.3              0.3             43.3           33.1
Interest Expense                                          (0.7)            (1.3)            (1.0)           (22.0)          32.2

    Directors' Fees                                       (0.3)               -             (0.1)               *              *
    Gain (loss) on sale of assets                            -                -                -                *              *
    Gain on Insurance Recovery                               -                -              .05                *              *
Other Income (Expense)                                    (0.5)               -                -                *              *
Legal Fees Relating to Other Expense                      (0.3)            (0.6)            (0.2)               *              *
                                                 ----------------  ---------------   --------------
Income (loss) from continuing operations
     before income tax (provision) benefit                (3.4)            (6.2)             0.2            (20.8)             *
Income tax (provision) benefit                             0.0             (0.1)            (0.1)               *
                                                 ----------------  ---------------   --------------
Income (loss) from continuing operations                  (3.4)            (6.3)             0.1            (21.8)             *
                                                 ----------------  ---------------   --------------

*    Not meaningful

                                                       % FOR THE THREE MONTHS ENDED          PERIOD -TO-PERIOD
                                                   SEPTEMBER 30,         SEPTEMBER 30,           % CHANGES
                                                       2005                   2004           2005 (AS RESTATED)
                                                       ----                   ----           ------------------
                                                   (AS RESTATED)                                  VS. 2004
                                                   -------------                                  --------

Net sales                                                 100.0%               100.0%                59.7%
Cost of sales                                              93.0                 92.6                 60.4
                                                 ------------------------------------
Gross profit                                                7.0                  7.4                 50.8
                                                 ------------------------------------
Selling, general and administrative expenses               11.4                 13.4                 36.0
Depreciation and Amortization Expense                       2.2                  3.6                 (0.8)
                                                 ------------------------------------
Loss from operations                                       (6.6)                (9.6)                10.7
Interest and Other Income                                   0.4                  0.6                 (9.6)
Interest Expense                                           (1.3)                (0.9)               118.3
Amortization of Discount on Debt                           (2.1)                   -                    *
Loss on sale of assets                                        -                 (0.4)                   *
Legal Fees Relating to Accident                            (0.5)                (0.3)               182.8
                                                 ------------------------------------
Loss before income tax provision                          (10.2)               (10.6)                53.8
Income tax provision                                       (0.0)                (0.0)                   *
                                                 ------------------------------------
Net loss                                                  (10.2)               (10.6)                53.8
                                                 ------------------------------------

*    Not meaningful

FISCAL 2005 COMPARED TO FISCAL 2004

Revenue for fiscal 2005 increased approximately $19.1 million or 44.5% over fiscal 2004 and revenue for the three months ended September 30, 2005 increased approximately $4.9 million or 59.7% over the three months ended September 30, 2004These increases can be attributed primarily to the pass-through of fuel oil costs to customers and a total increase of liquid fuel product sales of approximately 9.3% offset by somewhat lower gallons sales during the period as a result of a slight decline in heating degree days from last season and the initial impact of marketing changes in the way the company sells to its discount customers. The Company did not have the use of its facility in Newton, New Jersey, due to the March 2003 accident.

Gross profit margins for fiscal 2005 decreased to 9.7% from 13.1% for fiscal 2004 and gross profit margins for the three months ended September 30, 2005 decreased to 7.0% from 7.4% for the three months ended September 30, 2004. . The decrease in margin was the result of the dramatically rising product costs during the period. Retail pricing was adjusted as necessary to cover most of the increases while continuing to maintain the Company's competitive position in the marketplace. Gross profit margin was also affected by a strong increase in sales of our PriceEnergy subsidiary in Able's present market area.

Selling, general and administrative expenses for fiscal 2005 decreased by approximately $487,000 or 7.6% compared to fiscal 2004 and increased for the three months ended September 30, 2005 by approximately $397,000 or 36.0% compared to the three months ended September 30, 2004. The Company attributes the decrease primarily to a reduction in advertising and marketing of approximately $315,000 related to more effective advertising campaigns and a reduction in bad debt expense of approximately $151,000 related to increased collection efforts during the period. The Company attributes the increase for the three months ended September 30, 2005 primarily due to an increase in professional fees of approximately $175,000 related to general corporate matters including SEC filings and potential acquisitions, an increase in payroll related to the addition of key management positions of approximately $122,000, and an increase in credit card processing fees of approximately $90,000 which relates partly to the increase in revenue and the shift of customer payment methods to more credit card based payment.

Depreciation and amortization expense remained relatively flat for fiscal 2005 including the three months ended September 30, 2005 as compared to fiscal 2004 and to the three months ended September 30, 2004.

Other income (expenses) increased to a net expense of $964,000 in fiscal 2005 from $689,000 in fiscal 2004 and increased $464,511 in the three months ended September 30, 2005 from $80,355 in the three months ended September 30, 2004, respectively. The increase in fiscal 2005 is primarily related to a write-off of costs related to insurance claims of approximately $318,000 and directors fees of $183,000. These costs were offset by an increase in interest income of approximately $65,000 and reduction in interest expense of approximately $127,000 related to debt pay-offs and refinancing. The reason for the increase of approximately $384,000 for the three months ended September 30, 2005 is primarily related to an increase in the interest expense of approximately $92,000 related to debt financing and issuance of convertible debentures entered into during July 2005 and a non-cash charge of approximately $279,000 related to the amortization of the beneficial value ascribed to conversion rights of the convertible debentures and value of warrants issued in connection with the convertible.

The operating loss for fiscal 2005 was $1.1 million compared to $1.9 million for fiscal 2004 and the operating loss for the three months ended September 30, 2005 was $874,186 compared to $790,031 for the three months ended September 30, 2004. The net improvement in our operating loss for the year was directly related to the volatile market pricing and a decrease in selling, general and administrative expenses.

Our effective tax rate for the fiscal 2005, the three months ended September 30, 2005 and the three months ended September 30, 2004 is negligible. The difference in the Company's effective tax rate from the federal statutory rate is primarily due to a 100% valuation allowance provided for all deferred tax assets. Current period income tax expense of $3,488 represents minimum state tax liabilities.

Net loss for fiscal 2005 was $2.1 million compared to $89,000 for fiscal 2004. During fiscal 2004 the Company recognized a gain on sale of the operating assets of Able Propane in the amount of $2.7 million, which reduced its net loss from $2.7 million. This decrease in the net loss is primarily due to gross profit increase and selling, general and administrative expense decreases offset by increases in other expenses. Furthermore, the net loss for the three months ended September 30, 2005 was approximately $1.3 million compared to $872,626 for the three months ended September 30, 2004. The net increase attributing directly to an increase in selling, general and administrative expenses and the increase in interest and other expenses partially offset by an overall improvement in gross margin dollars.

FISCAL 2004 COMPARED TO FISCAL 2003

The Company reported revenues of $42,882,327 for fiscal 2004, which was a small decrease of $527,161 from the prior year's revenues of $43,409,488 for the same period. This decrease can be attributed primarily to somewhat lower gallons sales during the period as a result of a decline in heating degree days from the previous season and the initial impact of marketing changes in the way the company sells to its discount customers. The Company did not have the use of its facility in Newton, New Jersey, due to the explosion in March 2003, which negatively affected service levels to some of the customers in the Sussex County, New Jersey, delivery area.

Gross profit margin, as a percentage of revenues, for fiscal 2004, decreased by 1.89% from $6,504,093 to $5,614,858. The decrease in margin was the result of the dramatically rising product costs during the months of October, November and December. Retail pricing was adjusted appropriately to cover most of the increases while continuing to maintain the company's competitive position in the marketplace.

Selling, General, and Administrative expenses, as a percent of sales, increased by 3.24% from 11.76% in year ending June 30, 2003 to 15.00% during the year ending June 30, 2004. The Company attributes this increase to higher insurance rates due to an unsettled insurance market; payroll costs, advertising, outside consulting and legal fees.

Operating loss for fiscal 2004 was $(1,971,745) as compared to the Company's income of $328,463 for fiscal 2003. This operating loss for the year was directly related to the volatile market pricing and increased costs related to the explosion and fire in Newton, New Jersey on March 14, 2003, and increased operating costs (such as insurance).

Net loss for fiscal 2004 was $(2,700,102) as compared to income of $53,322 in fiscal 2003. This loss was directly related to an increase in operating costs, warmer temperature for the season, and a lower gross margin.

OPERATIONAL EFFICIENCIES

Volume in gallons is the true gauge by which increases or decreases can be measured on a year-to-year basis as the volatility in the cost of the commodity can present an inexact picture of real growth. Total gallons for fiscal 2005 vs. fiscal 2004 were down by 2.9%. This is primarily the result of slightly lower heating degree-days in the 2004/05 season vs. the 2003/04 season. Heating degree-days are the industry measurement used to relate each day's temperatures during the heating season to the demand for fuel used for heat. Other reasons for the year-to-year gallons decline were the fact that the March 2003 explosion, which affected our Newton fuel depot, has left this facility still in an "out of service" condition. We are currently working diligently to get this location back in service, or a substitute (acquisition) facility, before the beginning of the upcoming heating season. The ability to use this, or some other location in the area, will greatly improve our service level to the Sussex County delivery area. We are also enhancing our communications to our `will call' customers by offering Able Oil Express. We believe that by focusing our efforts on each specific segment of customer, we can build overall gallons sales. Gallons increases could also be realized through the successful completion of several acquisitions that are anticipated for completion in the current 2005/2006 fiscal year. These acquisitions, if completed, could significantly add to our Company's overall sales volume as measured in gallons as well as dollars of revenue.

The Company believes that it will continue to increase the utilization of existing personnel and equipment, thus continuing to reduce expenses as a percent of sales, and increasing profitability, within its current business configuration. The redefining of the Company's organizational chart and associated position descriptions (by assigning duties to best suit the organization's growth) will further enhance this increased utilization. Moreover, the Company has completed the process of implementing a new Versyss (now ADDS North) operating system to further streamline operations and information processing.

The Company understands the importance of controlling expenses at every level and as such, has enlisted the support of an outside consultant to assist in the integration of a new comprehensive operating budget that will interface with the new ADDS North computer operating system. The Company believes that these changes will enable management, through enhanced reporting capabilities, to quickly respond to changing trends in sales and expenses. The combination of the new operating system and the detailed budget program and reporting now provides all levels of management with real time results not previously available.

The Company's margin strategy will be strengthened as it plans to shift some of the sales volume to other area dealers within the PriceEnergy subsidiary to handle highly discounted non-service related home heating oil sales. This change will permit Able Oil Co. to focus and grow its higher margin automatic delivery customer base using its moniker of "Full Service at Discount Prices", while the PriceEnergy entity will cater to those customers looking for the lowest possible retail price either on-line or over the phone. The Company believes that this further segmentation of its customer base will be successful in increasing overall profitability while enhancing customer appeal. The Company has identified several discreet customer segments that prefer varying levels of service from the Company. By better aligning the Company's product offerings to match the desires of these customer segments, the Company believes that it will be able to capture a larger market share.

The Company implemented a service billing methodology known as "Flat Rate Pricing," an approach similar to that used in the automobile repair industry. This system provides the Company's sales and service personnel a "package approach" to selling service, and provides the customer with an easy to understand invoice. This policy is consistent with the Company's customer segmentation strategy, permitting different retail prices for different customer segments, based upon their choice of service level desired. This system will interface with the Company's automated dispatch communications program that was introduced last year. Since the flat rate pricing has now been fully rolled out, the Company's service segment is now operating as a profit center instead of a support vehicle to the fuel delivery side of the business.

WARRENSBURG, NEW YORK OPERATIONAL ENHANCEMENTS

The Company is in the process of completing operational changes to its Warrensburg, New York business, which will permit the consolidation of all daily operations on to one modern facility located in the newly developed Warrensburg Industrial Park. The Company's previous operations on its Lake George property have been moved to the new site and the Lake George location has been sold. The proceeds from the sale of this location have provided funding for the new operations at the industrial park. When completed this fall, the new fuel depot and sales office will house the local sales and administrative support personnel as well as operations and fuel storage for #2 heating oil, kerosene, propane gas, and diesel fuel. A new modular office and tank farm has been completed on the new property and the Company has terminated its leased office space on Mail Street in Warrensburg. By having all operations combined in the new location we will have the ability to grow the business more effectively as well as handle a greater volume of all products.

RECENTLY IMPLEMENTED TECHNOLOGICAL PROCEDURES

The Company has introduced additional customer service technology to its Rockaway call and administrative center during the past year. Management has completed improvements to its existing telephone hardware and in-house call management. The Company's call center environment now provides he ability to respond to changing call patterns, both higher and lower, without the expense of clerical over-staffing to meet unrealized needs. New software gives customers the option of placing an order via a voice activated technology. This enables customers who simply wish to refill their fuel tank, the opportunity to quickly place an order 24 hours a day without the help of a live customer service representative. This system has been a contributing factor in our reduction of clerical SG&A expense for the past fiscal year.

The Company is now beginning full implementation of the recently announced automated dispatch technology, which provides management with the ability to communicate with service technicians instantaneously. This system is also now performing billing functions at the customer's location as well as documenting payment data instantaneously. Additionally, management is now aware of the status of every on-duty worker and is able to obtain real time reporting for stand-by, en route, and service work time. This system has enabled the Company to maximize scheduling opportunities and eliminate service technician down time.

PRICEENERGY OPERATING SUBSIDIARY

The company's operating subsidiary, PriceEnergy, with its modern order-processing platform, has been in full operation for over four years now. This revolutionary proprietary technology is fully automated and allows for the removal of the inefficiencies associated with traditional heating oil companies in this industry. PriceEnergy has generated over 7.1 million gallons in business this year, which were delivered by the growing PriceEnergy dealer network. This is an increase of over 61% vs. prior year. In December of 2002, PriceEnergy began sales of home heating oil in the initial BJ's Wholesale Club. Gallons sold through this venue have been steadily increasing. The Company is excited about these types of opportunities with "Channel Partners" such as BJ's and is looking to expand the Channel Partner concept. The Company is currently in the process of upgrading the PriceEnergy operating platform to enable it to handle even greater volumes of business as well as provide new services to its customers including an on-line or "I-Catalog" selling energy related items for home and business.

EXPLOSION AND FIRE

On March 14, 2003, Able Energy experienced an explosion and fire at its Newton, New Jersey facility which resulted in the destruction of an office building on the site, as well as damage to 18 company vehicles and neighboring properties. While there were no serious injuries, the Newton facility has been in an out of service condition since the incident.

The Company is currently not processing deliveries from the Newton, New Jersey, facility as the Newton Board of Adjustment originally denied the Company's application to repair and rebuild the facility on the grounds that the zoning laws covering the Newton, New Jersey, property had been changed following the accident. The Company appealed the Board's decision in August of 2004, and was granted immediate permission to make some building repairs and restore power to the underground cathodic protection system. The Company has effectuated these repairs and will continue to move the legal process forward in order to regain use of the facility. It is anticipated that the Company will have use of either its Newton facility or an alternative location in the area soon. This would enable the Company to realize savings in delivery mileage and driver time as a result of being able to handle this area's business needs locally.

LIQUIDITY AND CAPITAL RESOURCES

To date, our principal sources of working capital have been the proceeds from public and private placements of securities and notes payable. Since our inception, sales of securities, including the proceeds from the exercise of outstanding options and warrants, have generated approximately $8.1 million less applicable expenses.

We had a working capital of approximately 2.5 million at September 30, 2005 as compared to a working capital deficit of approximately $(320,000) at June 30, 2005 and a working capital of approximately $257,000 at June 30, 2004. Ratios of current assets to current liabilities are as follows;1.25:1 as of September 30, 2005, .95:1 as of June 30, 2005, and 1.05:1 as of June 30, 2004. The working capital decrease at June 30, 2005 of approximately $577,000 was primarily due to a net loss of approximately $2.1 million and capital expenditures of approximately $1.2 million. This decrease was partially offset by proceeds from the sale of common stock through the exercise of outstanding options and warrants of approximately $0.5 million, net proceeds from note payable, long term debt and lines of credit of approximately $0.9 million, depreciation and amortization included in net loss of approximately $1.2 million and non-cash compensation included in net loss of approximately $0.2 million. The working capital increase at September 30, 2005 of approximately $2.8 was primarily due to issuance of convertible debentures of $2.5 million, the sale of common stock through the exercise of outstanding options and warrants of approximately $0.8 million, and the conversion of note payable into equity of $0.5 million. This increase was partially offset by a net loss of approximately $1.1.

In May 2005 we entered into a $1,750,000 line of credit agreement with Entrepreneurs Growth Capital, LLC. The line is collateralized by accounts receivable and inventories. Outstanding balances under the loan bear interest at an annual rate equal to the Citibank's Prime rate plus 4%. As of June 30, 2005 approximately $1 million was outstanding and $750,000 was available under this credit line and as of September 30, 2005 approximately $1.1 million was outstanding and $684,000 was available under this credit line.

On July 12, 2005, the Company consummated a financing with a group of lenders. Pursuant to the terms of the Securities Purchase Agreement, the Company sold variable rate convertible debentures in the amount of $2.5 million. The debentures shall be repaid within two years from the date of issuance with interest payable at a rate per annum equal to Libor, plus 4%, which on July 12, 2005 was 3.57% plus 4%, or 7.57%. The interest is payable quarterly on the first of January, April, July, and October. The debentures may be converted at the option of the purchasers into shares of the Company's Common Stock at a conversion price of $6.50 per share. The amount of shares to be issued at such conversion will be 384,618. In addition, the purchasers shall have the right to receive five-year warrants to purchase 192,308 shares of Common Stock at $7.15 per share. The market value of the Company's Common Stock on July 12, 2005 was $17.90 per share. The debenture conversion price of $6.50 is 36.31% of the market value. Closing expenses related to this transaction totaled $315,000, including a $250,000 broker fee and $65,000 in various legal expenses.

On July 27, 2005, the Company made a loan of $1,730,000 to All American Plazas, Inc. which is the largest shareholder of the Company. The funds were disbursed from the financing proceeds of $2.5 million described above. Under the note, the loan bears interest at 3.50% per annum and is secured by the 1,000,000 shares of Able Energy, Inc. Common Stock owned by All American Plazas, Inc. The interest rate of the Company on its $2.5 million of convertible debentures is currently 7.57%, as noted above.

We anticipate that funds generated from operations, together with cash and investments, and availability under our credit line will be sufficient to fund our current level of growth and our existing commitments at least through fiscal 2006. However, to the extent the expansion of our operations requires significant additional resources, we may be required to seek additional financing. No assurance can be given that such financing would be available on terms that would be acceptable to us.

MATERIAL COMMITMENTS

The following schedule summarizes our contractual cost obligations as of June 30, 2005 in the periods indicated.

                                                                   PAYMENTS DUE BY PERIOD
                                                                   ----------------------
             CONTRACTUAL                                                                                    MORE THAN
              OBLIGATIONS                   TOTAL       LESS THAN 1 YEAR     1-3 YEARS      3-5 YEARS        5 YEARS
              -----------                   -----       ----------------     ---------      ---------        -------
Long-Term Debt                             $4,339,187       $1,086,849        $244,263       $151,110       $2,856,965
Capital Lease Obligations                     976,398          266,831         669,344         40,223                -
Operating Leases                               98,830           98,830               -              -                -
Unconditional Purchase Obligations          2,284,909        2,284,909               -              -                -
Other Long-Term Obligations                         -                -               -              -                -
Total Contractual Cash Obligations         $7,699,324       $3,737,419        $913,607       $191,333       $2,856,965

Excluded from the table above is estimated interest payments on long-long term debt and capital lease obligations of approximately $378,035, $765,819, $367,974 and $2,031,618 for the periods less than 1 year, 1-3 years, 3-5 years, and more than 5 years, respectively.

The following schedule summarizes our contractual cost obligations as of September 30, 2005 in the periods indicated.

                                                                   PAYMENTS DUE BY PERIOD
                                                                   ----------------------
             CONTRACTUAL                                                                                    MORE THAN
              OBLIGATIONS                   TOTAL       LESS THAN 1 YEAR     1-3 YEARS      3-5 YEARS        5 YEARS
              -----------                   -----       ----------------     ---------      ---------        -------
Long-Term Debt                             $4,391,000       $1,155,000        $162,000       $159,000       $2,915,000
Capital Lease Obligations                     888,000          250,000         619,000         19,000                -
Operating Leases                               89,000           89,000               -              -                -
Unconditional Purchase Obligations          5,693,000        5,693,000               -              -                -
Other Long-Term Obligations                 2,500,000                -       2,500,000              -                -
Total Contractual Cash Obligations        $13,561,000       $7,187,000      $3,281,000       $178,000       $2,915,000

Excluded from the table above is estimated interest payments on long-long term debt and capital lease obligations of approximately $369,000, $766,000, $368,000 and $1,987,000 for the periods less than 1 year, 1-3 years, 3-5 years, and more than 5 years, respectively.

ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS
--------------------------------------------------------------------------------

SEASONALITY

The Company's operations are subject to seasonal fluctuations, and directly related to the heating needs of its customers with a majority of the Company's business occurring in the late fall and winter months. Accordingly, the weather can have a material effect on the Company's sales in any particular year. Generally, however, the temperatures in the past thirst years have been relatively stable, and as a result, have not had a significant impact on the Company's performance, except on a short-term basis. In the years 1997 and 2001, "El Nino" caused two of the warmest winters on record, which impacted home heating oil sales during the 1997-1998 and 2001 -2002 winter seasons. The winter of 2004-2005 recorded temperatures for the season, which were normal for New Jersey, the Company's primary delivery area.

Approximately 70% of the Company's revenues are earned and received from October through March; most of such revenues are derived from the sale of home heating products, primarily #2 home heating fuel oil. However, the seasonality of the Company's business is offset, in part, by an increase in revenues from the sale of HVAC products and services, diesel and gasoline fuels during the spring and summer months due to the increased use of automobiles and construction apparatus.

Each of the Company's divisions is seasonal. From May through September, Able Oil can experience considerable reduction of retail heating oil sales. Similarly, Able Energy's New York propane operations can experience up to an 80% decrease in heating related propane sales during the months of April to September, this is offset somewhat by increased sales of propane gas used for pool heating, heating of domestic hot water in homes and fuel for outdoor cooking equipment.

Over 90% of Able Melbourne's revenues are derived from the sale of diesel fuel for construction vehicles, and commercial and recreational sea-going vessels during Florida's fishing season, which begins in April and ends in November. Only a small percentage of Able Melbourne's revenues are derived from the sale of home heating fuel. Most of these sales occur from December through March, Florida's cooler months.

FUTURE OPERATING RESULTS.

Future operating results, which reflect management's current expectations may be impacted by a number of factors that could cause actual results to differ materially from those stated herein. These factors include worldwide economic and political conditions, terrorist activities, industry specific factors, and governmental agencies.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY CAUSE VOLATILITY IN THE PRICE OF OUR COMMON STOCK

Given the nature of the markets in which we participate, we cannot reliably predict future revenue and profitability. As demand for our services has increased in recent periods, our quarterly revenue and operating results have become highly dependent on the timing of contracts signed and programs implemented during the quarter, which are difficult to forecast.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


The Company does not issue or invest in financial instruments or derivatives for trading or speculative purposes. All of the operations of the Company are conducted in the United States, and, as such, are not subject to material foreign currency exchange rate risk. At June 30, 2005, the Company had approximately $4.3 million of outstanding long-term debt. Although the Company's assets included approximately $1.7 million in cash and cash equivalents market rate risk associated with changing interest rates in the United States is not material. See also Note 4 of the Notes to Consolidated Financial Statements contained in this prospectus.

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:

------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
                                                                                                              GOVERNANCE
                                                                                                                 AND
                                                                        COMPENSATION          AUDIT           NOMINATING
            NAME                      AGE               TITLE             COMMITTEE         COMMITTEE         COMMITTEE
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Gregory D. Frost, Esq.                58          CEO, Chairman,
                                                  General Counsel
                                                  and Director
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Christopher P. Westad                 51          President and
                                                  Director
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Patrick O'Neill                       45          Director                    *                                   *
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Edward C. Miller, Jr.                 38          Director                                      *
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Stephen Chalk                         60          Director
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Alan E. Richards                      68          Director                                      **                *
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Solange Charas                        43          Director                   **                 *
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Mark Barbera                          47          Director                    *                                   **
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Steven M. Vella                       42          Chief Financial
                                                  Officer
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
Frank Nocito                          58          Vice President
                                                  Business
                                                  Development
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------
John L. Vrabel                        52          Chief Operating
                                                  Officer
------------------------------ ------------------ ------------------- ------------------ ----------------- -----------------

 * Member
** Chair

Set forth below is a brief background of the executive officers and directors of the Company, based on information supplied by them.

GREGORY D. FROST, ESQ., became CEO and Chairman of the Company in October 2005, and General Counsel and a Director of the Company in April 2005. He previously served as General Counsel and a Director of All American Plazas, Inc., which owns approximately 40% of the Company's outstanding shares, until his resignation on March 31, 2005. From 1974 to the present, he has been a practicing attorney in the State of New York and since 1999 has been a partner of the law firm of Ferber Frost Chan & Essner, LLP (formally known as Robson Ferber Frost Chan & Essner LLP) which has in the past performed, and continues to perform, legal services for the Company. Mr. Frost's main areas of practice have been and continue to be mergers and acquisitions, and general corporate and securities matters. From 1975 through 1980, he was Assistant General Counsel at The Singer Company and RH Macy & Co. Thereafter, Mr. Frost spent approximately 12 years as a partner of the law firm of Bower & Gardner, managing their corporate and securities department. In 1970, Mr. Frost received a B.A. degree from New York University (Stern School). He received his Juris Doctorate in 1973 from New York Law School, and in 1979 obtained a Master of Law Degree (LLM) in Corporate Law from New York University Law School.

CHRISTOPHER P. WESTAD became President of the Company in 1998, and a Director when the Company went public in 1999. His current employment contract runs through July 1, 2007. He served as Acting Chief Executive Officer from February 2005 to October 2005. He also served as the Company's Chief Financial Officer from 2000 to August 2005. Since September 1996, Mr. Westad has also served as the President of Able Propane until the sale of that subsidiary in March of 2004. From 1991 through 1996, Mr. Westad was Market Manager and Area Manager for Ferrellgas Partners, L.P., a company engaged in the retail sale and distribution of liquefied petroleum gas. From 1977 through 1991, Mr. Westad served in a number of management positions with RJR Nabisco. In 1975, Mr. Westad received a Bachelor of Arts in Business and Public Management from Long Island University-Southampton, New York. In connection with the March 2003 fire at the Company's Newton, New Jersey, facility, Mr. Westad entered into a pre-trial intervention agreement, conditioned on 250 hours of community service over a two-year period, which he is currently performing.

PATRICK O'NEILL has served as a Director of the Company since 1999. Mr. O'Neill has been involved in the management of real estate development and construction management for over 20 years, and has served as the President of Fenix Investment and Development, Inc., a real estate company based in Morristown, New Jersey, for the past ten years. Prior to that, Mr. O'Neill served as Vice President of Business Development for AvisAmerica, a Pennsylvania-based home manufacturer. Mr. O'Neill holds a B.S. from the United States Military Academy.

EDWARD C. MILLER, JR. has served as a Director of the Company since 1999. Mr. Miller has served as the Director of Marketing for the law firm of Norris, McLaughlin & Marcus, P.A., located in Somerville, New Jersey, since 1999. From 1991 to 1999, Mr. Miller served as Marketing Coordinator at the Morristown, New Jersey, law firm of Riker, Danzig, Scherer, Hyland & Perretti, LLP. Mr. Miller received a B.S. in Marketing Management from Syracuse University School of Management in 1991.

STEPHEN CHALK became a Director of the Company in February 2005. From 1994 to the present, Mr. Chalk has served as the President of the Pilgrim Corporation, where he has obtained a strong background in financial management, as well as hotel, resort, restaurant, and real estate development experience. He has performed, and continues to perform, certain paid consulting services in the area of real estate development for All American Plazas, Inc., which owns approximately 40% of the Company's outstanding shares. Mr. Chalk served as President of Chalkman Group, Ltd., a company engaged in the business of equipping the kitchens and laundries of hotels, from 1997 to 2001. In 2001, Chalkman Group, Ltd., filed a petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of New York, and was dissolved in 2002. Mr. Chalk is a graduate of Philadelphia University with a BS in Engineering and Design.

ALAN E. RICHARDS became a Director of the Company in February 2005. Mr. Richards has served as the President of Sorrento Enterprises Incorporated, a forensic accounting firm, from its inception in 1979 to the present. Mr. Richards brings a diverse background and 25-plus years of experience in financial services, including work with government agencies such as the United States Internal Revenue Service. Mr. Richards is a graduate of Iona College with a BBA in Finance.

SOLANGE CHARAS became a director of the Company in May 2005. In 2000, Ms. Charas founded Charas Consulting, Inc. which provides human resources consulting services. From 2002 though 2005, Ms. Charas was the Head of Human Resources for Benfield, Inc. In her role, she was responsible for all aspects of HR for this organization. She is currently a retained consultant to Benfield. From 1999 to 2000, Ms. Charas was the Head of Human Resources for EURO RSCG Worldwide, an advertising firm which is the largest division of France-based Havas Advertising. As Head of Human Resources, she was responsible for the creation and management of all HR programs on a worldwide basis for over 200 agencies which made up EURO RSCG. From 1996 to 1999, Ms. Charas was the National Director at Arthur Anderson, where she led all activities promoting a consulting product she was instrumental in creating for the firm. From 1995 to 1996, Ms. Charas was the leader of the International Compensation Team at Towers Perrin and a Senior Consultant with respect to international compensation at the Hay Group. Ms. Charas received an undergraduate degree in International Political Economy from University of California at Berkeley in 1982, and an MBA in Accounting and Finance from Cornell University's Johnson School of Management in 1988.

MARK BARBERA became a director of the Company in October 2005. Since 1993, he has served as CFO and a Director of Trautman Wasserman & Company Inc., a registered securities broker-dealer. Since 2000, he has also served as CFO and a Director of JIA, Inc., and CFO of Connotate, Inc., both of which are software vending companies. Prior to 1993, Mr. Barbera was Founder, President and principal shareholder of Sphere Capital Corp., a registered broker-dealer. In addition to Sphere Capital, he ran Barbera & Associates, a financial and operational consulting firm serving the registered broker-dealer community. Mr. Barbera also worked with M.D. Sass Associates, a Registered Investment Advisor. Mr. Barbera began his career with the public accounting firm of Deloitte & Touche where he was an auditor and received his license to practice as a Certified Public Accountant in the State of New York. Mr. Barbera serves as the Acting Chief Financial Officer for numerous portfolio companies of Trautman Wasserman. Mr. Barbera earned his BA degree from The State University of New York at Buffalo where he graduated Cum Laude.

STEVEN M. VELLA joined the Company in August 2005 as Chief Financial Officer. From 2003 through August 2005, he served as Senior Director of Finance and Controller of QMed Inc., a public company that provides fully configured, technology-integrated and interactive disease management. Previous to his work at QMed, Inc., from 1998 through 2002, Mr. Vella served as Vice President of Finance and Corporate Controller of Medical Resources, Inc., a formerly public company that owns and manages fixed-site outpatient medical diagnostic imaging centers. He joined Medical Resources in November 1998, after 12 years of public accounting experience, last as a Senior Manager at Deloitte & Touche LLP. He is a graduate of Fairleigh Dickinson University with a Bachelor of Science in Accounting. He is a member of both the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

FRANK NOCITO became Vice President Business Development in April 2005. Since 2004, Mr. Nocito has been Vice President of All American Plazas, Inc., which owns and operates nine truck plazas located in Pennsylvania and Virginia. All American Plazas owns approximately 40% of the outstanding common stock of our Company. In 2003, Mr. Nocito, as Vice President of All American Industries Corp., acquired all of the issued and outstanding stock of All American Plazas. In 2004, Mr. Nocito and his wife created, for the benefit of their family members, including seven children, the Chelednik Family Trust, and all the issued and outstanding stock of All American Plazas was transferred to this Trust. In 2002, as a consultant to two start-up corporations, American Truck Stop of Belmont Inc. and American Truck Stop of Carney Inc., Mr. Nocito assisted the new entities in acquiring two truck plazas located in the Northeast. Subsequent to the purchase of these two truck plazas, he became in November 2003, and remains, a vice president of both corporations. In 2001, Mr. Nocito was employed by WDF/Keyspan, Inc., as a supervisor in charge of Multi-Million Dollar conversion projects for the New York City School System, converting school facilities from coal to oil and gas systems. It should be noted that in 1996, under color of a 1994 sealed indictment that had never been acted upon, an indictment was issued against Mr. Nocito for conspiracy to commit money laundering. The charge was the result of his political activities as part of the Republican Party and events arising out of the United States Government's support of the Nicaraguan Government under the Sandinista regime. In late 1998, Mr. Nocito accepted a plea offer that resulted in his serving a 19 month detention plus three years probation, which ended May 2004. Mr. Nocito's educational background includes his attending Syracuse University, Marymount College/Fordham University and Nova University.

JOHN L. VRABEL became Chief Operating Officer of the Company in August 2003. His current employment contract runs through July 1, 2007. From 2000 through the present, he served as Vice President Business Development of the Company's PriceEnergy subsidiary. From 1996 to 2000, Mr. Vrabel was Vice President Business Development of Conectiv Holdings Vital Services, LLC, a subsidiary of the Company in the energy products and services sector. He received a BBA from the University of Houston, and an Executive MBA from Baldwin-Wallace College.

COMPENSATION OF DIRECTORS

In fiscal 2005, for their service on the board of directors from fiscal 2002 through fiscal 2004, the Company paid compensation in the amount of $20,000 in cash and issued 2,000 shares of the Company's common stock to Mr. O'Neill, Mr. Miller, Mr. Westad and Mr. James Purcaro (a former director) and issued 2,000 shares to Mr. Timothy Harrington, the Company's former Chief Executive Officer and Director. Compensation for service on the board of directors during fiscal 2005 will be determined and paid in fiscal 2006.

AUDIT COMMITTEE AND AUDIT COMMITTEE FINANCIAL EXPERT

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the Audit Committee are Mr. Richards (chair), Mr. Miller and Ms. Charas. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the listing standards of the Nasdaq Small Cap Market and Section 10A(m)(3) of the Exchange Act. In addition, the Board of Directors has determined that Mr. Richards is an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act.

CODE OF ETHICS

The Company has adopted its Code of Business Conduct and Ethics for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 2005, all Section 16(a) filing requirements applicable to its officers, Directors and 10% stockholders were met in a timely manner, except in the following instances: (1) Jonathan Austern and Gregory D. Frost as co-trustees under the Chelednik Family Trust failed to file a required Form 3; (2) Gregory D. Frost failed to file a required Form 3 and failed to file a required Form 4 with respect to the grant of 50,000 stock options in April 2005; (3) Christopher P. Westad failed to file a required Form 4 with respect to the grant of 2,000 shares of common stock in January 2005, the exercise of 40,000 stock options in March 2005, and the sale of 40,000 shares of common stock in March 2005; (4) Patrick O'Neill failed to file a required Form 4 with respect to the sale of 2,000 shares of common stock in November 2004, the grant of 2,000 shares of common stock in January 2005, and the sale of 2,000 shares of common stock in April 2005; (5) Edward C. Miller, Jr., failed to file a required Form 4 with respect to the grant of 2,000 shares of common stock in January 2005 and the sale of 2,000 shares of common stock in April 2005; (6) Stephen Chalk filed a late Form 3; (7) Alan E. Richards filed a late Form 3; (8) Solange Charas failed to file a required Form 3; (9) Frank Nocito failed to file a required Form 3 and failed to file a required Form 4 with respect to the grant of 50,000 stock options in April 2005; (10) John L. Vrabel failed to file a required Form 4 with respect to the exercise of 30,000 stock options in March 2005 and the sale of 34,000 shares of common stock in April 2005; and (11) James Purcaro failed to file a Form 4 with respect to the grant of 2,000 shares of common stock in January 2005.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information with respect to the compensation paid to the Company's former Chief Executive Officer, current Acting Chief Executive Officer and Chief Operating Officer for services rendered in all capacities to the Company for the fiscal years ending June 30, 2005, 2004, and 2003. Other than as listed below, the Company had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:

---------------------------------- -------- ------------------------------- ------------ -------------- ---------- ------------
                                                 ANNUAL COMPENSATION
---------------------------------- -------- ------------------------------- ------------ -------------- ---------- ------------
                                                                  OTHER
                                                                  ANNUAL                  SECURITIES
                                                                  COMPEN-    RESTRICTED    UNDERLYING               ALL OTHER
             NAME AND               FISCAL                        SATION       STOCK        OPTIONS/       LTIP      COMPEN-
       PRINCIPAL POSITION            YEAR     SALARY     BONUS      (1)        AWARDS         SARS        PAYOUT    SATION (2)
---------------------------------- -------- --------- --------- ----------- ------------ -------------- ---------- ------------
---------------------------------- -------- --------- --------- ----------- ------------ -------------- ---------- ------------
Christopher P. Westad,               2005    136,479      -         2,585                     -/-                     40,640
   President and Acting              2004    100,000    13,877      5,973                  15,000/0
   Chief Executive Officer (3)       2003    100,000     6,064      5,035                  15,000/0
---------------------------------- -------- --------- --------- ----------- ------------ -------------- ---------- ------------

---------------------------------- -------- --------- --------- ----------- ------------ -------------- ---------- ------------

---------------------------------- -------- --------- --------- ----------- ------------ -------------- ---------- ------------
Timothy Harrington                   2005    193,721      -        14,340                  100,000/0                  20,640
   former Chief Executive            2004    225,000    35,385     12,311                  25,000/0
   Officer (4)                       2003    100,000     6,064      5,035                  25,000/0
---------------------------------- -------- --------- --------- ----------- ------------ -------------- ---------- ------------

---------------------------------- -------- --------- --------- ----------- ------------ -------------- ---------- ------------
John Vrabel,                         2005    138,046                6,000                     -/-
   Chief Operating Officer           2004    120,000                6,000                  10,000/0
                                     2003    120,000                6,000                  10,000/0
---------------------------------- -------- --------- --------- ----------- ------------ -------------- ---------- ------------

        (1) Represents car allowance and travel expense reimbursements pursuant to his employment agreement with the Company.
        (2) Represents amounts paid to Mr. Westad related to board compensation of $20,000 and the market value of 2,000 shares issued to Mr. Westad and Mr. Harrington of the Company's common stock issued on the date of issue.
        (3) Christopher P. Westad became Acting Chief Executive Officer in February 2005.
        (4) Timothy Harrington resigned as Chief Executive Officer in February 2005. The 100,000 options granted to him in 2005 were granted subsequent to his resignation pursuant to a consulting agreement.

OPTION GRANTS

                        OPTION GRANTS DURING FISCAL 2005

The following table sets forth information with respect to option grants to the named executive officers during fiscal 2005:

-------------------------- ------------- ---------------- ------------ --------------- ----------------- -----------------
                                           % OF TOTAL
                            NUMBER OF        OPTIONS        EXERCISE                     HYPOTHETICAL      HYPOTHETICAL
                             OPTIONS        GRANTED TO       PRICE       EXPIRATION     VALUE AT GRANT    VALUE AT GRANT
          NAME               GRANTED        EMPLOYEES      ($/SHARE)        DATE        DATE AT 5% (1)   DATE AT 10% (2)
-------------------------- ------------- ---------------- ------------ --------------- ----------------- -----------------
Christopher P. Westad                 0                -            -               -                 -                 -
-------------------------- ------------- ---------------- ------------ --------------- ----------------- -----------------
Timothy Harrington              100,000              50%        $4.00       2/11/2010                $0                $0
-------------------------- ------------- ---------------- ------------ --------------- ----------------- -----------------
John Vrabel                           0                -            -               -                 -                 -
-------------------------- ------------- ---------------- ------------ --------------- ----------------- -----------------

(1) The hypothetical present value at grant date of options granted during fiscal year 2005 has been calculated using the assumption that the value of the stock will appreciate 5% per year for the option term from the grant price on the date of grant.

(2) The hypothetical present value at grant date of options granted during fiscal year 2005 has been calculated using the assumption that the value of the stock will appreciate 10% per year for the option term from the grant price on the date of grant.

OPTION EXERCISES AND HOLDINGS

The following table sets forth, for each of the named executive officers named in the Summary Compensation Table above, information concerning the number and value of shares subject to both exercisable and unexercisable stock options as of June 30, 2005. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of June 30, 2005.

                                         AGGREGATED OPTION EXERCISES DURING FISCAL 2005
                                                               AND
                                                 OPTION VALUES AT JUNE 30, 2005


                             NUMBER OF
                              SHARES                                 NUMBER OF                      VALUE OF UNEXERCISED
                             ACQUIRED        VALUE                  UNEXERCISED                         IN-THE-MONTH
                               UPON         REALIZED              OPTIONS 6/30/05                   OPTIONS 6/30-/05 (1)
                             EXERCISE         UPON      -----------------------------------  -----------------------------------
NAME                        OF OPTIONS      EXERCISE       EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
------------------------  --------------  ------------  ----------------  -----------------  ----------------  -----------------
Christopher P. Westad            40,000   $   370,990            30,000                  0    $      350,250                  -
Timothy Harrington              110,000   $ 1,230,201           100,000                  0    $    1,053,000                  -
John Vrabel                      30,000   $   288,000                 0                  0                 -                  -

EMPLOYMENT ARRANGEMENTS

Gregory D. Frost, Esq., became the Company's Chief Executive Officer and Chairman of the Board in October 2005. He has a one-year employment agreement, effective through October 12, 2006, which will be automatically extended for additional one-year periods, subject to prior termination according to the terms of the agreement. Mr. Frost's initial base salary under the agreement is $250,000 per annum, and he will be eligible for an annual bonus and stock option grants which will be separately determined by the Compensation Committee of the Board of Directors.

Christopher P. Westad has a three year employment agreement, effective through July 1, 2007, as President of the Company at an annual salary of $141,600. The term of the agreement may be extended by mutual consent of the Company and Mr. Westad, and the annual salary is subject to periodic increases at the discretion of the board of directors. Mr. Westad is entitled to bonuses pursuant to his employment agreements if the Company meets certain financial targets based on sales, profitability and good management goals as predetermined by the Board of Directors or compensation committee and other subjective criteria as determined by the Board of Directors or compensation committee. Such bonuses, plus all other bonuses payable to the executive management of the Company, shall not exceed in the aggregate, a "bonus pool" which shall equal up to 20% of the Company's earnings before taxes of the Company EBT for fiscal years ending in 2005, 2006, and 2007, provided the Company achieves at least $1,000,000 of EBT in each of such years. If the Company meets or exceeds $1,000,000 EBT for the fiscal year ending in 2005 then the Executive shall be entitled to 20% of the Bonus Pool. The employment agreement also provides for reimbursement of reasonable business expenses. In the event the agreement is terminated by Mr. Westad for reason, or by the Company for other than cause, death or disability, Mr. Westad shall receive a lump sum severance payment of one year's salary, and any unvested stock options shall be deemed to have vested at the termination date.

John L. Vrabel has a three year employment agreement, effective through July 1, 2007, as Chief Operating Officer of the Company at an annual salary of $141,600. The term of the agreement may be extended by mutual consent of the Company and Mr. Vrabel, and the annual salary is subject to periodic increases at the discretion of the board of directors. Mr. Vrabel is entitled to bonuses pursuant to his employment agreements if the Company meets certain financial targets based on sales, profitability and good management goals as predetermined by the Board of Directors or compensation committee and other subjective criteria as determined by the Board of Directors or compensation committee. Such bonuses, plus all other bonuses payable to the executive management of the Company, shall not exceed in the aggregate, a "bonus pool" which shall equal up to 20% of the Company's earnings before taxes of the Company EBT for fiscal years ending in 2005, 2006, and 2007, provided the Company achieves at least $1,000,000 of EBT in each of such years. If the Company meets or exceeds $1,000,000 EBT for the fiscal year ending in 2005 then the Executive shall be entitled to 20% of the Bonus Pool. The employment agreement also provides for reimbursement of reasonable business expenses. In the event the agreement is terminated by Mr. Vrabel for reason, or by the Company for other than cause, death or disability, Mr. Vrabel shall receive a lump sum severance payment of one year's salary, and any unvested stock options shall be deemed to have vested at the termination date.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows, as of December 5, 2005, the amount of the Company's common stock beneficially owned (unless otherwise indicated) by (i) each person known by the Company to own 5% or more of the Company's stock, (ii) each Director, (iii) each executive officer named in the Summary Compensation Table in Item 11 above, and (iv) all Directors and executive officers as a group.

-------------------------------------- ---------------------------- -------------- ---------------------
                                           AGGREGATE NUMBER OF
                                           SHARES BENEFICIALLY                        PERCENT OF CLASS
            NAME AND ADDRESS*                   OWNED (1)                             OUTSTANDING (2)
-------------------------------------- ---------------------------- -------------- ---------------------
-------------------------------------- ---------------------------- -------------- ---------------------
Gregory D. Frost                                1,050,000                 (3)              38.7%
-------------------------------------- ---------------------------- -------------- ---------------------
Christopher P. Westad                            35,000                   (4)               1.3%
-------------------------------------- ---------------------------- -------------- ---------------------
Patrick O'Neill                                     0                                        --
-------------------------------------- ---------------------------- -------------- ---------------------
Edward C. Miller, Jr.                               0                                        --
-------------------------------------- ---------------------------- -------------- ---------------------
Steven Chalk                                        0                                        --
-------------------------------------- ---------------------------- -------------- ---------------------
Alan E. Richards                                    0                                        --
-------------------------------------- ---------------------------- -------------- ---------------------
Solange Charas                                      0                                        --
-------------------------------------- ---------------------------- -------------- ---------------------
Mark Barbera                                        0                                        --
-------------------------------------- ---------------------------- -------------- ---------------------
Steven M. Vella                                     0                                        --
-------------------------------------- ---------------------------- -------------- ---------------------
Frank Nocito                                    1,050,000                 (5)              38.7%
-------------------------------------- ---------------------------- -------------- ---------------------
John Vrabel                                       2,300                   (6)                **
-------------------------------------- ---------------------------- -------------- ---------------------
Timothy Harrington                               57,604                   (7)               2.1%
-------------------------------------- ---------------------------- -------------- ---------------------
Officers and Directors as a Group               1,137,300                 (8)              41.4%
(11 persons)
-------------------------------------- ---------------------------- -------------- ---------------------
All American Plazas, Inc.                       1,000,000                 (9)              39.8%
1267 Hilltop Lane
Myerstown, PA  17067
-------------------------------------- ---------------------------- -------------- ---------------------

* Unless otherwise indicated, the address for each stockholder is c/o Able Energy, Inc., 198 Green Pond Road, Rockaway, New Jersey 07866.

**      Represents less than 1% of the outstanding common stock.

(1) The number of shares of common stock beneficially owned by each stockholder is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)     The percentage ownership for each stockholder is calculated by dividing
        (a) the total number of shares beneficially owned by the stockholder on December 5, 2005 by (b) 2,714,924 shares (the number of shares of our common stock outstanding on December 5, 2005), plus any shares that the stockholder has the right to acquire within 60 days after December 5, 2005.

(3) Includes 50,000 shares owned by Mr. Frost. Also includes 1,000,000 shares owned by All American Plazas, Inc., of which Mr. Frost disclaims beneficial ownership. The shares owned by All American Plazas, Inc., are held by the Chelednik Family Trust, of which Mr. Frost is a co-trustee. See Note (9) below.

(4) Includes 5,000 shares and 30,000 shares which may be acquired upon the exercise of outstanding stock options.

(5) Includes 50,000 shares owned by Mr. Nocito. Also includes 1,000,000 shares owned by All American Plazas, Inc., of which Mr. Nocito disclaims beneficial ownership. Mr. Nocito is Vice President of All American Plazas, Inc., and the shares owned by All American Plazas, Inc., are held by the Chelednik Family Trust, a trust established by Mr. Nocito and his wife for the benefit of their family members. See Note (9) below.

(6)     Includes 2,300 shares.

(7) Includes 57,604 shares owned by Able Income Fund LLC, of which Mr. Harrington is an owner.

(8) Includes 107,300 shares owned by the officers and directors and 30,000 shares which may be obtained upon the exercise of outstanding options held by the officers and directors. Also includes 1,000,000 shares owned by All American Plazas, Inc., of which Messrs. Frost and Nocito disclaim beneficial ownership. See Note (9) below.

(9) Includes 1,000,000 shares owned by All American Plazas, Inc. The shares owned by All American Plazas, Inc., are held by the Chelednik Family Trust, a trust established by Mr. Nocito and his wife for the benefit of their family members, of which Mr. Frost is a co-trustee.


                               SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

------------------------------------ ------------------------------ ----------------------------- ----------------------------
                                       NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE EXERCISE       NUMBER OF SECURITIES
                                        ISSUED UPON EXERCISE OF         PRICE OF OUTSTANDING        REMAINING AVAILABLE FOR
                                          OUTSTANDING OPTIONS,          OPTIONS, WARRANTS AND        FUTURE ISSUANCE UNDER
                                          WARRANTS AND RIGHTS                  RIGHTS              EQUITY COMPENSATION PLANS
                                                                                                     (EXCLUDING SECURITIES
                                                                                                    REFLECTED IN COLUMN (A))
------------------------------------ ------------------------------ ----------------------------- ----------------------------
------------------------------------ ------------------------------ ----------------------------- ----------------------------
Plan Category
------------------------------------ ------------------------------ ----------------------------- ----------------------------
                                                  (a)                            (b)                          (c)
------------------------------------ ------------------------------ ----------------------------- ----------------------------

------------------------------------ ------------------------------ ----------------------------- ----------------------------
Equity compensation plans approved               38,000                         $2.73                      1,350,000
by security holders
------------------------------------ ------------------------------ ----------------------------- ----------------------------

------------------------------------ ------------------------------ ----------------------------- ----------------------------
Equity compensation plans not
approved by security holders
------------------------------------ ------------------------------ ----------------------------- ----------------------------
         Total                                   38,000                         $2.73                      1,350,000
------------------------------------ ------------------------------ ----------------------------- ----------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF ALL AMERICAN PLAZAS, INC.

All American Plazas, Inc., currently owns approximately 38% of our outstanding shares. Our CEO, Chairman and General Counsel, Gregory D. Frost, formerly served as a director and the General Counsel of All American Plazas until his resignation on March 31, 2005, and Frank Nocito, our Vice President Business Development is Vice President of All American Plazas. In addition, one of our directors, Stephen Chalk, performs certain paid consulting services in the area of real estate development for All American Plazas. The shares of the Company owned by All American Plazas are held by the Chelednik Family Trust, a trust established by Mr. Nocito and his wife for the benefit of their family members, of which Mr. Frost is a co-trustee.

In June 2005, we entered into a Stock Purchase Agreement on that date ("Purchase Agreement") with all of the shareholders (the "Sellers") of All American Plazas, Inc. ("All American") in connection with our acquisition of All American. Subsequently, the Purchase Agreement was amended and restated into an Asset purchase Agreement by us of a significant portion of the assets (but not substantially all) of All American. Following such amendment and restatement of the Purchase Agreement, All American will retain rights to two significant properties and has plans to develop and/or commercialize such properties. The transaction is expected to be consummated in early 2006, upon receipt of the required approval by our stockholders, as discussed herein.

All American, which is headquartered in Myerstown, Pennsylvania, is in the business of owning, operating and developing truck stops. Its operations include, but are not limited to, the ancillary merchandising of rights, products, and other goods and services. All American operates 11 multi-service truck stops in the United States that sell diesel fuel and related services to approximately 5,000 trucking accounts and other independent consumers. Its operations are located at primary interchanges servicing major truck routes in the northeast region of the United States, and its facilities, known as "All American Plazas," offer a broad range of products, services, and amenities, including diesel fuel, gasoline, home-style restaurants, truck preventive maintenance centers, and retail merchandise stores that market primarily to professional truck drivers and other highway motorists.

A complete description of All American's business and full financial statements will be included in the proxy statement for the contemplated stockholders' meeting with respect to the acquisition.

At the closing, we will deliver to the Sellers 11,666,667 shares of our restricted common stock, par value $.001 per share, at $3.00 per share for an aggregate purchase price of $35,000,000.

In addition, at the closing, we will deliver to certain of the Sellers a number of shares expect to deliver, upon instruction by All American, to All American's shareholders 1,000,000 shares of our restricted common stock, which reflects the current number of shares held by All American in us. Following the closing and assuming no further changes to our capitalization as of the date hereof, the number of shares held (or beneficially held by All American) in us will be approximately 85% of our currently issued an outstanding shares of common stock.

The Sellers have caused All American to enter into a term sheet dated June 6, 2005 with a third party institutional lender to refinance All American's debt and provide All American with certain working capital. The term sheet provides that the loan will be in the amount of approximately $35,000,000, at an interest rate of 30-day LIBOR plus spread (adjustable rate), which is equivalent to the Prime Rate + 1.75%, with a 25-year term and a 25-year amortization schedule. All American will secure the loan with a first mortgage on all of its properties, including improvements thereto. The financing is subject to customary closing conditions and is expected to be consummated before year-end. In the event that All American completes such financing on or before December 31, 2005, we have agreed to pay an additional $10,000,000 to the Sellers, payable in shares of our restricted common stock at $3.00 per share.

RECENT ALL AMERICAN FINANCING

All American recently consummated a financing that, if the acquisition of All American is consummated, will impact us. The recently completed refinancing by All American allowed All American to pay off approximately $3,000,000 in existing debt and provided All American with approximately $2,000,000 in working capital.

Pursuant to the terms of the Securities Purchase Agreement dated June 1, 2005 (the "Agreement") among All American and certain purchasers identified therein (collectively, the "Purchasers"), the Purchasers loaned All American an aggregate of $5,000,000, evidenced by Secured Debentures also dated June 1, 2005 (the "Debentures"). The Debentures shall be repaid within two years from the date of issuance, subject to the occurrence of an event of default, with interest payable at the rate per annum equal to LIBOR for the applicable interest period, plus 4% payable on a quarterly basis on April 1st, July 1st, October 1st and January 1st, beginning on the first such date after the date of issuance of the Debentures. The loan is secured by real estate property owned by All American in Pennsylvania and New Hampshire. In addition, in the event that we do not complete the acquisition of All American prior to the expiration of the 12-month anniversary of the Agreement, All American shall be considered in default of the loan. Pursuant to the Additional Investment Right (the "AIR Agreement") among All American and the Purchasers, the Purchasers may loan All American up to an additional $5,000,000 on the same terms and conditions as the initial $5,000,000 loan, except for the conversion price of the debentures.

If we consummate the acquisition of All American, upon such consummation, we will assume the obligations of All American under the Agreement, the Debentures and the AIR Agreement through the execution of a Securities Assumption, Amendment and Issuance Agreement, Registration Rights Agreement, Common Stock Purchase Warrant Agreement and Variable Rate Secured Convertible Debenture Agreement, each between the Purchasers and us (the "Able Energy Transaction Documents"). Such documents provide that All American shall cause the real estate collateral to continue to secure the loan, until the earlier of full repayment of the loan upon expiration of the Debentures or conversion by the Purchasers of the Debentures into shares of our common stock at a conversion rate of the lesser of (i) the purchase price paid by us for each share of All American common stock in the acquisition, or (ii) $3.00, (the "Conversion Price"), subject to further adjustment as set forth in the Able Energy Transaction Documents. However, the Conversion Price with respect to the AIR Agreement shall be $4.00. In addition, the Purchasers shall have the right to receive five-year warrants to purchase 2,500,000 of our common stock at an exercise price of $3.75 per share. Pursuant to the Able Energy Transaction Documents, we shall also have an optional redemption right (which right shall be mandatory upon the occurrence of an event of default) to repurchase all of the Debentures for 125% of the face amount of the Debentures plus all accrued and outstanding interest and expenses, as well as a right to repurchase all of the Debentures in the event of the consummation of a new financing in which we sell securities at a purchase price that is below the Conversion Price. It is currently contemplated that if the Able/All American transaction is consummated, the stockholders of All American will escrow a sufficient number of shares to satisfy the conversion of the $5,000,000 in outstanding Debentures in full.

Pursuant to the Registration Rights Agreement among the parties, if we consummate the acquisition of All American, the Purchasers shall have demand registration rights with respect to all shares of our common stock obtained by them through the conversion of the Debentures. The Purchasers shall also have an additional investment right, for a period of nine months after the initial registration statement filed by us with the Securities and Exchange Commission (the "SEC") is first declared effective by the SEC, to purchase units consisting of convertible debentures in the aggregate amount of up to $14,000,000 (the "Additional Debentures") and common stock purchase warrants equal to 50% of the face amount of such Additional Debentures (the "Additional Warrants"). The conversion price of the Additional Debentures shall be $6.50 per share of common stock with respect to the first $7,000,000 of Additional Debentures purchased, and 80% of the average weighted price of our common stock during the 20 trading days immediately prior to the Purchasers' election to purchase the Additional Debentures, with respect to the remaining $7,000,000. The Additional Warrants shall have a five- year term and an exercise price of 110% of the conversion price. In the event of the occurrence of a default with respect to the Additional Debentures, we shall have identical redemption rights to those described in the immediately preceding paragraph.

On July 27, 2005, we made a loan in the amount of $1,730,000 to All American, and All American executed and delivered a Promissory Note for the full amount of the loan in favor of our company. Under the terms of the Promissory Note, the outstanding principal of the loan bears interest at the rate of 3.5% per annum. All payments of principal and accrued interest were payable ninety days after the date of the Promissory Note. The Promissory Note is secured by a lien on 1,000,000 shares of our common stock owned by All American, on which 1,000,000 shares there exists a prior lien held by Timothy Harrington, our former Chief Executive Officer. As of the date of this prospectus, the loan has not been repaid.

All American currently owns approximately 40% of our outstanding shares. Our CEO, Chairman and General Counsel, Gregory D. Frost, formerly served as a director and the General Counsel of All American until his resignation on March 31, 2005, and our Vice President Business Development, Frank Nocito, is Vice President of All American. In addition, one of our directors, Stephen Chalk, performs certain paid consulting services in the area of real estate development for All American.

OTHER TRANSACTIONS

The Company has entered into a consulting agreement with Timothy Harrington, its former Chief Executive Officer ("CEO") on February 16, 2005 (see note 20 to the consolidated financial statements contained herein). The agreement is for two years and provides for annual fees of $60,000 to be paid in monthly installments. In addition the former CEO received options to purchase 100,000 shares of the Company's common stock at $4.00 per share, the market value of a share of our common stock at the time of the grant. The options were exercised on July 7, 2005, at which time the closing price was $16.89, and Mr. Harrington subsequently sold the shares he received upon exercise. The former CEO was paid $20,769 related to this agreement during the fiscal year ended June 30, 2005.

During the fiscal year ended June 30, 2005 the Company paid $20,000 in legal fees to a firm in which Gregory D. Frost, the Company's CEO, Chairman and General Counsel, is a partner.

In connection with two loans entered into by the Company in May 2005 (see note 4 to the consolidated financial statements contained herein), fees in the amount of $167,500 were paid to Unison Capital Corporation, a company owned by Frank Nocito, the Company's Vice President Business Development. Mr. Nocito is also Vice President of All American Plazas, Inc., the Company's largest shareholder.

Subsequent to the payments being made and based on discussions with Unison Capital Corporation it was determined the $167,500 was an inappropriate payment to a related party and Unison Capital Corporation has agreed to reimburse this amount to the Company, with interest at a rate of 6.5% per annum, over a twelve-month period beginning in October 2005. As of the date of this prospectus, no payments have been received. The charge had been appropriately classified as deferred finance charges in the balance sheet and therefore will have no effect on the Company's statement of operations.

From time to time, our majority-owned subsidiary PriceEnergy has borrowed money from us. As of June 30, 2005, the subsidiary had an indebtedness to us in the form of two promissory notes. One made on November 1, 2000 for $1,350,000 bearing interest at a rate of 8% per annum payable quarterly with principal payments that were to begin on November 1, 2002. There is a second promissory note dated December 31, 2004 in the amount of $3,544,389, which bears no interest. To date, PriceEnergy has made no payments on either promissory note. Able Energy, Inc. owns approximately 70.6% of Price Energy, Timothy Harrington, our former Chief Executive Officer, owns 23 1/2%, Christopher Westad, our President, owns 3.6% and John L. Vrabel, our Chief Operating Officer, owns 2.3%.

On February 22, 2005, the Company borrowed the sum of $500,000 from Able Income Fund, LLC ("Able Income"). The loan was evidenced by a promissory note (the "Note") issued by the Company to the order of Able Income in the principal amount of $500,000 bearing interest at the rate of 14% per annum payable interest only in the amount of $5,833.33 per month with the principal balance and any accrued unpaid interest due and payable on May 22, 2005. The Note was secured by a mortgage on property located in Warrensburg Industrial Park, Warrensburg, New York, owned by Able Energy New York, Inc., a wholly owned subsidiary of the Company. One of the owners of Able Income is Timothy Harrington, the former Chief Executive Officer of the Company. The maturity date of the Note was extended to August 22, 2005.

Able Income subsequently agreed to surrender the Note as of September 30, 2005, in exchange for 57,604 shares of the Company's common stock, $.001 par value. The number of shares exchanged was determined by dividing the principal balance of the Note, together with all accrued and unpaid interest thereon as of September 30, 2005, by $8.68, representing a 20% discount off the average closing price of the Company's stock as listed on the Nasdaq SmallCap Market for the period from October 3, 2005 through October 14, 2005. The shares were offered only to Able Income in connection with the surrender of the Note and, thus, were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as not being a part of any public offering.

                            SELLING SECURITY HOLDERS

        The selling security holders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus. In addition to the selling security holders identified in the table below, any of their proper transferees, donees, pledgees or other successors or any persons who acquire any of the offered shares in a transaction exempt from the registration requirements of the Securities Act of 1933 and who are identified in a supplement to this prospectus may also sell shares under this prospectus. The numbers of shares listed below as being offered prior to adjustments include shares of common stock issuable upon the conversion of the principal amount of debentures and in lieu of interest payments and shares issuable upon exercise of warrants, all of which were acquired by the selling security holders listed in the table below pursuant to a purchase agreement executed in connection with a private placement transaction on July 12, 2005 and an amendment to the purchase agreement executed on November 16, 2005.

        Because the terms of the debentures and warrants issued in the private placement transaction allow for adjustments in the numbers of shares issuable upon their conversion or exercise, we do not know the actual number of shares that will be acquired and offered by the selling security holders. The number of shares covered by this prospectus includes a good faith estimate of the number of shares that will be acquired by the selling security holders upon conversion of the debentures and exercise of the warrants, assuming all adjustments. This estimate is based on the requirement in the transaction documents from the private placement that this prospectus initially cover 130% of the number of shares currently issuable upon conversion of the debentures and exercise of the warrants. The number of shares covered by this prospectus may, however, differ from the actual number of shares ultimately acquired and offered by the selling security holders, in which case we may file an amendment or supplement to this prospectus. Under the terms of the private placement transaction documents, the selling security holders are prohibited from acquiring shares upon conversion of debentures that would cause them to beneficially own more then 4.99% of our outstanding shares of common stock.

-------------------------------------- ------------------- ------------------- -------------------- --------------------
        SELLING SECURITY HOLDER              SHARES          SHARES OFFERED      SHARES OFFERED           SHARES
                                          BENEFICIALLY          PRIOR TO              AFTER                HELD
                                           HELD BEFORE        ADJUSTMENTS          ADJUSTMENTS        AFTER OFFERING
                                            OFFERING
-------------------------------------- ------------------- ------------------- -------------------- --------------------
Cranshire Capital, L.P.                         0               181,150(1)            235,496(1)             0
-------------------------------------- ------------------- ------------------- -------------------- --------------------
Crestview Capital Master, LLC                   0               241,534(2)            313,994(2)             0
-------------------------------------- ------------------- ------------------- -------------------- --------------------
Iroquois Master Fund Ltd.                       0               362,300(3)            470,990(3)             0
-------------------------------------- ------------------- ------------------- -------------------- --------------------
Lilac Ventures Master Fund                      0               301,917(4)            392,493(4)             0
-------------------------------------- ------------------- ------------------- -------------------- --------------------
Smithfield Fiduciary LLC                        0               120,767(5)            156,998(5)             0
-------------------------------------- ------------------- ------------------- -------------------- --------------------

(1) Cranshire Capital, L.P. currently holds a debenture of $375,000 principal amount. Includes 57,693 shares issuable upon the conversion of debentures, 4,611 shares issuable in lieu of cash payments of interest on the debentures and 118,846 shares issuable upon the exercise of warrants. Based on our contractual obligation initially to register 130% of such securities, the selling security holder is deemed to be offering 75,001 shares issuable upon the conversion of debentures, 5,995 shares issuable in lieu of cash payments of interest on the debentures and 154,500 shares issuable upon the exercise of warrants. Mitchell P. Kopin, President of Downsview Capital, the General Partner of Cranshire Capital, L.P., has sole voting and investment control over the securities held by Cranshire Capital, L.P.

(2) Crestview Capital Master, LLC currently holds a debenture of $500,000 principal amount. Includes 76,924 shares issuable upon the conversion of debentures, 6,148 shares issuable in lieu of cash payments of interest on the debentures and 158,462 shares issuable upon the exercise of warrants. Based on our contractual obligation initially to register 130% of such securities, the selling security holder is deemed to be offering 100,001 shares issuable upon the conversion of debentures, 7,993 shares issuable in lieu of cash payments of interest on the debentures and 206,000 shares issuable upon the exercise of warrants. Stewart R. Flink, Managing Member of Crestview Capital Master, LLC, has sole voting and investment control over the securities held by Crestview Capital Master, LLC. Crestview Capital Master, LLC, is an affiliate of a broker-dealer and bought the securities to be resold hereunder in the ordinary course of business and, at the time of purchase of the securities to be resold hereunder, had no agreements or understandings, directly or indirectly, with any person to distribute them.

(3) Iroquois Master Fund Ltd. currently holds a debenture of $750,000 principal amount. Includes 115,385 shares issuable upon the conversion of debentures, 9,223 shares issuable in lieu of cash payments of interest on the debentures and 237,692 shares issuable upon the exercise of warrants. Based on our contractual obligation initially to register 130% of such securities, the selling security holder is deemed to be offering 150,001 shares issuable upon the conversion of debentures, 11,989 shares issuable in lieu of cash payments of interest on the debentures and 309,000 shares issuable upon the exercise of warrants. Joshua Silverman has sole voting and investment control over the securities held by Iroquois Master Fund Ltd.

(4) Lilac Ventures Master Fund currently holds a debenture of $625,000 principal amount. Includes 96,154 shares issuable upon the conversion of debentures, 7,686 shares issuable in lieu of cash payments of interest on the debentures and 198,077 shares issuable upon the exercise of warrants. Based on our contractual obligation initially to register 130% of such securities, the selling security holder is deemed to be offering 125,001 shares issuable upon the conversion of debentures, 9,991 shares issuable in lieu of cash payments of interest on the debentures and 257,501 shares issuable upon the exercise of warrants. Bruce Bernstein has sole voting and investment control over the securities held by Lilac Ventures Master Fund.

(5) Smithfield Fiduciary LLC currently holds a debenture of $250,000 principal amount. Includes 38,462 shares issuable upon the conversion of debentures, 3,074 shares issuable in lieu of cash payments of interest on the debentures and 79,231 shares issuable upon the exercise of warrants. Based on our contractual obligation initially to register 130% of such securities, the selling security holder is deemed to be offering 50,000 shares issuable upon the conversion of debentures, 3,997 shares issuable in lieu of cash payments of interest on the debentures and 103,001 shares issuable upon the exercise of warrants. Glenn Dubin and Henry Swieca, through Highbridge Capital Management LLC, the trading manager of Smithfield Fiduciary LLC, have voting and investment control over the securities held by Smithfield Fiduciary LLC.

                              PLAN OF DISTRIBUTION

        Each selling stockholder of the common stock of Able Energy and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq SmallCap Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

        o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the
        o       block as principal to facilitate the transaction;

        o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

        o an exchange distribution in accordance with the rules of the applicable exchange;

        o       privately negotiated transactions;

        o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

        o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

        o       a combination of any such methods of sale;

        o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

        o       any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

        In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

        The company is required to pay certain fees and expenses incurred by the company incident to the registration of the shares. The company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

        We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                     COMMISSION'S POLICY ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

        Legal matters in connection with the securities being offered hereby will be passed upon for us by Ferber Frost Chan & Essner, LLP, 530 Fifth Avenue, New York, NY 10036.

                                     EXPERTS

        The financial statements included in this prospectus have been so included in reliance on the report of Simontacchi & Company LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement (all of which will be borne by Able Energy).

           Securities and Exchange Commission Fee            $     1,314
           Accountants' Fees and Expenses*                         7,500
           Legal Fees and Expenses*                               30,000
           Miscellaneous*                                         25,000
                                                             -----------
           TOTAL*                                            $    63,814
                                                             ===========

*estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The registrant's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the registrant and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the registrant's directors the benefit of the Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

        The By-laws of the registrant provide that the registrant shall indemnify to the fullest extent permitted by Delaware law directors and officers (and former officers and directors) of the registrant. Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been an officer or director of the registrant if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the best interests of the registrant, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

        On March 1, 2005, the Company entered into an amendment (the "Agreement") to an existing consultant agreement with Summitt Ventures, Inc. ("Summitt"). The value of the consideration contemplated to be rendered by Summitt to the Company under the Agreement was $71,428.50, and the Company issued 142,857 shares of the Company's common stock (the "Shares"), valued at $0.50 per share, as payment. The Shares at the time of issue were unregistered, restricted shares of the Company and not subject to any registration requirement. The shares were offered only to Summitt in connection with the Agreement and, thus, were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as not being a part of any public offering. The Shares are not convertible into any other class or series of equity of the Company. No proceeds were received by the Company at the time of issuance of the Shares and no proceeds have been received by the Company on account of the Agreement. On September 22, 2005, the Company terminated the Agreement with Summitt, with cause, and on October 13, 2005, the Company notified Summitt that it was canceling the certificate evidencing the Shares on the grounds that, among other things, Summitt induced the Company to enter into the Agreement through misrepresentation.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)       Exhibits.

3.1 Articles of Incorporation of Registrant (incorporated by reference to exhibit 3.1 to the Company's Registration Statement on Form SB-2, filed on July 15, 1998)

3.2 By-Laws of Registrant (incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form SB-2, filed on July 15, 1998)

5.1       Opinion re: legality.

10.1      Form of Consulting Agreement with the Walsh Manning Securities, LLC***

10.2      Lease of Company's Facility at 344 Route 46, Rockaway, New Jersey*

10.3 Form of employment agreement between the Company and Timothy Harrington, to be executed on or before the Effective Date***

10.4 Form of employment agreement between the Company and Christopher P. Westad, to be executed on or before the Effective Date***

10.5 $600,000 Revolving Credit Facility and $350,000 Line of Credit with PNC Bank, National Association dated October 23, 1996, and amendment thereto, dated June 12, 1998, extending the Line of Credit to $500,000*

10.6 $675,000 Term Loan Agreement dated June 11, 1998 by and between the Company and PNC Bank, National Association and exhibits thereto, including Pledge Agreement by and between Timothy Harrington and PNC Bank, Guaranty and Suretyship Agreement by and between the Company and PNC Bank, and Pledge Agreement by and between the Company and PNC Bank*

10.7 Marketing Alliance Agreement, dated March 1, 1998, between the Company and AllEnergy Marketing Company, L.L.C., whereby the Company obtained the exclusive right to market natural gas supplied by AllEnergy in specified areas**

10.8 In tank agreement between the Company and Mieco, Inc., dated May 11, 1998, for the storage of the Mieco's petroleum products in the Company's tank facilities**

10.9      Form of Company's Pre-Purchase Enrollment Form*

10.10 Oil Supply Agreement between the Company and Mieco, Inc., dated May 19, 1998**

10.11 Letter agreement, dated July 3, 1998, between the Company and Mieco, Inc. modifying the Oil Supply Agreement, dated May 19, 1998, whereby the Company agreed to increase the amount of oil purchased from Mieco**

10.12 Oil Supply Agreement between the Company and Amerada Hess Corporation, dated July 30, 1998**

10.13 Oil Supply Agreement between the Company and Bayway (TOSCO) Refining Company, dated March 27, 1998**

10.14 Oil Supply Agreement between the Company and Koch Refining Company, L.P., dated March 17, 1998**

10.15 Fuel Purchase Agreement (Natural Gas) between the Company and Ferrellgas, dated September 3, 1996**

10.16 Fuel Purchase Agreement (Propane) between the Company and Keystone Propane Service, Inc., dated July 28, 1998**

10.17 Lease between the Company and Summit Leasing Corporation ("Summit"), dated December 3, 1997**

10.18 Franchise Agreement, dated December 31, 1998, between the Company and Andrew Schmidt regarding sale of Able Oil Company Montgomery, Inc. as a franchise***

10.19 Stock Purchase Agreement, dated December 31, 1998, between the Company and Andrew Schmidt regarding the sale of stock of Able Oil Company Montgomery, Inc. by the Company to Mr. Schmidt***

10.20 Pledge and Security Agreement, dated December 31, 1998, between the Company and Andrew Schmidt regarding the pledge of stock of Able Oil Company Montgomery, Inc.***

10.21 $140,000 principal amount, 9.5% Promissory Note, dated December 31, 1998, between the Company and Andrew Schmidt regarding the sale of stock of Able Oil Company Montgomery, Inc. by the Company to Mr. Schmidt.

10.22 Stock Sale Agreement, dated December 31, 1998, between the Company and Owl Environmental, Inc. regarding the sale of stock of A&O Environmental Services, Inc. by the Company to Owl Environmental, Inc.*

10.23 Employment Agreement with Christopher P. Westad, dated July 1, 2004 (incorporated by reference to exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended June 30, 2004)

10.24 Employment Agreement with John Vrabel, dated July 1, 2004 (incorporated by reference to exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended June 30, 2004)

10.25 Consulting Agreement, dated February 16, 2005, by and among the Company and Timothy Harrington (incorporated by reference to exhibit
          4.1 to the Company's Current Report on Form 8-K filed February 23,
          2005)

10.26 Loan Agreement between the Company and Entrepreneur Growth Capital LLC, dated May 13, 2005 (incorporated by reference to exhibit 10.26 to the Company's Annual Report on Form 10-K for the year ended June 30,
          2005)

10.27 Loan Agreement between the Company and Northfield Savings Bank, dated May 13, 2005 (incorporated by reference to exhibit 10.27 to the Company's Annual Report on Form 10-K for the year ended June 30, 2005)

10.28 Securities Purchase Agreement, by and among All American Plazas, Inc., dated as of June 1, 2005 (incorporated by reference to exhibit 99.1 to the Company's Current Report on Form 8-K filed June 10, 2005)

10.29 Form of Securities Assumption, Amendment and Issuance Agreement by and among the Purchasers named therein and the Company (incorporated by reference to exhibit 99.4 to the Company's Current Report on Form 8-K filed June 10, 2005)

10.30 Stock Purchase Agreement, by and between the Sellers named therein and the Company, dated as of June 16, 2005 (incorporated by reference to exhibit 10.1 to the Company's Current Report on Form 8-K filed June 16, 2005)

10.31 Securities Purchase Agreement dated as of July 12, 2005, between Able Energy, Inc., and the purchasers identified on the signature pages thereto (incorporated by reference to exhibit 99.1 to the Able Energy, Inc., Current Report on Form 8-K filed July 15, 2005).

10.32 Registration Rights Agreement dated as of July 12, 2005, between Able Energy, Inc., and the purchasers signatory thereto (incorporated by reference to exhibit 99.3 to the Able Energy, Inc., Current Report on Form 8-K filed July 15, 2005).

10.33 Form of Variable Rate Convertible Debenture dated July 12, 2005 (incorporated by reference to exhibit 99.2 to the Able Energy, Inc., Current Report on Form 8-K filed July 15, 2005).

10.34 Form of Common Stock Purchase Warrant (incorporated by reference to exhibit 99.4 to the Able Energy, Inc., Current Report on Form 8-K filed July 15, 2005).

10.35 Amendment Agreement between Able Energy, Inc. and the Holders signatory thereto, dated as of November 16, 2005 (incorporated by reference to exhibit 99.1 to the Able Energy, Inc., Current Report on Form 8-K filed November 18, 2005).

21.1 List of Subsidiaries of Registrant (incorporated by reference to exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended June 30, 2005)

23(a) Consent of Ferber Frost Chan & Essner, LLP (included in the Opinion filed as Exhibit 5.1).

23(b)     Consent of Simontacchi & Company LLP.


(*) Reference is made to the Company's Registration Statement, filing Number 333-51909, filed with the SEC on July 15, 1998.
(**) Reference is made to the Company's Registration Statement, filing Number 333-51909, filed with the SEC on November 6, 1998.
(***) Reference is made to the Company's Registration Statement, filing Number 333-51909, filed with the SEC on April 15, 1999.
(****) Reference is made to the Company's Registration Statement, filing Number 333-51909, filed with the SEC on May 17, 1999.

(b) FINANCIAL STATEMENT SCHEDULES

          Schedule II-- Valuation and Qualifying Accounts

    All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
PROVIDED, HOWEVER,
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(C) PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockaway and State of New Jersey on the 20th day of December, 2005.


                                      ABLE ENERGY, INC.

                                      By: /s/ Gregory D. Frost
                                         ---------------------------------------
                                      Name:   Gregory D. Frost, Esq.
                                      Title:  Chief Executive Officer, Chairman,
                                              General Counsel and Director
                                              (principal executive officer)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                         TITLE                               DATE

/s/ Christopher P. Westad                        Director                       December 20, 2005
---------------------------
Christopher P. Westad

     *                                           Director                       December 20, 2005
---------------------------
Stephen Chalk

     *                                           Director                       December 20, 2005
---------------------------
Patrick O'Neill

     *                                           Director                       December 20, 2005
---------------------------
Edward C. Miller, Jr.

     *                                           Director                       December 20, 2005
---------------------------
Alan E. Richards

/s/ Gregory D. Frost                             Director                       December 20, 2005
---------------------------
Gregory D. Frost

     *                                           Director                       December 20, 2005
---------------------------
Solange Charas

     *                                           Director                       December 20, 2005
---------------------------
Mark Barbera

/s/ Steven M. Vella                       Chief Financial Officer               December 20, 2005
---------------------------            (principal financial officer)
Steven M. Vella

/s/ Jeff Feld                                   Controller                      December 20, 2005
---------------------------           (principal accounting officer)
Jeff Feld


* By: /s/ Gregory D. Frost                                                      December 20, 2005
      ---------------------
      Gregory D. Frost
      Attorney-in-fact

                                               Schedule II

                                            Able Energy, Inc.
                                    Valuation and Qualifying Accounts


                                                  Balance at                                  Balance at
                                                 Beginning of                                    End of
                                                    Year         Additions      Write-offs       Year
                                                    ----         ---------      ----------       ----
Allowance for doubtful accounts

                                    2003          242,358         164,752        127,207        279,913
                                    2004          279,913         109,372        197,063        192,222
                                    2005          192,222         180,494        134,667        238,049